Exhibit 10.2

TRUST INDENTURE

Dated as of September 1, 2005

Between

BERNALILLO COUNTY, NEW MEXICO

and

THE BANK OF NEW YORK TRUST COMPANY, N.A.

as Trustee

Pertaining to the Issuance of and Securing

BERNALILLO COUNTY, NEW MEXICO

TAXABLE INDUSTRIAL REVENUE BONDS

(TEMPUR PRODUCTION USA, INC. PROJECT)

TAXABLE VARIABLE RATE

SERIES 2005A

and Further Pertaining to the Issuance of:

TAXABLE FIXED RATE UNSECURED

SERIES 2005B

i

ii

EXHIBIT A-1	FORM OF SERIES 2005A BOND
EXHIBIT A-2	FORM OF SERIES 2005B BOND
EXHIBIT B	NOTICE OF MANDATORY REPURCHASE
EXHIBIT C	FORM OF DESIGNATION OF BOND

iii

TRUST INDENTURE

This TRUST INDENTURE, dated as of September 1, 2005, between BERNALILLO COUNTY, NEW MEXICO, a political subdivision of the State of New Mexico (the “Issuer”), and THE BANK OF NEW YORK TRUST COMPANY, N.A., a national banking association organized and existing under the laws of the United States, having power and authority to accept and execute trusts, and having a corporate trust office in Jacksonville, Florida, as trustee (the “Trustee”).

W I T N E S S E T H :

WHEREAS, the Issuer is a political subdivision of the State of New Mexico (the “State”). Pursuant to Sections 4-59-1 through 4-59-16, New Mexico Statutes Annotated, 1978 Compilation, as amended (the “Industrial Revenue Bond Act”), the County Commission (the “Commission”) of the Issuer is authorized to acquire, construct and equip certain industrial or commercial projects and to issue its industrial revenue bonds to finance such projects and certain related costs for the purpose of promoting industry and trade by inducing manufacturing, industrial and commercial enterprises to locate or expand in the State and promoting a sound and proper balance in the State between agriculture, commerce and industry. Such bonds are payable solely out of revenue derived from the acquisition, ownership, leasing or sale of such projects. Such bonds may be further secured by an assignment of the Issuer’s interest in the lease agreements respecting the project to be acquired, constructed and equipped. Under the Industrial Revenue Bond Act, a project may include land, buildings, machinery, equipment and other property deemed necessary in connection with such project; and

WHEREAS, Tempur Production USA, Inc., (together with its successors and assigns, the “Company”), presented to the Issuer a proposal relating to the issuance of industrial revenue bonds and the development of a facility for the Company’s mattress and pillow manufacture operations. The County Commission of the Issuer, by Ordinance adopted on August 23, 2005 (the “Ordinance”), authorized, among other matters, (i) the issuance of its Bernalillo County, New Mexico Taxable Industrial Revenue Bonds (Tempur Production USA, Inc. Project) Taxable Variable Rate Series 2005A substantially in the form of Exhibit A-1 and Taxable Fixed Rate Unsecured Series 2005B substantially in the form of Exhibit A-2 in the maximum principal collective amount not to exceed $100,000,000 (the “Bonds”) and (ii) the execution and delivery of this Indenture; and

WHEREAS, the Issuer has entered into a Lease Agreement dated as of the date of this Indenture (together with any and all amendments and supplements, the “Lease Agreement”) with the Company, under which the Issuer has leased the Project Property (as defined in the Agreement) to the Company and the Company has agreed to make rental payments in amounts sufficient to pay the principal of, interest on and redemption and purchase price of the Bonds when due; and

WHEREAS, to secure the payment of the principal thereof and interest thereon, the Issuer has, contemporaneously with the delivery of the Bonds, assigned its rights, title and interests in the Lease Agreement, without recourse, to the Trustee and has authorized the execution and delivery of this Indenture; and

WHEREAS, as further security for the Series 2005A Bonds, the Company will cause Bank of America, N.A. (the “Bank”) to issue its irrevocable direct pay letter of credit (as amended to increase the stated amount thereof in connection with the issuance of Additional Series 2005A Bonds (as defined herein) subsequent to the Initial Series 2005A Bonds (as defined herein) (the “Letter of Credit”) in favor of the Trustee for the benefit of the holders of the Series 2005A Bonds; and

WHEREAS, the Trustee has agreed to accept the duties and responsibilities of the Trustee hereunder according to the terms hereof; and

WHEREAS, all acts and proceedings required by law necessary to make the Bonds, when executed by the Issuer, authenticated and delivered by the Fiscal Agent (as hereinafter defined), and duly issued, the valid, binding and legal obligations of the Issuer , and to constitute this Indenture a valid and binding agreement for the uses and purposes set forth herein in accordance with its terms, have been done and taken, and the execution and delivery of this Indenture have been in all respects duly authorized;

NOW, THEREFORE, in consideration of the premises and of the covenants and undertakings herein expressed, the parties hereto agree as follows:

GRANTING CLAUSES

The Issuer, in consideration of the premises and the acceptance by the Trustee of the trusts hereby created and of the purchase and acceptance of the Bonds by the Owners (as hereinafter defined) thereof, of the issuance of the Letter of Credit by the Bank, and for other good and valuable consideration, the receipt of which is hereby acknowledged, in order to secure (i) the payment of the principal of, and interest on, the Bonds according to their tenor and effect, (ii) the performance and observance by the Issuer of all the covenants expressed or implied herein and in the Bonds, and (iii) the obligations of the Issuer arising under or in connection with the Credit Agreement (which as to the Series 2005A Bonds shall be subordinate to the extent not represented by Bank Bonds or not consisting of the Bank’s subrogated interest in the Series 2005A Bonds) does hereby grant, bargain, sell, convey, assign, and pledge unto the Trustee and its successors in trust and assigns forever, and grant to the Trustee, and its successors in trust and assigns forever a security interest in, the following (the “Trust Estate”), subject in all cases to the provisions of this Indenture permitting the application thereof for the purposes and on the terms set forth in this Indenture, such grant, bargain, sale, conveyance, assignment, pledge and security interest to be effective without the recording of this Indenture or any other instrument:

GRANTING CLAUSE FIRST

All right, title, and interest of the Issuer in and under the Lease Agreement (as hereinafter defined), including all extensions and renewals of any of the terms of the Lease Agreement, if any, including, but without limiting the generality of the foregoing, the present and continuing right to make claim for, collect, receive and receipt for all payments of principal, interest, and other sums payable to or receivable by the Issuer under or due to its ownership of any interest in the Lease Agreement, the Receipts and Lease Payments of the Issuer from the Lease Agreement, all rights to bring actions and proceedings under the Lease Agreement or for the enforcement thereof, and all rights to do any and all things which the Issuer is or may become entitled to do under or due to its ownership of the Lease Agreement, other than the Unassigned Rights (as hereinafter defined).

GRANTING CLAUSE SECOND

All moneys received by the Trustee pursuant to the Letter of Credit.

GRANTING CLAUSE THIRD

All moneys and securities (including the investment income therefrom) and all other property of every kind and of every name and nature which are now or from time to time hereafter, by delivery or by writing of any kind, pledged, assigned or transferred as and for security hereunder to the Trustee by the Issuer or by anyone on its behalf, or with its written consent or as otherwise permitted hereunder, and all cash and securities now or hereafter held in the Funds (as hereinafter defined) created under this Indenture (except that moneys received for the payment of tendered or repurchased Series 2005A Bonds are hereby pledged to the sole benefit of the Owners of Series 2005A Bonds tendered or deemed tendered) and all investment earnings thereon.

TO HAVE AND TO HOLD all and singular the Trust Estate, whether now owned or hereafter acquired, unto the Trustee and its respective successors in trust and assigns forever, subject, however, to the terms and provisions of this Indenture and the Lease Agreement permitting the application thereof for the purposes provided herein and therein, for (i) the benefit and security of each and every holder of the Series 2005A Bonds and Series 2005B Bonds, each in accordance with the terms of such Bonds, without preference, priority or distinction as to participation in the lien, benefit, and protection hereof of one Bond of a series over or from the others of the same series, by reason of priority in the issue or negotiation thereof, or for any other reason whatsoever, except as herein otherwise expressly provided, so that each and all of such Bonds of each series shall have the same right, lien, and privilege under this Indenture and shall be equally secured hereby with the same effect as if the same had all been made, issued and negotiated simultaneously with the delivery hereof; (ii) the payment of the fees and expenses of the Trustee, Fiscal Agent and the Remarketing Agent; and (iii) the security of the amounts owing by the Company under the Credit Agreement (which as to the Series 2005A Bonds shall be subordinate to the extent not represented by Bank Bonds or not consisting of the Bank’s subrogated interest in the Series 2005A Bonds).

AND IN FURTHERANCE OF THE FOREGOING, but subject to the foregoing provisions of these granting clauses and the further provisions of this Indenture, the Issuer hereby irrevocably authorizes and empowers the Trustee, in its own name, or in the name of its nominee, or in the name of, or as attorney-in-fact for, the Issuer, to ask, demand, sue for, collect and receive any and all payments to which the Issuer is or may become entitled under the Lease Agreement, the Letter of Credit or other collateral, and to ensure compliance by each and every party to each and every such agreement or contract with all or any of the terms and provisions thereof to which such person is a party.

AND PROVIDED, FURTHER, the Trustee agrees to accept receipt of and hold subject to the provisions hereof the executed Lease Agreement delivered by the Company and declares and agrees that it holds and will hold as trustee for the sole benefit of the Bondholders, in accordance with the rights of each series of Bonds, the Trustee, the Remarketing Agent, and the others entitled to the benefits thereof, the Lease Agreement.

PROVIDED, HOWEVER, that if (i) the Issuer shall pay or cause to be paid the principal of and interest on all of the Bonds at the times and in the manner provided in the Bonds, or shall provide for the payment thereof in accordance with Article VII hereof, and shall otherwise comply with Article VII hereof, (ii) all amounts due to the Trustee, the Fiscal Agent and the Remarketing Agent have been paid or provision for payment thereof satisfactory to the Trustee and the Remarketing Agent shall have been made, and (iii) all amounts due to the Bank have been paid, then the lien of this Indenture shall cease, terminate, and be void as provided in Article VII hereof, otherwise this Indenture shall be and remain in full force and effect.

THIS INDENTURE OF TRUST FURTHER WITNESSETH, and it is expressly declared that all Bonds issued and secured hereunder are to be issued, authenticated and delivered, and all property, rights, and interest hereby assigned and pledged, are to be dealt with and disposed of, under, upon and subject to the terms, conditions, stipulations, covenants, agreements, trusts, uses and purposes hereinafter expressed, and the Issuer has agreed and covenants, and does hereby agree and covenant, with the Trustee, the Bank, and with the respective Owners, from time to time, of the Bonds as follows:

ARTICLE I

DEFINITIONS AND RULES OF CONSTRUCTION

Section 1.01 Definitions. For all purposes of this Indenture, unless the context or use clearly indicates another or different meaning or intent, the following terms shall have the following meanings, and any other words and terms defined in the recitals to this Indenture or in the Lease Agreement shall have the same meanings when used herein as assigned to them in such recitals hereto or in the Lease Agreement:

“Act” means collectively, the Industrial Revenue Bond Act and the Public Securities Short-Term Interest Rate Act, Sections 6-18-1 to 6-18-16, New Mexico Statutes Annotated, 1978 Compilation, as amended.

“Additional Bond Advance” means any advances on the Initial Bonds as authorized pursuant to Section 2.10.

“Additional Bonds” means any Bonds issued and delivered pursuant to Section 2.09.

“Additional Series 2005A Bonds” means any Series 2005A Bonds issued and delivered pursuant to Section 2.09.

“Additional Series 2005B Bonds” means any Series 2005B Bonds issued and delivered pursuant to Section 2.09.

“Alternate Rate” is defined in Section 2.02(e).

“Alternate Rate Period” means each period during which an Alternate Rate is in effect.

“Authorized Denominations” means with respect to all Bonds $100,000 and any integral multiple of $5,000 in excess thereof.

“Available Moneys” means moneys which are (a) continuously on deposit with the Trustee in trust for the benefit of the Bondholders in a separate and segregated account in which only Available Moneys are held and which are (b) proceeds of (i) the Bonds received contemporaneously with and directly from the issuance and sale of the Bonds, (ii) payments made by the Issuer or the Company if at the time of the deposit of such payments and for a period of at least 366 days thereafter no Bankruptcy Filing against the Issuer or the Company shall have occurred, (iii) a draw by the Trustee on the Letter of Credit, (iv) refunding bonds for which the Trustee has received a written opinion of Bankruptcy Counsel to the effect that payment of such moneys to the Bondholders would not constitute an avoidable preference under Section 547 of the United States Bankruptcy Code in the event the Issuer or the Company were to become a debtor under the United States Bankruptcy Code, or (v) income derived from the investment of the foregoing.

“Bank” means the issuer of the Letter of Credit, initially Bank of America, N.A., and upon the issuance and delivery of a Substitute Letter of Credit, shall mean the issuer of such Substitute Letter of Credit.

“Bank Administrative Agent” means Bank of America, N.A., as Administrative Agent under the Credit Agreement and its successors and assigns in such capacity.

“Bank Bonds” means any Series 2005A Bonds purchased with proceeds from a draw under the Letter of Credit and held under the Credit Agreement.

“Bank Representative” means each person at the time designated to act on behalf of the Bank by written certificate furnished to the Trustee, containing the specimen signature of such person and signed on behalf of the Bank by an authorized officer of the Bank. Such certificate may designate an alternate or alternates.

“Bankruptcy Counsel” means any counsel nationally recognized in bankruptcy matters which is independent of the Issuer and the Company and is reasonably acceptable to the Trustee.

“Bankruptcy Filing” means the filing of a petition by or against the Issuer or the Company, as the case may be, as debtor under the United States Bankruptcy Code or similar bankruptcy or insolvency act. If the petition has been dismissed and the dismissal is final and not subject to appeal at the relevant time, the filing shall not be considered to have occurred.

“Base Rate” means 67% of one month LIBOR.

“Beneficial Owner” is defined in Section 2.05(c).

“Bond Advance Notice” means the notice delivered pursuant to Section 2.10 and substantially in the form of Exhibit D hereto.

“Bond Counsel” means, with respect to the original issuance of the Bonds, Hughes & Strumor, Ltd. Co., Albuquerque, New Mexico and thereafter such other firm of nationally recognized attorneys at law appointed by the Issuer, approved by the Company and the Bank, acceptable to the Trustee and the Remarketing Agent.

“Bond Fund” means the Fund by that name created pursuant to Section 4.02.

“Bonds” means the Series 2005A Bonds and the Series 2005B Bonds and such other bonds issued pursuant to this Indenture from time to time, including the Initial Bonds and all Additional Bonds.

“Business Day” means any day other than (a) a Saturday or Sunday, (b) a day on which commercial banks in New York, New York, or the city or cities in which the corporate trust office of the Trustee or the Fiscal Agent, the primary office of the Remarketing Agent or the paying office of the Bank are located are authorized or required by law or executive order to close, or (c) a day on which the New York Stock Exchange or DTC is closed. For purposes of this definition, “paying office of the Bank” means the Bank office responsible for making payments under any Letter of Credit.

“Cede & Co.” means Cede & Co., the nominee of DTC or any successor nominee of DTC with respect to the Bonds.

“Chairman” means the Chairman of the Board of County Commissioners of the Issuer, or the Vice-Chair of the Board of County Commissioners of the Issuer acting in the Chairman’s absence.

“Company” means Tempur Production USA, Inc., a Virginia corporation, and its successors and assigns.

“Company Representative” means each person at the time designated to act on behalf of the Company by a written certificate furnished to the Issuer, the Trustee and the Bank containing the specimen signature of such person and signed on behalf of the Company by an authorized officer of the Company. Such certificate may designate an alternate or alternates.

“Construction Account” means the account by that name created in the Project Fund pursuant to Section 4.06 hereof.

“Conversion Date” means with respect to the Series 2005A Bonds the effective date of the conversion of the Series 2005A Interest Rate thereon to a different Series 2005A Interest Rate (other than the initial interest rate established on or before the issuance date).

“Cost” or “Cost of Project” with respect to the Project shall be deemed to include the cost of all items to be financed under the provisions of the Industrial Revenue Bond Act.

“Cost of Issuance Account” means the account by that name created in the Project Fund pursuant to Section 4.06 hereof.

“Counsel” means (a) an attorney at law or firm of attorneys at law (who may be, without limitation, of counsel to or an employee of, the Issuer, the Trustee, the Remarketing Agent, the Bank or the Company) duly admitted to practice law before the highest court of any state or (b) any other counsel satisfactory to the Issuer and the Bank.

“County Clerk” means the County Clerk of the Issuer, or the Deputy Clerk of the Issuer acting in the County Clerk’s absence.

“Credit Agreement” means the agreement between the Company and the Bank pursuant to which the Letter of Credit or any Substitute Letter of Credit is issued by the Bank and delivered to the Trustee, and any and all modifications, alterations, amendments and supplements thereto. Initially, the Credit Agreement means the Credit Agreement dated as of October 18, 2005, among the Company and certain of its affiliates as borrowers, Tempur-Pedic International, Inc. a Delaware Corporation, and certain of its subsidiaries and affiliates as guarantors, the lenders identified therein and the Bank of America, N.A., as administrative agent, as amended, supplemented, modified, extended, renewed or replaced.

“DTC” means The Depository Trust Company, a limited purpose company organized under the laws of the State of New York, and its successors and assigns.

“DTC Participant” or “DTC Participants” means securities brokers and dealers, banks, trust companies and clearing corporations which have access, as participants or otherwise (directly or indirectly) to the DTC system.

“Designation of Bond” means the form of Designation of Bond to be delivered to the Issuer and the Trustee and executed by a Borrower Representative, a Bank Representative and an Underwriter Representative, in the form attached to this Indenture as Exhibit C.

“Event of Default” is defined in Section 8.01.

“Fiscal Agent” means the agent appointed from time to time pursuant to Section 9.09.

“Fitch” means Fitch, Inc.

“Flexible Rate” means, with respect to the Series 2005A Bonds, the nonvariable interest rate on the Series 2005A Bonds established periodically in accordance with Section 2.02(a)(ii).

“Flexible Rate Bond” means any Series 2005A Bond bearing interest at a Flexible Rate.

“Flexible Rate Period” means each period, comprised of Flexible Rate Terms, during which Flexible Rates are in effect.

“Flexible Rate Term” means, with respect to any Series 2005A Bond, each period established periodically in accordance with Section 2.02(a)(ii), and as permitted by Section 2.02(b)(ii).

“Funds” means the funds created pursuant to Article IV hereof.

“Indenture” means this Trust Indenture, as it may be amended or supplemented from time to time in accordance with its terms.

“Industrial Revenue Bond Act” means Sections 4-59-1 through 4-59-16, New Mexico Statutes Annotated, 1978 Compilation, as amended.

“Initial Bonds” means the Initial Series 2005A Bonds and the Initial Series 2005B Bonds.

“Initial Series 2005A Bond Advance” means the initial Additional Bond Advance made under the Initial Series 2005A Bonds.

“Initial Series 2005B Bond Advance” means the initial Additional Bond Advance made under the Initial Series 2005B Bonds.

“Initial Series 2005A Bonds” means the $75,000,000 in aggregate principal amount of Series 2005A Bonds to be issued contemporaneously with the execution of this Indenture.

“Initial Series 2005B Bonds” means the $25,000,000 in aggregate principal amount of Series 2005B Bonds to be issued contemporaneously with the execution of this Indenture.

“Interest Rate Period” means any Weekly Rate Period or Flexible Rate Period.

“Issuer” means Bernalillo County, New Mexico, a political subdivision of the State, and its successors and assigns.

“Lease Agreement” means the Lease Agreement, including all exhibits attached thereto, dated as of September 1, 2005, between the Issuer and the Company, as the same may be amended, modified or supplemented from time to time in accordance with the Indenture.

“Lease Default” means an Event of Default under Section 7.1 of the Lease Agreement.

“Lease Payments” means the payments of principal and interest made by the Company to the Issuer pursuant to Section 4.3 of the Lease Agreement.

“Letter of Credit” means an irrevocable direct pay letter of credit having the characteristics of a “credit” or “letter of credit” set forth in the Uniform Commercial Code of the State of North Carolina (or in the case of a Substitute Letter of Credit, the Uniform Commercial Code of the state under whose laws such Substitute Letter of Credit is governed) except that a letter of credit (a) may not be revocable and (b) may only be issued by (i) a national bank, (ii) any banking institution organized under the laws of any state, territory or the District of Columbia, the business of which is substantially confined to banking and is supervised by the state or territorial banking commission or similar officials or (iii) a branch or agency of a foreign bank, provided that the nature and extent of federal and/or state regulation and the supervision of the particular branch or agency is substantially equivalent to that applicable to federal or state chartered domestic banks doing business in the same jurisdiction. Initially, the term “Letter of Credit” shall mean the irrevocable, direct-pay letter of credit issued by the Bank to the Trustee, including any permitted supplements or amendments thereto and any renewals or extensions thereof, and, upon the expiration or termination of the Letter of Credit and the issuance and delivery of a Substitute Letter of Credit meeting the requirements set forth in this paragraph and in Section 5.03 hereof, “Letter of Credit” shall mean such Substitute Letter of Credit.

“LIBOR” means, for any day of determination, the rate of interest equal to the one month London interbank offered rate as published in the “Money Rates” section of The Wall Street Journal; provided that if any day of determination is not a Business Day, “LIBOR” for such day shall mean the rate as published on the immediately preceding Business Day.

“Mandatory Repurchase Date” means, with respect to any Series 2005A Bonds, the date on which such Series 2005A Bonds are required to be purchased pursuant to Section 3.07(a).

“Maximum Rate” means the lesser of (a) the highest interest rate which may be borne by the Bonds under State law and (b) twelve percent (12%) per annum.

“Moody’s” means Moody’s Investors Service, Inc.

“Notice of Mandatory Repurchase” means that notice required to be prepared by the Trustee and given by the Fiscal Agent pursuant to Section 3.07, the form of which is attached hereto as Exhibit B.

“Opinion of Bond Counsel” means a written opinion of Bond Counsel.

“Opinion of Counsel” means a written opinion of Counsel who is reasonably acceptable to the Trustee. The counsel may be an employee of or counsel to the Issuer, the Trustee, the Remarketing Agent, the Bank or the Company.

“Optional Tender Date” is defined in Section 3.07(b)(i).

“Outstanding” when used with reference to Bonds, or “Bonds outstanding” means all Bonds which have been authenticated and delivered by the Fiscal Agent under this Indenture, except the following:

(a) Bonds canceled or purchased by or delivered to the Fiscal Agent for cancellation pursuant to the provisions of this Indenture. Except as otherwise provided in Section 3.08, Series 2005A Bonds purchased by the Company pursuant to optional tender or mandatory repurchase under Section 3.07 (including Bank Bonds) shall continue to be outstanding until the holder of such Bonds directs the Fiscal Agent to cancel them;

(b) Bonds that have become due (at maturity or upon redemption, acceleration or otherwise) and for the payment, including interest accrued to the due date, of which sufficient moneys are held by the Fiscal Agent;

(c) Bonds deemed paid pursuant to Section 7.01; and

(d) Bonds in lieu of others which have been authenticated under Section 2.05 (relating to registration and exchange of Bonds) or Section 2.06 (relating to mutilated, lost, stolen, destroyed or undelivered Bonds).

“Owner”, “owner”, “Bondholder”, “bondholder”, “Holder”, “holder” or words of similar import mean: (a) in the event that the book-entry system of evidence and transfer of ownership in the Bonds is employed pursuant to Section 2.05(c), Cede & Co., as nominee for DTC, or its nominee, and (b) in all other cases, the registered owner or owners of any Bond fully registered as shown on the register maintained by the Fiscal Agent.

“Permitted Investments” means any of the following which at the time of investment are legal investments under laws of the State for the moneys proposed to be invested therein:

(a) U.S. Government Obligations

(b) Direct obligations of any of the following federal agencies or federally sponsored entities which are not fully guaranteed by the full faith and credit of the United States of America:

(1) Federal National Mortgage Association (FNMA);

(2) Federal Home Loan Mortgage Corporation (FHLMC);

(3) Resolution Funding Corporation (REFCORP);

(4) Student Loan Marketing Association (SLMA);

(5) Federal Home Loan Bank Systems (FHLB); and

(6) Obligations of other federal government sponsored agencies approved by the Bank.

(c) Commercial paper which is rated at the time of purchase in the highest classification (without regard to qualifier), “A-1” by S&P and “P-1” by Moody’s and which matures not more than 270 days after the date of purchase.

(d) Investment agreements the provider of which is rated in one of the two highest rating categories, without regard to qualifiers, by two Rating Agencies under which the provider agrees to periodically deliver, on a delivery versus payment basis, such securities as are described in clauses (a) through (c) above.

(e) Investment agreements the provider of which is rated in one of the two highest rating categories, without regard to qualifiers, by two Rating Agencies and which are continuously and fully secured by such securities as are described in clauses (a) and (b) above, which securities shall have a market value at all times at least equal to 102% of the principal amount invested under the investment agreement (marked to market at least weekly).

(f) money market mutual funds (1) that invest in U.S. Government Obligations or that are registered with the federal Securities and Exchange Commission (SEC), and (2) that are rated in either of the two highest categories by a Rating Agency, including funds for which the Trustee and/or its affiliates provide investment advisory or other management services; and

(g) such other investments approved in writing by the Bank.

“Person” means (a) any individual, (b) any corporation, partnership, limited liability company, joint venture, association, joint-stock company, business trust or unincorporated organization, or grouping of any such entities, in each case formed or organized under the laws of the United States of America, any state thereof or the District of Columbia, or (c) the United States of America or any state thereof, or any political subdivision of either thereof, or any agency, authority or other instrumentality of any of the foregoing.

“Project” means the acquisition, construction, installation and equipping of an approximately 750,000 square foot mattress and pillow manufacturing plant in the County of Bernalillo, City of Albuquerque, New Mexico.

“Project Fund” means the Fund by that name created pursuant to Section 4.06 hereof.

“Rating Agency” means, if the Series 2005A Bonds are rated, Moody’s, if such agency’s ratings are in effect with respect to the Series 2005A Bonds, Standard & Poor’s, if such agency’s ratings are in effect with respect to the Series 2005A Bonds, and Fitch, if such agency’s ratings are in effect with respect to the Series 2005A Bonds, and their respective successors and assigns. If any such corporation ceases to act as a securities rating agency, the Company may, with the approval of the Remarketing Agent and the Bank, appoint any nationally recognized securities rating agency as a replacement.

“Receipts and Lease Payments” means all the payments of principal and interest paid to the Issuer pursuant to Section 4.3 of the Lease Agreement, and receipts of the Trustee credited under the provisions of this Indenture against such payments, including all moneys received by the Trustee from a draw under the Letter of Credit (other than moneys drawn to purchase Series 2005A Bonds pursuant to the terms hereof).

“Remarketing Agent” means initially Banc of America Securities LLC, and any successor agent or agents appointed from time to time pursuant to Section 9.12.

“Remarketing Agreement” means (a) initially the Remarketing and Interest Services Agreement, dated as of September 1, 2005, between the Company and the Remarketing Agent and any and all modifications, alterations, amendments and supplements thereto and (b) any agreement between the Company and any successor remarketing agent appointed pursuant to Section 9.12.

“Remarketing Proceeds” is defined in Section 3.08(b).

“Scheduled Purchase Date” is defined in Section 3.08(b).

“Series 2005A Bonds” means the Bernalillo County, New Mexico Taxable Industrial Revenue Bonds (Tempur Production USA, Inc. Project) $75,000,000 Taxable Variable Rate Series 2005A.

“Series 2005B Bonds” means the Bernalillo County, New Mexico Taxable Industrial Revenue Bonds (Tempur Production USA, Inc. Project) $25,000,000 Taxable Fixed Rate Unsecured Series 2005B.

“Series 2005B Bond Purchaser” means Tempur World, LLC.

“Series 2005A Conversion Bond” means the Series 2005A Bonds issued pursuant to Section 2.11.

“Series 2005B Conversion Bond” means the Series 2005B Bonds designated for conversion into Series 2005A Bonds pursuant to Section 2.11.

“Series 2005A Interest Payment Date” means (i) during any Weekly Rate Period, the first day of each month and (ii) during any Flexible Rate Period, the first day after the last day of each Flexible Rate Term.

“Series 2005A Interest Rate” means the initial rate of interest established by the Underwriter on or before the issuance date to apply for a period of up to 7 days and thereafter any Weekly Rate or Flexible Rate.

“Series 2005B Interest Payment Date” means each March 1st and September 1st, beginning March 1, 2006.

“Series 2005A Interest Reserve Subaccount” means the account by that name created in the Bond Fund pursuant to Section 4.01 hereof.

“Series 2005B Interest Rate” means a rate of seven and three quarters percent (7.75%) per annum.

“Series 2005A Purchase Agreement” means the Bond Purchase Agreement, dated October 26, 2005, among the Company, the Issuer and the Underwriter with respect to the purchase of the Series 2005A Bonds.

“Series 2005B Purchase Agreement” means the Bond Purchase Agreement, dated October 26, 2005, among the Company, the Issuer and the Series 2005B Bond Purchaser with respect to the purchase of the Series 2005B Bonds.

“Series 2005A Record Date” means with respect to each Series 2005A Interest Payment Date, the Fiscal Agent’s close of business on the Business Day next preceding such Series 2005A Interest Payment Date.

“Series 2005B Record Date” means with respect to each Series 2005B Interest Payment Date, the Fiscal Agent’s close of business on the Business Day next preceding such Series 2005B Interest Payment Date.

“Standard & Poor’s” means Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc.

“State” means the State of New Mexico.

“Substitute Letter of Credit” is defined in Section 5.03.

“Trust Estate” means all of the moneys, properties and rights described in the Granting Clauses of this Indenture.

“Trustee” means, initially, The Bank of New York Trust Company, N.A. and any successor trustee under this Indenture, and any separate or co-trustee at the time serving as such under this Indenture.

“Unassigned Rights” means the rights of the Issuer under Section 4.5 (relating to payment of expenses and counsel fees of the Issuer), Section 6.2 (relating to indemnification) and Section 7.4 (relating to expenses of collection) of the Lease Agreement and the rights of the Issuer to receive documentation and notices, to give or withhold consents in connection with the provisions of this Indenture or the Lease Agreement and the right to enforce any of the foregoing.

“Underwriter” means initially Banc of America Securities LLC and any successor appointed from time to time by the Company.

“Underwriter Representative” means each person at the time designated to act on behalf of the Underwriter by written certificate furnished to the Trustee, containing the specimen signature of such person and signed on behalf of the Underwriter by an authorized officer of the Underwriter. Such certificate may designate an alternate or alternates.

“Unscheduled Purchase Date” has the meaning provided in Section 3.08(b).

“U.S. Government Obligations” means (a) direct obligations of the United States for which its full faith and credit are pledged for the full and timely payment thereof, (b) obligations of a person controlled or supervised by and acting as an agency or instrumentality of the United States, the payment of which is unconditionally guaranteed as a full faith and credit obligation of the United States for the full and timely payment thereof or (c) securities or receipts evidencing ownership interests in obligations or specified portions (such as principal or interest) of obligations described in (a) or (b).

“Weekly Rate” means with respect to the Series 2005A Bonds the variable interest rate on the Series 2005A Bonds established weekly in accordance with Section 2.02(a)(i).

“Weekly Rate Bond” means any Series 2005A Bond bearing interest at a Weekly Rate.

“Weekly Rate Period” means each period during which a Weekly Rate is in effect.

Section 1.02 Rules of Construction. Unless the context otherwise requires,

(a) an accounting term not otherwise defined has the meaning assigned to it in accordance with generally accepted accounting principles applied on a consistent basis;

(b) references to Articles and Sections are to the Articles and Sections of this Indenture;

(c) terms defined elsewhere in this Indenture shall have the meanings ascribed to them herein;

(d) words of the masculine gender shall be deemed and construed to include correlative words of the feminine and neuter genders;

(e) headings used in this Indenture are for convenience of reference only and shall not define or limit the provisions hereof;

(f) each reference herein or in the Bonds to a percentage of Bonds required for notices, consents or for any other reason shall be deemed to refer to Bonds then Outstanding; and

(g) all references herein to time shall be Eastern Time unless otherwise expressly stated.

ARTICLE II

THE BONDS

Section 2.01 Issuance of Bonds; Form; Dating.

(a) Authorization. There is hereby authorized the issuance from time to time under this Indenture two series of bonds, which shall be designated “Bernalillo County, New Mexico Taxable Industrial Revenue Bonds (Tempur Production USA, Inc. Project) Taxable Variable Rate Series 2005A” and “Bernalillo County, New Mexico Taxable Industrial Revenue Bonds (Tempur Production USA, Inc. Project) Taxable Fixed Rate Unsecured Series 2005B” for the purpose of financing all or a portion of the Project and paying expenses related thereto. The aggregate principal amount of the Series 2005A Bonds outstanding from time to time, including the Initial Series 2005A Bonds and the Additional Series 2005A Bonds, shall not exceed Seventy Five Million Dollars ($75,000,000), and the aggregate principal amount of the Series 2005B Bonds outstanding from time to time, including the Initial Series 2005B Bonds and all Additional Series 2005B Bonds, shall not exceed Twenty Five Million Dollars ($25,000,000), except as provided in Section 2.06 with respect to replacement of mutilated, lost, stolen, destroyed or undelivered Bonds and in Section 2.11 relating to the conversion of the Series 2005B Bonds to Series 2005A Bonds. The Bonds shall be issuable only as fully registered bonds without coupons in Authorized Denominations only, and in substantially the forms of Exhibit A-1 and Exhibit A-2, respectively to this Indenture, with appropriate variations, omissions, insertions, notations, legends or endorsements required by law or usage or permitted or required by this Indenture, including those necessary to reflect the terms, provisions, dates and the like permitted hereby for any Additional Bonds. The Bonds may be in printed or typewritten form. No Bonds may be issued under the provisions of this Indenture except in accordance with this Article.

Notwithstanding any other provisions of this Indenture, no Additional Series 2005A Bonds shall be issued unless the Stated Amount (as defined in the Letter of Credit) under the Letter of Credit shall be equal to the aggregate principal amount of the Series 2005A Bonds outstanding on such date (after giving effect to the issuance of any Additional Series 2005A Bonds to be issued on such date and the payment of any Series 2005A Bonds redeemed on such date) plus 35 days’ interest thereon, calculated at the Maximum Rate.

All Bonds in each series of Bonds issued from time to time hereunder shall be equally and ratably secured by the Trust Estate with respect to the Bonds of such series, including, without limitation, all right, title and interest of the Issuer in and to the Lease Agreement, and the Receipts and Lease Payments with respect to the Bonds of such series.

The Bonds shall be payable in lawful money of the United States but only from the sources pledged to such purpose. The Bonds are limited obligations of the Issuer payable solely from the Receipts and Lease Payments, which have been pledged and assigned to the Trustee to secure payment of the Bonds in the manner and to the extent provided herein. NEITHER THE FAITH AND CREDIT NOR THE TAXING POWER OF THE STATE OR OF ANY OF ITS POLITICAL SUBDIVISIONS, INCLUDING THE ISSUER, IS PLEDGED TO THE PAYMENT OF THE PRINCIPAL OF, INTEREST ON OR REDEMPTION PRICE OF THE BONDS. THE PRINCIPAL OF, INTEREST ON AND REDEMPTION PRICE OF THE BONDS WILL NEVER CONSTITUTE A DEBT OR INDEBTEDNESS OF THE ISSUER WITHIN THE MEANING OF ANY PROVISION OR LIMITATION OF THE CONSTITUTION OR LAWS OF THE STATE. THE BONDS WILL NEVER CONSTITUTE NOR GIVE RISE TO A PECUNIARY LIABILITY OF THE STATE, ANY OF ITS POLITICAL SUBDIVISIONS OR OF THE ISSUER OR A CHARGE AGAINST THEIR GENERAL CREDIT OR TAXING POWERS.

Consistent with the foregoing, the Issuer hereby authorizes and creates under this Indenture an issue of (i) Initial Series 2005A Bonds to be designated in aggregate principal amount of up to $75,000,000 and (ii) Initial Series 2005B Bonds to be designated in aggregate principal amount of up to $25,000,000 each entitled to the benefit, security and protection of this Indenture. Additional Bonds shall be issued from time to time in such principal amounts as shall be specified from time to time in the form of Designation of Bond as contemplated by Section 2.09.

(b) Details of Series A Bonds. Each Series 2005A Bond shall be dated the date of its original authentication and delivery and shall mature, subject to prior redemption, September 1, 2030. Interest on each Series 2005A Bond shall be computed from the Series 2005A Interest Payment Date next preceding the date of authentication thereof, unless such authentication date (i) is prior to the first Series 2005A Interest Payment Date following the initial delivery of such Bond, in which case interest shall be computed from such initial delivery date, (ii) is after a Series 2005A Record Date and before the subsequent Series 2005A Interest Payment Date, in which case interest shall be computed from the subsequent Series 2005A Interest Payment Date, or (iii) is a Series 2005A Interest Payment Date, in which case interest shall be computed from such Series 2005A Interest Payment Date; provided, that if interest on the Series 2005A Bonds is in default, Bonds shall bear interest from the last date to which interest has been paid. The principal of and redemption or purchase price of the Series 2005A Bonds shall be payable at the corporate trust operations office of the Fiscal Agent upon presentation and surrender of the Series 2005A Bonds. Payments of interest on the Series 2005A Bonds will be mailed to the persons in whose names the Series 2005A Bonds are registered on the register of the Fiscal Agent at the close of business on the Series 2005A Record Date next preceding each Series 2005A Interest Payment Date; provided that, any Holder of a Series 2005A Bond or Series 2005A Bonds in an aggregate principal amount of not less than $500,000 may, by prior written instructions filed with the Fiscal Agent not later than three (3) Business Days prior to the Series 2005A Interest Payment Date (which instructions shall remain in effect until revoked by subsequent written instructions), instruct that interest payments for any period be made by wire transfer to an account in the continental United States or other means acceptable to the Fiscal Agent. Series 2005A Bonds will be numbered as determined by the Fiscal Agent and will contain the designation “RA”.

(c) Delivery of Series 2005A Bonds. Upon the execution and delivery of this Indenture and receipt by the Trustee of the following items, the Fiscal Agent shall authenticate and deliver the Initial Series 2005A Bonds in accordance with the authorization described in (iv) below:

(i) a copy of the ordinance of the Issuer authorizing the issuance of the Bonds, in an aggregate amount not to exceed $100,000,000 (with the Series 2005A Bonds in an aggregate amount not to exceed $75,000,000) certified by the Issuer;

(ii) the original, executed counterparts of the Lease Agreement, this Indenture, the Remarketing Agreement, the Purchase Agreement and the Credit Agreement;

(iii) the original, executed Letter of Credit from the Bank;

(iv) an authorization and request from the Issuer to the Fiscal Agent to authenticate and deliver up to $75,000,000 in aggregate principal amount of the Initial Series 2005A Bonds to the Underwriter upon receipt by the Trustee, for the account of the Issuer, of $53,925,000 representing the Initial Series 2005A Bond Advance under the Initial Series 2005A Bonds, such advance made in accordance with the procedures set forth in Section 2.10(a);

(v) an Opinion of Bond Counsel, substantially to the effect that the Initial Series 2005A Bonds so specified have been validly authorized, executed and issued under the laws of the State and are not subject to registration under the Securities Act of 1933, as amended (the “Securities Act”), and this Indenture has been duly authorized, executed and delivered by the Issuer and is not subject to qualification under the Trust Indenture Act of 1939, as amended;

(vi) an Opinion of Counsel to the Bank to the effect that the Letter of Credit (1) has been duly authorized, executed and delivered by the Bank, (2) is a valid, binding and enforceable obligation of the Bank and (3) is not subject to registration under the Securities Act;

(vii) a copy of the transcript of the proceeding held in the County validating the Bonds.

(d) Details of Series 2005B Bonds. Each Series 2005B Bond shall be dated the date of its original authentication and delivery and shall mature, subject to prior redemption, September 1, 2035. The Series 2005B Bonds shall bear interest at the Series 2005B Interest Rate on the respective aggregate unpaid principal amount of each Series 2005B Bond. Interest on the Series 2005B Bonds will be computed on the basis of a 360-day year consisting of twelve 30-day months. Accrued interest on the Series 2005B Bonds will be paid on each Series 2005B Interest Payment Date. The principal of and redemption or purchase price of the Series 2005B Bonds shall be payable at the corporate trust operations office of the Fiscal Agent upon presentation and surrender of the Series 2005B Bonds. Payments of interest on the Series 2005B Bonds will be mailed to the persons in whose names the Series 2005B Bonds are registered on the register of the Fiscal Agent at the close of business on the Series 2005B Record Date next preceding each Series 2005B Interest Payment Date; provided that, any Holder of a Series 2005B Bond or Series 2005B Bonds in an aggregate principal amount of not less than $500,000 may, by prior written instructions filed with the Fiscal Agent not later than three (3) Business Days prior to the Series 2005B Interest Payment Date (which instructions shall remain in effect until revoked by subsequent written instructions), instruct that interest payments for any period be made by wire transfer to an account in the continental United States or other means acceptable to the Fiscal Agent. Series 2005B Bonds will be numbered as determined by the Fiscal Agent and will contain the designation “RB”.

(e) Delivery of Series 2005B Bonds. Upon the execution and delivery of this Indenture and receipt by the Trustee of the following items, the Fiscal Agent shall authenticate and deliver the Initial Series 2005B Bonds in accordance with the authorization described in (iii) below:

(i) a copy of the ordinance of the Issuer authorizing the issuance of the Bonds, in an aggregate amount not to exceed $100,000,000 (with the Series 2005B Bonds in an aggregate amount not to exceed $25,000,000) certified by the Issuer’s Secretary;

(ii) the original, executed counterparts of the Lease Agreement, this Indenture, the Remarketing Agreement, the Purchase Agreement and the Credit Agreement;

(iii) an authorization and request from the Issuer to the Fiscal Agent to authenticate and deliver up to $25,000,000 in aggregate principal amount of the Initial Series 2005B Bonds to the Series 2005B Bond Purchaser upon receipt by the Trustee, for the account of the Issuer, of $17,975,000 representing the Initial Series 2005B Bond Advance under the Initial Series 2005B Bonds, such advance made in accordance with the procedures set forth in Section 2.10(a);

(iv) an Opinion of Bond Counsel, substantially to the effect that the Initial Series 2005B Bonds so specified have been validly authorized, executed and issued under the laws of the State and are not subject to registration under the Securities Act of 1933, as amended (the “Securities Act”), and this Indenture has been duly authorized, executed and delivered by the Issuer and is not subject to qualification under the Trust Indenture Act of 1939, as amended; and

(v) a copy of the transcript of the proceeding held in the County validating the Bonds.

Section 2.02 Interest on the Series 2005A Bonds. The Series 2005A Bonds shall bear interest as provided in Section 2.01(b) until paid in full. Interest accrued on the Series 2005A Bonds shall be paid on each Series 2005A Interest Payment Date, commencing on November 1, 2005 in the case of the Initial Series 2005A Bonds. The Series 2005A Interest Rate on the Series 2005A Bonds shall be determined as provided in this Section; provided that no Series 2005A Interest Rate shall exceed the Maximum Rate. The amount of interest payable on any Series 2005A Interest Payment Date (a) shall be computed on the basis of the actual number of days elapsed over a year of 365 or 366 days, whichever may be applicable, and (b) shall be the amount of interest accrued thereon from the preceding Series 2005A Interest Payment Date (or other dates as described in Section 2.01(b)) to, but excluding, the Series 2005A Interest Payment Date on which interest is being paid.

Initially the Series 2005A Bonds shall bear interest at the Weekly Rate, determined by the Remarketing Agent at the time and in the manner set forth below with respect to the Weekly Rate determination method, except that the Series 2005A Bonds shall bear interest at the Series 2005A Interest Rate determined by the Underwriter on or before their date of issuance for a period of up to seven (7) days from their issuance date until the first Weekly Rate determination date. The Series 2005A Interest Rate determination method may be changed from time to time with respect to all of the Bonds at the written direction of the Company, in the manner provided in (b) below. The methods of determining the various Series 2005A Interest Rates are as provided in (a) below.

(a) Series 2005A Interest Rate Determination Methods.

(i) Determination of Weekly Rate. During each Weekly Rate Period, the Series 2005A Bonds shall bear interest at the Weekly Rate, determined by the Remarketing Agent initially no later than the first day of each Weekly Rate Period and thereafter no later than Wednesday (or the next succeeding Business Day, if such Wednesday is not a Business Day) of each week during such Weekly Rate Period; provided, however, that notwithstanding anything herein to the contrary, the Remarketing Agent may determine the Weekly Rate up to ten (10) days prior to the start of the applicable Weekly Rate Period. The Weekly Rate shall be the minimum rate of interest which the Remarketing Agent determines, in its sole discretion based upon market conditions, would be necessary to sell the Series 2005A Bonds on such date of determination in a secondary market sale at the principal amount thereof, plus, if such sale would not be on a Series 2005A Interest Payment Date, accrued interest.

If the Remarketing Agent shall not have determined a Weekly Rate for any week, the Weekly Rate shall be the same as the Weekly Rate for the immediately preceding week. If for any reason a Weekly Rate so determined for any week shall be held to be invalid or unenforceable by a court of law, the Weekly Rate for such week shall be the rate determined by the Remarketing Agent to be the minimum rate which, if borne by the Bonds, would enable the Remarketing Agent to sell the Series 2005A Bonds on such date of determination at a price equal to the principal amount thereof plus accrued interest. If for any reason, the Weekly Rate cannot be determined for any week as hereinbefore provided, the Weekly Rate for such week shall be a rate per annum equal to the Base Rate.

The first Weekly Rate determined for each Weekly Rate Period shall apply to the period commencing on the first day of such Weekly Rate Period and ending on the next succeeding Wednesday (or the next succeeding Business Day, if such Wednesday is not a Business Day). Thereafter, each Weekly Rate shall apply to the period commencing on Thursday (or if the date of determination is not a Wednesday, on the next following Business Day) and ending on the next succeeding date of determination, or if earlier, on the last day of the Weekly Rate Period.

(ii) Determination of Flexible Rate Terms and Flexible Rates During Flexible Rate Period. While the Series 2005A Bonds are in a Flexible Rate Period, there shall be established and reestablished for each Series 2005A Bond a Flexible Rate Term, and each Series 2005A Bond shall bear interest at the Flexible Rate for such Series 2005A Bond during the applicable Flexible Rate Term. The Flexible Rate Term and corresponding Flexible Rate for each Series 2005A Bond shall be determined by the Remarketing Agent initially no later than the first day of the Flexible Rate Period and thereafter on the first day of each succeeding Flexible Rate Term or on a Business Day selected by the Remarketing Agent not more than five Business Days prior to the first day of such succeeding Flexible Rate Term. Each Flexible Rate Term for any Series 2005A Bond shall be a period, not less than one nor more than 270 days, determined by the Remarketing Agent in its sole discretion based upon market conditions to be the period which, together with all other Flexible Rate Terms for all Series 2005A Bonds then Outstanding, will result in the lowest overall interest expense on the Series 2005A Bonds over the next succeeding 270 days; provided, however, that (1) each Flexible Rate Term shall end on either a day which immediately precedes a Business Day or on the day prior to September 1, 2030, (2) if the Remarketing Agent shall not have determined a Flexible Rate Term for any Series 2005A Bond or if for any reason a Flexible Rate Term for any Series 2005A Bond determined by the Remarketing Agent shall be held to be invalid or unenforceable by a court of law, such Flexible Rate Term shall have seven days or, if the last day of such Flexible Rate Term would be September 1, 2030, such Flexible Rate Term shall end on the day prior to September 1, 2030, (3) no Flexible Rate Term shall extend beyond the fifteenth day prior to the stated expiration date of the Letter of Credit then in effect unless a Substitute Letter of Credit has been timely delivered to and accepted by the Trustee pursuant to the terms of Section 5.03, (4) if, pursuant to Section 5.03(b)(iv), the Remarketing Agent has agreed to remarket the Series 2005A Bonds on or after the date of delivery of a Substitute Letter of Credit, no Flexible Rate Term commencing prior to the effective date of such Substitute Letter of Credit shall extend beyond such effective date, and (5) in the event any Flexible Rate Bond is purchased with the proceeds from a draw under the Letter of Credit, the Flexible Rate Term for such Bond will be determined for successive one day terms until such Series 2005A Bond is remarketed and released by the Bank in accordance with Section 3.08(d)(ii). In determining the number of days in each Flexible Rate Term, the Remarketing Agent shall take into account the following factors: (A) existing short-term taxable market rates and indexes of such short-term rates, (B) the existing market supply and demand for short-term securities, (C) existing yield curves for short-term and long-term securities for obligations of credit quality comparable to the Bonds, (D) general economic and market conditions, (E) industry, economic and financial conditions which may affect or be relevant to the Series 2005A Bonds, and (F) such other facts, circumstances and conditions as the Remarketing Agent in its sole discretion determines to be relevant.

The Flexible Rate for each Flexible Rate Term for each Series 2005A Bond shall be the minimum rate of interest which, the Remarketing Agent determines in its sole discretion based upon market conditions, would be necessary to sell the Bonds on such date of determination in a secondary market sale at the principal amount thereof. If the Remarketing Agent shall not have determined a Flexible Rate or if for any reason a Flexible Rate determined by the Remarketing Agent for any Flexible Rate Term shall be held to be invalid or unenforceable by a court of law, the Flexible Rate for such Flexible Rate Term shall be a rate per annum equal to 125% of the rate for 30 day prime commercial paper published in the then most recent edition of The Bond Buyer or, if The Bond Buyer no longer publishes such information, such other publication or provider of such information as the Remarketing Agent may select.

(b) Change in Series 2005A Interest Rate Determination Method.

(i) Adjustment to Weekly Rate. The Company, by written direction to the Issuer, the Remarketing Agent, the Trustee, the Fiscal Agent and the Bank, may elect at any time that all of the Series 2005A Bonds shall bear interest at a Weekly Rate. Such direction shall (1) specify the effective date of such adjustment to a Weekly Rate which shall be (A) a Series 2005A Interest Payment Date and (B) not earlier than the fifteenth (15th) day following the third Business Day after the date of receipt by the Trustee of such direction; provided, however, that, if prior to the making of such election, any Series 2005A Bond shall have been called for redemption and such redemption shall not have theretofore been effected, the effective date of each such Weekly Rate Period shall not precede such redemption date; and (2) be accompanied by an Opinion of Bond Counsel stating that such adjustment is authorized or permitted by this Indenture and the Act.

(ii) Adjustment to Flexible Rate Period. The Company, by written direction to the Issuer, the Remarketing Agent, the Trustee, the Fiscal Agent and the Bank, may elect at any time that all of the Series 2005A Bonds shall bear interest at a Flexible Rate or Rates. Such direction shall (1) specify the effective date of the Flexible Rate Period during which the Series 2005A Bonds shall bear interest at Flexible Rates which shall be (A) a Series 2005A Interest Payment Date and (B) not earlier than the fifteenth (15th) day following the third Business Day after the date of receipt by the Trustee of such direction; provided, however, that if, prior to the Company’s making of such election, any Series 2005A Bonds shall have been called for redemption and such redemption shall not have theretofore been effected, the effective date of such Flexible Rate Period shall not precede such redemption date; (2) state that on the effective date of the Flexible Rate Period, there will be on deposit in the Series 2005A Interest Reserve Subaccount of the Series 2005A Bond Account Available Moneys in an amount equal to thirty-five (35) days’ interest on the Bonds calculated at the Maximum Rate and (3) be accompanied by an Opinion of Bond Counsel stating that such adjustment is authorized or permitted by this Indenture and the Act . Notwithstanding any such direction from the Company, there shall be no adjustment of the Series 2005A Interest Rate on the Bonds to a Flexible Rate unless the Company shall have caused the deposit to the Series 2005A Interest Reserve Subaccount and delivered the opinion or opinions described above.

If the Company’s notice complies with either (i) or (ii) of this Section 2.02(b), the Series 2005A Bonds shall bear interest at the rate determined by the proposed Series 2005A Interest Rate determination method from and after the effective date specified in such notice until there is another change as provided in this Section 2.02(b).

(iii) Adjustment From Flexible Rate Period. If the Series 2005A Interest Rate Period is being adjusted from a Flexible Rate Period to a Weekly Rate Period, then for any Flexible Rate Bond having a Flexible Rate Term which ends before the effective date of the Weekly Rate Period, the Remarketing Agent shall determine Flexible Rate Terms for such Flexible Rate Bonds which may extend to, but not beyond, such effective date.

(iv) Adjustment in Series 2005A Interest Rate Determination Method by Remarketing Agent. At any time during a Weekly Rate Period or a Flexible Rate Period, the Remarketing Agent with the prior written consent of the Company, by written direction to the Issuer, the Trustee, the Fiscal Agent, the Company and the Bank, may direct that the Series 2005A Interest Rate determination method on the Bonds be changed to another Series 2005A Interest Rate determination method, if in the judgment of the Remarketing Agent, such a change would produce the greatest likelihood of the lowest overall interest cost on the Series 2005A Bonds for a period of at least 90 days. Such written direction shall be in such form, be given at such times and contain such information as would be required at the Company’s direction pursuant to Section 2.02(b)(i) or (ii), as the case may be, with respect to adjustments to the Weekly Rate Period or Flexible Rate Period, respectively, and such direction shall have the same effect and such adjustments shall take effect on the same date as if the direction had been given or the adjustments had been made by the Company. Such written direction shall also be accompanied by an Opinion of Bond Counsel stating that such adjustment is authorized or permitted by this Indenture and the Act.

(v) General Provisions Relating to Adjustments in Series 2005A Interest Rate Determination Method. Anything in this Section 2.02 to the contrary notwithstanding, the method of determining the Series 2005A Interest Rate shall not be changed to a different method for less than all of the Series 2005A Bonds Outstanding.

Notwithstanding any provision of this Section 2.02(b) to the contrary, no change shall be made in the Series 2005A Interest Rate determination method pursuant to this Section 2.02(b) if (1) the Trustee has not received the written consent of the Bank to such change in the Series 2005A Interest Rate determination method; (2) the Trustee shall receive written notice prior to such change that the Opinion of Bond Counsel required under this Section 2.02(b) has been rescinded or will not be delivered; or (3) any other condition to any such change required under this Section 2.02(b) has not been satisfied. The Trustee shall prepare and the Fiscal Agent shall promptly send a notice to the Bank, the Issuer, the Company, the Remarketing Agent and all Bondholders to whom the Fiscal Agent had sent notice of the change under Section 2.02(c) stating that no change will be made and that the Series 2005A Interest Rate determination method from which the change was attempted will remain in effect.

Notwithstanding any provision of this Section 2.02(b) to the contrary, no Opinion of Bond Counsel shall be required in connection with an adjustment of the Series 2005A Interest Rate determination method for the Bonds if, prior to such adjustment, the Issuer, the Company, the Trustee, the Fiscal Agent, the Remarketing Agent and the Bank have received an Opinion of Bond Counsel which states that all future adjustments in the Series 2005A Interest Rate determination method as set forth in this Indenture are authorized or permitted by this Indenture.

Notwithstanding any provision of this Indenture to the contrary, a Letter of Credit or Substitute Letter of Credit must be in effect at all times that any Series 2005A Bonds are outstanding.

(c) Notice to Bondholders of Change in Series 2005A Interest Rate Determination Method. When a change in the Series 2005A Interest Rate determination method is to be made, the Trustee shall prepare and the Fiscal Agent will send a notice to the Bondholders affected thereby, the Remarketing Agent and the Bank by first-class mail at least 15 days but not more than 60 days before the effective date of the change. The notice will state:

(i) that the Series 2005A Interest Rate determination method will be changed;

(ii) any conditions to such change and, upon the satisfaction of such conditions, the effective date of the new Series 2005A Interest Rate determination method;

(iii) that a mandatory repurchase will occur on the effective date of the change as provided in the Bonds; and

(iv) all the information required by this Indenture to be included in a Notice of Mandatory Repurchase as set forth in Section 3.07.

(d) Notification of Series 2005A Interest Rate and Calculation of Interest. Promptly following the determination of any Series 2005A Interest Rate, the Underwriter (with respect to the initial Series 2005A Interest Rate determination) and the Remarketing Agent shall give written notice, which may be delivered by facsimile, to the Trustee, the Fiscal Agent and the Company. Upon the request of any Bondholder, the Remarketing Agent shall notify any such Bondholder of each change in the Series 2005A Interest Rate by first class mail. The failure to give any such notice shall not affect the change in the Series 2005A Interest Rate.

The Remarketing Agent shall also notify the Trustee, who shall notify the Fiscal Agent and, upon request, shall also notify the Company, in each case in writing (which may be in telecopy form) or by telephone, promptly confirmed in writing, by 4:00 p.m.:

(i) on the last Wednesday of each month (or if such Wednesday is not a Business Day, on the next succeeding Business Day) in which a Weekly Rate was set, of the Weekly Rate set for each week in such month; and

(ii) on the first Business Day of each Flexible Rate Term, of the length thereof, the Flexible Rate therefor and the principal amount of the Bonds bearing interest at such Flexible Rate.

Using the Series 2005A Interest Rates, and in the case of Flexible Rate Bonds the Flexible Rate Terms, supplied by the Underwriter (with respect to the initial Series 2005A Interest Rate determination), and the Remarketing Agent, the Fiscal Agent shall calculate the amount of interest payable on the Series 2005A Bonds and notify the Trustee of such amount and the Trustee will verify such calculation.

The establishment of the Series 2005A Interest Rates and the Flexible Rate Terms as provided in this Indenture shall be conclusive and binding on the Issuer, the Company, the Bank, the Trustee, the Fiscal Agent,

the Remarketing Agent and the Bondholders, absent manifest error. The calculation and verification of interest payable on the Series 2005A Bonds as provided in this Indenture shall be conclusive and binding on the Issuer, the Company, the Bank, the Trustee, the Remarketing Agent, the Fiscal Agent and the Bondholders.

(e) Establishment of Alternate Rate. The Issuer and the Trustee, with the prior written consent of the Remarketing Agent and the Company, shall be authorized to amend or supplement this Indenture pursuant to Section 10.01(k) herein to provide for (or subsequently modify) an alternate rate determination method (the “Alternate Rate”). Such amendment shall specify the period for payment of the interest (an “Alternate Rate Period”), the intervals and dates at which the rate will be set by the Remarketing Agent and the intervals and procedures by which the Bonds may be optionally tendered. These changes will be noted on the Series 2005A Bonds or an amended Series 2005A Bond form will be provided for in the amendment in order to reflect them. The election to change the Series 2005A Interest Rate determination method shall be made by the Company, by written direction to the Issuer, the Remarketing Agent, the Trustee, the Fiscal Agent and the Bank in the manner prescribed by the amendment or supplement to this Indenture. If an Alternate Rate is determined, the Trustee shall be notified of such Alternate Rate prior to the effective date of such rate.

A change to an Alternate Rate from another Series 2005A Interest Rate determination method shall cause a mandatory repurchase of the Series 2005A Bonds. The notice, receipt of the prior written consent of the Bank and Opinion of Bond Counsel requirements of Section 2.02(b) and 2.02(c) shall apply to any such change. The effective date of a change to an Alternate Rate must be the first day of a month (except as provided in the next sentence for Flexible Rate Bonds). If change to an Alternate Rate would take effect after a Flexible Rate Period, then for any Flexible Rate Bond having a Flexible Rate Term which ends before the effective date of the Alternate Rate, the Remarketing Agent shall determine Flexible Rate Terms that will best promote an orderly transition to the Alternate Rate Period, such that the day next succeeding the last day of all Flexible Rate Terms with respect to the Series 2005A Bonds shall be the effective date of the Alternate Rate Period.

Each Alternate Rate shall be set at the minimum rate that the Remarketing Agent determines, in its sole discretion based upon market conditions, would be necessary to sell the Bonds on the day the rate is set at their principal amount plus accrued interest.

The amendment shall establish an index and/or method by which the rate will be set, to be used in the event that for any reason the Remarketing Agent does not set an Alternate Rate for an Alternate Rate Period or a court holds that the rate set for the Alternate Rate Period is invalid or unenforceable.

Section 2.03 Execution and Authentication. The Bonds will be signed by the Chairman of the County Commission of the Issuer on the date of the execution and delivery of this Indenture; provided, however, that Additional Bonds issued after the date of this Indenture shall be signed by the Chairman of the County Commission of the Issuer on the respective date of delivery for each of such Bonds. If any officer of the Issuer whose signature is on a Bond no longer holds that office at the time the Fiscal Agent authenticates the Bond, the Bond shall nevertheless be valid. Also, if a person signing a Bond is the proper officer on the actual date of execution, the Bond shall be valid even if that person is not the proper officer on the nominal date of action.

A Bond shall not be valid for any purpose under this Indenture unless and until the Fiscal Agent manually signs the certificate of authentication on the Bond, and such signature shall be conclusive evidence that the Bond has been authenticated under this Indenture.

Section 2.04 Bond Register. The Fiscal Agent shall keep a register of Bonds and of their transfer and exchange. Bonds, such as the Series 2005B Bonds, not held under a book-entry system must be presented at the corporate trust office of the Fiscal Agent for registration, transfer and exchange, and Bonds may be presented at that office for payment. Bonds not held under a book-entry system and optionally tendered by their holders must be delivered as specified in Section 3.07(b).

Section 2.05 Registration and Exchange of Bonds; Persons Treated as Owners; Book-Entry System.

(a) Bonds may be transferred only on the register maintained by the Fiscal Agent. Upon surrender for transfer of any Bond to the Fiscal Agent, duly endorsed for transfer or accompanied by an assignment duly executed by the holder or the holder’s attorney duly authorized in writing and in either case, with an appropriate guarantee of signature conforming to the requirements of Exhibit A hereto, the Fiscal Agent shall authenticate a new Bond or Bonds of the same series in an equal aggregate principal amount and registered in the name of the transferee.

Bonds may be exchanged for an equal aggregate principal amount of Bonds of different Authorized Denominations. The Fiscal Agent shall authenticate and deliver Bonds that the Bondholder making the exchange is entitled to receive, bearing numbers not then outstanding.

Except in connection with the optional tender of Series 2005A Bonds pursuant to Section 3.07(b) and the delivery thereof pursuant to Section 3.08, the Fiscal Agent shall not be required to transfer or exchange any Bond during the period beginning 15 days before the mailing of notice calling the Bond or any portion of the Bond for redemption and ending on the redemption date. Bonds subject to redemption or mandatory repurchase may be transferred or exchanged only if the Fiscal Agent provides the new holder thereof with a copy of the notice of redemption or mandatory repurchase, as the case may be.

The holder of a Bond as shown on the register of the Fiscal Agent shall be the absolute owner of the Bond for all purposes, and payment of principal, interest or purchase price shall be made only to or upon the written order of such holder or the holder’s legal representative; provided that interest shall be paid to the Person shown on the register as a holder of a Bond on the applicable Series 2005A Record Date or Series 2005B Record Date, as the case may be.

(b) The Fiscal Agent may require the payment by a Bondholder requesting exchange or registration of transfer of any tax or other governmental charge required to be paid in respect of the exchange or registration of transfer but shall not impose any other charge.

(c) The Fiscal Agent or the Remarketing Agent may make appropriate arrangements for the Bonds to be issued or held by means of a book-entry system administered by DTC with no physical distribution of Bonds made to the public. The Series 2005A Bonds will initially be issued by means of a book-entry system administered by DTC with no physical distribution of Bonds made to the public. References in this Section 2.05(c) to a Series 2005A Bond or the Series 2005A Bonds shall be construed to mean the Series 2005A Bond or the Series 2005A Bonds which are held under the book-entry system. One Series 2005A Bond for the Initial Series 2005A Bonds and, unless the Additional Bond Advance procedure is utilized at the direction of the Company, one Bond for each of the Additional Series 2005A Bonds, with the same final maturity date, shall be issued to DTC and immobilized in its custody. A book-entry system shall be employed, evidencing ownership of the Series 2005A Bonds in Authorized Denominations, with transfers of beneficial ownership effected on the records of DTC and the DTC Participants pursuant to rules and procedures established by DTC.

Each DTC Participant shall be credited in the records of DTC with the amount of such DTC Participant’s interest in the Series 2005A Bonds. Beneficial ownership interests in the Series 2005A Bonds may be purchased by or through DTC Participants. The holders of these beneficial ownership interests are hereinafter referred to as the “Beneficial Owners”. The Beneficial Owners shall not receive Series 2005A Bonds representing their beneficial ownership interests. The ownership interests of each Beneficial Owner shall be recorded through the records of the DTC Participant from which such Beneficial Owner purchased its Series 2005A Bonds. Transfers of ownership interests in the Series 2005A Bonds shall be accomplished by book entries made by DTC and, in turn, by DTC Participants acting on behalf of Beneficial Owners. SO LONG AS CEDE & CO., AS NOMINEE FOR DTC, IS THE REGISTERED OWNER OF THE SERIES 2005A BONDS, THE TRUSTEE AND THE FISCAL AGENT SHALL TREAT CEDE & CO. AS THE ONLY HOLDER OF THE SERIES 2005A BONDS FOR ALL PURPOSES UNDER THIS INDENTURE, INCLUDING RECEIPT OF ALL PRINCIPAL AND

PURCHASE PRICE OF AND INTEREST ON THE SERIES 2005A BONDS, RECEIPT OF NOTICES, VOTING AND REQUESTING OR DIRECTING THE TRUSTEE OR FISCAL AGENT TO TAKE OR NOT TO TAKE, OR CONSENTING TO, CERTAIN ACTIONS UNDER THIS INDENTURE.

Payments of principal, interest and purchase price with respect to the Series 2005A Bonds, so long as DTC or its nominee, Cede & Co., is the only owner of the Series 2005A Bonds, shall be paid by the Fiscal Agent directly to DTC or its nominee, Cede & Co. as provided in the Blanket Issuer Letter of Representation dated January 16, 1997 from the Issuer to DTC (the “Letter of Representation”). DTC shall remit such payments to DTC Participants, and such payments thereafter shall be paid by DTC Participants to the Beneficial Owners. The Issuer, the Company, the Fiscal Agent, the Remarketing Agent and the Trustee shall not be responsible or liable for payment by DTC or DTC Participants, for sending transaction statements or for maintaining, supervising or reviewing records maintained by DTC or DTC Participants.

In the event that (i) DTC or any successor securities depository determines not to continue to act as securities depository for the Series 2005A Bonds or (ii) the Company or the Remarketing Agent determines that the continuation of the book-entry system of evidence and transfer of ownership of the Series 2005A Bonds would adversely affect their interests or the interests of the Beneficial Owners of the Series 2005A Bonds, the Issuer shall, at the request of the Company or the Remarketing Agent, discontinue the book-entry system with DTC or any successor securities depository. If the Remarketing Agent fails to identify another qualified securities depository to replace DTC or the then existing securities depository, the Fiscal Agent shall use all reasonable efforts to obtain the names, addresses and principal amount of the holders of beneficial interests in the Series 2005A Bonds and authenticate and deliver replacement Bonds in the form of fully registered Series 2005A Bonds to each Beneficial Owner.

THE ISSUER, THE COMPANY, THE REMARKETING AGENT, THE FISCAL AGENT AND THE TRUSTEE SHALL NOT HAVE ANY RESPONSIBILITY OR OBLIGATION TO ANY DTC PARTICIPANT OR ANY BENEFICIAL OWNER WITH RESPECT TO (I) THE SERIES 2005A BONDS; (II) THE ACCURACY OF ANY RECORDS MAINTAINED BY DTC OR ANY DTC PARTICIPANT; (III) THE PAYMENT BY DTC OR ANY DTC PARTICIPANT OF ANY AMOUNT DUE TO ANY BENEFICIAL OWNER IN RESPECT OF THE PRINCIPAL OF AND INTEREST ON THE SERIES 2005A BONDS; (IV) THE DELIVERY OR TIMELINESS OF DELIVERY BY DTC OR ANY DTC PARTICIPANT OF ANY NOTICE DUE TO ANY BENEFICIAL OWNER WHICH IS REQUIRED OR PERMITTED UNDER THE TERMS OF THIS INDENTURE TO BE GIVEN TO BENEFICIAL OWNERS; (V) THE SELECTION OF BENEFICIAL OWNERS TO RECEIVE PAYMENTS IN THE EVENT OF ANY PARTIAL REDEMPTION OF THE SERIES 2005A BONDS; OR (VI) ANY CONSENT GIVEN OR OTHER ACTION TAKEN BY DTC, OR ITS NOMINEE, CEDE & CO., AS OWNER.

(d) The Fiscal Agent or the Remarketing Agent shall not be limited to utilizing a book-entry system maintained by DTC but may enter into a custody agreement with any bank or trust company serving as custodian (which may be the Fiscal Agent serving in the capacity of custodian) to provide for a book-entry or similar method for the registration and registration of transfer of all or a portion of the Series 2005A Bonds.

SO LONG AS A BOOK-ENTRY SYSTEM OF EVIDENCE OF TRANSFER OF OWNERSHIP OF ALL THE SERIES 2005A BONDS IS MAINTAINED IN ACCORDANCE HEREWITH, THE PROVISIONS OF THIS INDENTURE RELATING TO THE DELIVERY OF PHYSICAL BOND CERTIFICATES SHALL BE DEEMED TO GIVE FULL EFFECT TO SUCH BOOK-ENTRY SYSTEM.

Section 2.06 Mutilated, Lost, Stolen, Destroyed or Undelivered Bonds.

(a) If any Bond is mutilated, lost, stolen or destroyed, the Fiscal Agent shall authenticate a new Bond of the same denomination for any mutilated, lost, stolen or destroyed Bond if there shall first be delivered by the Bondholder to the Fiscal Agent at its corporate trust operations office (i) in the case of any mutilated Bond, such mutilated Bond, and (ii) in the case of any lost, stolen or destroyed Bond, evidence of such loss, theft or destruction reasonably satisfactory to the Issuer, the Company, the Fiscal Agent, the Bank and the Trustee, together with an indemnity from the Bondholder, reasonably satisfactory to the Fiscal Agent. If the Bond has matured and if the evidence and indemnity described above have been provided by the Bondholder, instead of issuing a duplicate Bond, the Fiscal Agent shall pay the Bond without requiring surrender of the Bond and make such requirements as the Fiscal Agent deems fit for its protection, including a lost instrument bond. The Fiscal Agent may charge the Bondholder its reasonable fees and expenses in this connection.

(b) In the event that any Bond purchased pursuant to an optional tender or mandatory repurchase is not delivered by the holder thereof on the date such Bond is deemed purchased, the Issuer shall execute (if necessary) and the Fiscal Agent shall authenticate and deliver a new Bond of the same series of like aggregate principal amount as the Bond deemed purchased, which Bond shall, for all purposes of this Indenture, be deemed to evidence the same debt as the Bond deemed purchased and shall be remarketed, delivered and registered in accordance with Section 3.08(d) hereof.

(c) Every new Bond issued pursuant to this Section 2.06 shall (i) constitute an additional contractual obligation of the Issuer regardless of whether, in the case of (a) above, the mutilated, lost, stolen or destroyed Bond and, in the case of (b) above, the Bond deemed purchased shall be enforceable at any time by anyone, and (ii) be entitled to all of the benefits of this Indenture equally and proportionately with any and all other Bonds of the same series issued and Outstanding hereunder.

(d) All Bonds shall be held and owned on the express condition that the foregoing provisions of this Section 2.06 are exclusive with respect to the replacement or payment of mutilated, lost, stolen or destroyed Bonds and the replacement of any Bond deemed purchased pursuant to an optional tender or mandatory repurchase and, to the extent permitted by law, shall preclude any and all other rights and remedies with respect to the replacement or payment of negotiable instruments or other investment securities without their surrender, notwithstanding any law or statute to the contrary now existing or enacted hereafter.

Section 2.07 Cancellation of Bonds. All Bonds paid, redeemed or purchased, either at or before maturity, shall be delivered to the Fiscal Agent when such payment, redemption or purchase is made, and except as otherwise provided herein, shall be cancelled. Whenever a Bond is delivered to the Fiscal Agent for cancellation (upon payment, redemption, defeasance or otherwise), or for transfer, exchange or replacement pursuant to Section 2.05 or 2.06, the Fiscal Agent shall safeguard such Bond for such period of time as may be required by applicable governmental regulations and shall thereafter promptly cancel the Bond and supply evidence of such cancellation to any party so requesting.

Section 2.08 Temporary Bonds. Until definitive Bonds are ready for delivery, the Issuer may execute and the Fiscal Agent shall authenticate temporary Bonds substantially in the form of the definitive Bonds, with appropriate variations. The Issuer shall, without unreasonable delay, prepare and the Fiscal Agent shall authenticate definitive Bonds in exchange for the temporary Bonds. Such exchange shall be made by the Fiscal Agent without charge to the Bondholders. Temporary Bonds shall not otherwise be eligible for transfer or exchange under Section 2.05.

Section 2.09 Additional Bonds.

(a) Conditioned upon the receipt by the Trustee of the documents listed below, the Issuer may issue Additional Bonds from time to time. Each issue of Additional Bonds shall be delivered pursuant to a completed and executed Designation of Bond, in the form attached to this Indenture as Exhibit C, and shall be on a parity and equally and ratably secured under this Indenture with the Bonds of that same series referred to in Section 2.01 and any other Additional Bonds of that same series previously issued, without preference, priority or distinction of any Bonds of a series over any other Bonds of that same series. All such Additional Bonds of a series shall be subject to the same Series 2005A Interest Rate or Series 2005B Interest Rate, as applicable, redemption, tender and Authorized Denomination provisions as the other Bonds of that series and shall be in substantially the same form as the Bonds of that series referred to in Section 2.01. Moneys received by the

Trustee from the sale of Additional Bonds shall be deposited in the Project Fund to be requisitioned by the Company for Costs of the Project. The Trustee shall direct the Fiscal Agent to authenticate and deliver, and the Fiscal Agent shall authenticate and deliver, such Additional Bonds, but only upon receipt by the Trustee of the following:

(i) The purchase price for such Bonds set forth in the Designation of Bonds for the account of the Issuer;

(ii) An original executed counterpart of Designation of Bond;

(iii) For Additional Series 2005A Bonds, an original amendment or supplement to the Letter of Credit executed by the Bank increasing the stated amount thereof available to be drawn by the Trustee for the benefit of the Series 2005A Bondholders to an amount equal to the aggregate principal amount of the Outstanding Series 2005A Bonds (including the Additional Series 2005A Bonds then to be issued and delivered) plus an amount equal to 35 days’ interest on all such Series 2005A Bonds, calculated at the Maximum Rate on the basis of actual number of days elapsed in a year of 365 days, and otherwise in form and substance satisfactory to the Trustee, the Underwriter and the Remarketing Agent;

(iv) For Additional Series 2005A Bonds, an Opinion of Counsel to the Bank stating, among other things, that the Letter of Credit, as so amended or supplemented, has been duly authorized, executed and delivered by the Bank, constitutes the valid and binding obligation of the Bank and is enforceable in accordance with its terms subject to customary equity and bankruptcy exceptions, and is not subject to registration under the Securities Act, and otherwise in form and substance satisfactory to the Underwriter and the Remarketing Agent; and

(v) For Additional Series 2005A Bonds, written confirmation from the Rating Agency that the issuance of the Additional Series 2005A Bonds will not cause the rating of the Series 2005A Bonds to be reduced or withdrawn.

(b) The Trustee shall deposit the proceeds of such Additional Bonds in the Project Fund.

Section 2.10 Additional Bond Advances under Initial Bonds.

(a) In lieu of issuing certificates for Additional Bonds, as described in Section 2.05(c) and Section 2.09 above, the Company may request advances (“Additional Bond Advances”) under each respective series of Initial Bonds certificates by notice to the Trustee, the Underwriter and the Series 2005B Bond Purchaser substantially in the form of Exhibit D hereto (the “Bond Advance Notice”) delivered contemporaneously with the Designation of Bond. Upon receipt of the Bond Advance Notice from the Company requesting an Additional Bond Advance, the Underwriter and the Series 2005B Bond Purchaser will, so long as no Default has occurred and is continuing, pay the amount of the Additional Bond Advance requested in such Bond Advance Notice to the Trustee for deposit in the Project Fund on the date specified in the related Designation of Bond; provided that (i) for the Series 2005A Bonds, the aggregate amount of such Series 2005A Additional Bond Advances (including the initial advance made under the Series 2005A Initial Bond) together with the outstanding principal amounts of any Additional Series 2005A Bonds will not exceed $75,000,000 and (ii) for the Series 2005B Bonds, the aggregate amount of such Series 2005B Additional Bond Advances (including the initial advance made under the Series 2005B Initial Bond) together with the outstanding principal amounts of any Additional Series 2005B Bonds will not exceed $25,000,000. The records of the Fiscal Agent will be conclusive as to the aggregate amount of Additional Bond Advances requested and made, absent manifest error. The Trustee shall direct the Fiscal Agent to endorse on the schedule attached to each of the certificates for the respective Initial Bonds the date and amount of each such Additional Bond Advance and each principal payment on and redemption in part of the respective Initial Bonds and the resulting principal amount, and the Fiscal Agent will so endorse such Initial Bonds, but only upon receipt by the Trustee of the following:

(i) The amount of the Additional Bond Advances for each respective series of Initial Bonds set forth in the Bond Advance Notice;

(ii) For Additional Bond Advances under the Series 2005A Bonds, an original amendment or supplement to the Letter of Credit executed by the Bank increasing the stated amount thereof available to be drawn by the Trustee for the benefit of the Series 2005A Bondholders to an amount equal to the aggregate principal amount of the Outstanding Series 2005A Bonds (including the Series 2005A Additional Bond Advance then to be endorsed) plus an amount equal to 35 days’ interest on all such Series 2005A Bonds, calculated at the Maximum Rate on the basis of actual number of days elapsed in a year of 365 days, and otherwise in form and substance satisfactory to the Trustee, the Underwriter and the Remarketing Agent; and

(iii) For Additional Bond Advances under the Series 2005A Bonds, an Opinion of Counsel to the Bank stating, among other things, that the Letter of Credit, as so amended or supplemented, has been duly authorized, executed and delivered by the Bank, constitutes the valid and binding obligation of the Bank and is enforceable in accordance with its terms subject to customary equity and bankruptcy exceptions, and is not subject to registration under the Securities Act, and otherwise in form and substance satisfactory to the Underwriter and the Remarketing Agent.

Section 2.11 Conversion of Series 2005B Bonds to Series 2005A Bonds.

(a) For so long as Series 2005A Bonds are outstanding and backed by a Letter of Credit, the Series 2005B Bonds shall, at the option of the Company and with the written consent of the Bank and the Series 2005B Bond Purchaser, be convertible, at any time, in whole or in part into Series 2005A Bonds (“Series 2005A Conversion Bonds”). The principal amount of the Series 2005A Conversion Bonds to be issued shall be equal to the principal amount of Series 2005B Conversion Bonds (as defined below) tendered for conversion in accordance with paragraph (b) below. The Series 2005A Conversion Bonds shall have the same rights, terms and privileges as and shall be on a parity and equally and ratably secured under this Indenture with the Series 2005A Bonds and any other Additional Series 2005A Bonds previously issued, without preference, priority or distinction of any Series 2005A Bonds over any other Series 2005A Bonds.

(b) If the Company desires to exercise such right of conversion, it shall obtain the written consent of the Series 2005B Bond Purchaser and the Bank and give written notice to the Issuer, the Trustee and the Remarketing Agent (the “Series 2005B Conversion Notice”) of its election to convert a stated principal amount of Series 2005B Bonds (the “Series 2005B Conversion Bonds”) into Series 2005A Conversion Bonds and deliver to the Trustee its certificate or certificates representing such Series 2005B Conversion Bonds. The Series 2005B Conversion Notice shall also contain a statement confirming that the Series 2005A Conversion Bonds shall be issued in the name of the Series 2005B Bond Purchaser. Within 30 days after the receipt of the Series 2005B Conversion Notice, the Trustee shall direct the Fiscal Agent to authenticate and deliver, and the Fiscal Agent shall authenticate and deliver, such Series 2005A Conversion Bonds to the Remarketing Agent, but only upon receipt by the Trustee of the following:

(i) the surrender of the certificate or certificates representing the Series 2005B Conversion Bonds;

(ii) An original amendment or supplement to the Letter of Credit executed by the Bank increasing the stated amount thereof available to be drawn by the Trustee for the benefit of the Series 2005A Bondholders to an amount equal to the aggregate principal amount of the Outstanding Series 2005A Bonds (including the Series 2005A Conversion Bonds then to be issued and delivered) plus an amount equal to 35 days’ interest on all such Series 2005A Conversion Bonds, calculated at the Maximum Rate on the basis of actual number of days elapsed in a year of 365 days, and otherwise in form and substance satisfactory to the Trustee, the Underwriter and the Remarketing Agent;

(iii) an Opinion of Bond Counsel, substantially to the effect that the Series 2005A Conversion Bonds so specified have been validly authorized, executed and issued under the laws of the State and are not subject to registration under the Securities Act of 1933, as amended (the “Securities Act”) and this Indenture has been duly authorized, executed and delivered by the Issuer and is not subject to qualification under the Trust Indenture Act of 1939, as amended; and

(iv) An Opinion of Counsel to the Bank stating, among other things, that the Letter of Credit, as so amended or supplemented, has been duly authorized, executed and delivered by the Bank, constitutes the valid and binding obligation of the Bank and is enforceable in accordance with its terms subject to customary equity and bankruptcy exceptions, and is not subject to registration under the Securities Act, and otherwise in form and substance satisfactory to the Underwriter and the Remarketing Agent.

(c) Upon the issuance of any Series 2005A Conversion Bonds, the aggregate authorized principal amount of Series 2005A Bonds (initially $75,000,000) shall be increased to include any amounts outstanding under the Series 2005B Conversion Bonds.

(d) Upon receipt of the Series 2005A Conversion Bonds, the Remarketing Agent shall remarket the Series 2005A Conversion Bonds pursuant to the Remarketing Agreement at par and shall deliver the proceeds from the sale of the Series 2005A Conversion Bonds to the Series 2005B Bond Purchaser in return for a mutually agreeable fee payable the by Company or the Series 2005B Bond Purchaser to the Remarketing Agent.

ARTICLE III

REDEMPTION, PURCHASE AND REMARKETING

Section 3.01 Redemption of Bonds.

(a) Optional Redemption of Bonds. The Bonds may be redeemed by the Issuer (at the direction of the Company (but only with the prior written consent of the Bank)), in whole or from time to time in part, on any Series 2005A Interest Payment Date or Series 2005B Interest Payment Date, as the case may be, or if such Series 2005A Interest Payment Date or Series 2005B Interest Payment Date is not a Business Day, on the next succeeding Business Day, at a redemption price equal to the principal thereof, plus accrued interest to, but not including, the redemption date without premium; provided that any such redemption in part shall be in a minimum amount of $100,000.

(b) Reserved.

(c) Mandatory Redemption of Series 2005A Bonds Upon Demand by Bank. The Series 2005A Bonds are subject to mandatory redemption at a redemption price equal to 100% of the principal amount thereof plus accrued interest to, but not including, the redemption date in whole or in part, without premium, at the earliest date for which notice of redemption can be given upon receipt by the Trustee of written notice from the Bank requesting such redemption, specifying the principal amount of the Series 2005A Bonds to be redeemed (if less than all of the Series 2005A Bonds Outstanding are to be redeemed) and stating that (i) an “event of default” with respect to the Company under and as defined in the Credit Agreement has occurred and is continuing, or (ii) it holds as the registered or beneficial owner Bank Bonds; provided, however, only Bank Bonds shall be subject to mandatory redemption pursuant to this clause (ii).

(d) Reserved.

(e) Mandatory Redemption of Series 2005A Bonds on Expiration or Termination of Letter of Credit Without Extension or Providing a Substitute Letter of Credit. The Series 2005A Bonds are also subject to mandatory redemption at a redemption price equal to 100% of the principal amount thereof plus accrued interest to, but not including, the redemption date in whole, without premium, on the 10th day prior to the stated expiration date or termination date of the Letter of Credit, if by the 30th day prior to such expiration or termination date the Trustee has not received (1) written evidence that such Letter of Credit has been extended or (2) a Substitute Letter of Credit to be effective on the date of substitution.

(f) Purchase of Series 2005A Bonds in Lieu of Redemption. When Series 2005A Bonds are subject to mandatory redemption pursuant to subsections (c) or (d) in this Section 3.01, Bonds paid by the Company or paid from a draw under the Letter of Credit or otherwise paid by or on behalf of the Bank shall be purchased in lieu of redemption on the applicable redemption date at a purchase price equal to the principal amount thereof, plus accrued interest thereon to, but not including, the date of such purchase, if the Trustee has received a written request on or before said purchase date from the Company or the Bank, as the case may be, specifying that the moneys provided or to be provided by such party shall be used to purchase Series 2005A Bonds in lieu of redemption. No purchase of Series 2005A Bonds by the Company or the Bank pursuant to this Indenture or advance or use of any moneys to effectuate any such purchase shall be deemed to be a payment or redemption of the Series 2005A Bonds or any portion thereof, and such purchase shall not operate to extinguish or discharge the indebtedness evidenced by such Bonds. No Series 2005A Bonds purchased pursuant to this subsection (f) shall be required to be remarketed by the Remarketing Agent pursuant to Section 3.08, unless the Remarketing Agent specifically agrees to undertake such remarketing. Any purchase by the Company or the Bank pursuant to this subsection (f) must be made with Available Moneys.

Section 3.02 Redemption Date. The redemption date of Series 2005A Bonds and Series 2005B Bonds to be redeemed pursuant to any optional redemption provisions in Section 3.01(a) shall be a date permitted by such subsection and specified by the Company in the notice delivered pursuant to Section 3.04. The redemption date for mandatory redemptions of the Series 2005A Bonds shall be as specified in Section 3.01(c) or (e), as the case may be, or determined by the Trustee consistently with the provisions thereof.

Section 3.03 Selection of Bonds To Be Redeemed. If fewer than all the Bonds of any series are to be redeemed, the Fiscal Agent shall select the Bonds to be redeemed from among the Outstanding Bonds of such series, as set forth below, by random selection or such other method as it deems in its sole discretion to be fair and appropriate, except that Bank Bonds (which shall be purchased and delivered as provided in Section 3.08(d) below), will be selected for redemption prior to any other Series 2005A Bonds. The Fiscal Agent shall make the selection from Bonds of a series not previously called for redemption. The Fiscal Agent shall treat each holder of Bonds of a series as the owner of one Bond for purposes of selection for redemption, and shall select Bonds of a series for redemption by random selection or such other method as it deems in its sole discretion to be fair and appropriate (a) from among the holders of less than $1,000,000 in aggregate principal amount, provided that if there are no such holders, or if, after selection from among such holders such selection has not resulted in redemption of a sufficient amount of Bonds of a series, then (b) from among the holders of $1,000,000 or more in aggregate principal amount of Bonds of a series. The Fiscal Agent shall, on or before the day on which notice of redemption is mailed to the holders, give telephonic notice to the Remarketing Agent of the Series 2005A Bonds selected for redemption and the name of the holder or holders thereof. No portion of a Bond of a series may be redeemed that would result in a Bond which is smaller than the then permitted minimum Authorized Denomination. For this purpose, the Fiscal Agent shall consider each Bond of a series in a denomination larger than the minimum Authorized Denomination permitted by the Bonds at the time to be separate Bonds each in the minimum Authorized Denomination. Provisions of this Indenture that apply to Bonds called for redemption also apply to portions of Bonds of a series called for redemption.

If Flexible Rate Bonds are to be selected for redemption, they shall be selected in the chronological order in which their Mandatory Repurchase Dates occur, beginning with the earliest Mandatory Repurchase Date. If fewer than all Flexible Rate Bonds having the same Mandatory Repurchase Date (selected for redemption as set forth in the immediately preceding sentence) are to be redeemed, the Fiscal Agent shall select the Flexible Rate Bonds to be redeemed on such Mandatory Repurchase Date by lot or other method it deems in its sole discretion to be fair and appropriate.

Notwithstanding anything to the contrary in this Indenture, there shall be no redemption of less than all of the Series 2005A Bonds if there shall have occurred and be continuing an Event of Default.

Section 3.04 Notice to Trustee; Notice of Redemption.

(a) If the Company wishes that any Bonds be redeemed pursuant to the optional redemption provisions in Section 3.01(a) hereof, the Company shall notify the Trustee, the Fiscal Agent, the Bank and the Remarketing Agent in writing of the applicable provision, the redemption date, the principal amount of Bonds to be redeemed and other necessary particulars. The Company shall give such notices at least 45 days before the redemption date or such lesser period which is acceptable to the Trustee and Fiscal Agent, but not less than 30 days.

(b) The Trustee shall prepare and the Fiscal Agent shall send notice of each redemption to each Bondholder whose Bonds are being redeemed, the Company, the Remarketing Agent and the Bank by first-class mail at least 30 days, but not more than 60 days, before each redemption; provided, however, in the case of a mandatory redemption the Trustee shall give notice of such redemption as soon as practicable. The notice shall identify the Bonds (including applicable series), or portions thereof to be redeemed and shall state (i) the type of redemption and the redemption date, (ii) the redemption price, (iii) that the Bonds called for redemption must be surrendered to collect the redemption price, (iv) the address at which the Bonds must be surrendered, (v) that if on the redemption date the Bond Fund contains moneys sufficient to pay the redemption price, interest on the Bonds called for redemption will cease to accrue on the redemption date, (vi) if applicable, the CUSIP number of the Bonds and (vii) any condition to the redemption.

A copy of each notice of redemption of Series 2005A Bonds shall also be sent by the Fiscal Agent by certified or registered mail or by facsimile to each securities depository (each, a “Depository”) registered with the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended, two Business Days prior to mailing notice to Bondholders and to two national information services which disseminate redemption notices and to each registered owner of $1,000,000 or more of Series 2005A Bonds on the same date notices are mailed to other Bondholders, provided that the Fiscal Agent may, in its discretion, provide for overnight, telecopied or other form of notice to a Depository acceptable to or requested by such Depository. Notwithstanding the foregoing, in the event that the Depository for any of the Bonds to be redeemed is DTC, the Trustee shall follow the procedures for redemption and notice as set forth in DTC’s operational arrangements as in effect from time to time.

With respect to any Bonds to be redeemed which have not been presented for redemption within 60 days after the redemption date, the Trustee, at the expense of the Company, shall prepare and the Fiscal Agent shall give a second notice of redemption to the holder of any such Bonds which have not been presented for redemption, by first-class mail, within 30 days after the end of such 60-day period.

Failure by the Fiscal Agent to give any notice of redemption or any defect in such notice as to any particular Bonds shall not affect the validity of the call for redemption of any Bonds in respect of which no such failure or defect has occurred. Any notice mailed as provided in this Indenture shall be conclusively presumed to have been given whether or not actually received by any holder.

Section 3.05 Payment of Bonds Called for Redemption. On or before the date fixed for redemption, the Trustee shall cause to be transferred from the Bond Fund to the Fiscal Agent pursuant to Section 4.01 moneys (which shall be Available Moneys in the case of redemption of Series 2005A Bonds) sufficient to pay the redemption price of the Bonds called for redemption, together with accrued interest to, but not including, the redemption date of the Bonds called for redemption. Upon surrender to the Fiscal Agent, Bonds called for redemption shall be paid as provided in this Article at the redemption price provided for in this Article. On the date fixed for redemption, notice having been given in the manner and under the conditions hereinabove provided, the Bonds or portions thereof called for redemption shall be due and payable at the redemption price provided therefor, plus accrued interest to, but not including, such date. On such redemption date, if moneys (which shall be Available Moneys in the case of redemption of Series 2005A Bonds) sufficient to pay the redemption price of the Bonds to be redeemed, plus accrued interest thereon to, but not including, the date fixed for redemption, are held by the Fiscal Agent, interest on the Bonds called for redemption shall cease to accrue; such Bonds shall cease to be entitled to any benefits or security under this Indenture or to be deemed Outstanding; and the holders of such Bonds shall have no rights in respect thereof except to receive payment of the redemption price thereof, plus accrued interest to, but not including, the date of redemption.

Section 3.06 Bonds Redeemed in Part. Upon surrender of a Bond redeemed in part, the Fiscal Agent shall authenticate for the holder a new Bond or Bonds of the same series in Authorized Denominations equal in aggregate principal amount to the unredeemed portion of the Bond surrendered.

Section 3.07 Purchase of Series 2005A Bonds.

(a) Mandatory Repurchase of Series 2005A Bonds; Notice. Except as provided in Section 3.07(e), Series 2005A Bonds are subject to mandatory repurchase as follows:

(i) as to any Flexible Rate Bond, on each Series 2005A Interest Payment Date applicable to such Bond at a purchase price equal to 100% of the principal amount thereof plus accrued and unpaid interest thereon to but not including the date of purchase;

(ii) as to any Series 2005A Bond, on any Conversion Date with respect to such Bond at a purchase price equal to 100% of the principal amount thereof plus accrued and unpaid interest thereon to but not including the date of purchase;

(iii) as to any Series 2005A Bond, on the effective date of any Substitute Letter of Credit delivered pursuant to Section 5.03, at a purchase price equal to 100% of the principal amount thereof plus accrued and unpaid interest thereon to but not including the date of purchase; and

(iv) as to any Weekly Rate Bond, on any Series 2005A Interest Payment Date selected by the Company, or if such Series 2005A Interest Payment Date is not a Business Day, on the next succeeding Business Day, at a purchase price equal to 100% of the principal amount thereof plus accrued and unpaid interest thereon to, but not including, the date of purchase; provided that any such mandatory repurchase, except as provided in Section 9.12 hereof, shall be subject to the prior written consent of the Bank.

The Trustee will prepare and the Fiscal Agent will send to the holders of Series 2005A Bonds subject to mandatory repurchase and to the Remarketing Agent, the Bank and the Company a Notice of Mandatory Repurchase at least fifteen (15) days but not more than 60 days before the Mandatory Repurchase Date, except that no such Notice of Mandatory Repurchase will be given to holders of Flexible Rate Bonds if the mandatory repurchase is being made pursuant to Section 3.07(a)(i) above. Any Notice of Mandatory Repurchase will be given by first-class mail and will be substantially in the form attached hereto as Exhibit B. If the mandatory repurchase is made in connection with a change to an Alternate Rate, the Notice of Mandatory Repurchase shall include the applicable information required by Section 2.02(e). If the mandatory repurchase is made in connection with a change in the Series 2005A Interest Rate determination method (other than to an Alternate Rate), the Notice of Mandatory Repurchase shall include the applicable information required by Section 2.02(c).

With respect to any Series 2005A Bonds to be purchased which have not been presented for purchase within 60 days after the Mandatory Repurchase Date, the Trustee, at the expense of the Company, shall cause the Fiscal Agent to prepare and send a second notice of purchase to the holder of any such Series 2005A Bonds which have not been presented for purchase, by first-class mail, within 30 days of the end of such 60 day period.

(b) Optional Tender of Series 2005A Bonds.

(i) Except as provided in Section 3.07(e), while any Series 2005A Bond (other than a Bank Bond) bears interest at the Weekly Rate, the holder (or while the Bonds are held pursuant to a book-entry system, the Beneficial Owner) of such Series 2005A Bond may elect to tender such Series 2005A Bond (or portion thereof, provided that each of the portion to be purchased and the portion to be retained is in an Authorized Denomination) for purchase at a purchase price equal to 100% of the principal amount of such Series 2005A Bond (or portion thereof), plus accrued and unpaid interest thereon to but not including the date of purchase, on any Business Day (the “Optional Tender Date”), but only upon (A) receipt by the Remarketing Agent by not later than 11:00 a.m. at least seven calendar days or five Business Days, whichever may be earlier, but not more than 30 days, prior to such Optional Tender Date of telephonic (followed, if requested by the Remarketing Agent, by written or facsimile confirmation delivered to the Remarketing Agent no later than the close of business on the next succeeding Business Day) or other written notice from the holder (or while the Series 2005A Bonds are held pursuant to a book-entry system, the DTC Participant through whom such Beneficial Owner holds such Series 2005A Bond) stating (1) the principal amount of the Bond (or portion thereof) to be tendered, (2) the Series 2005A Bond number or other identification satisfactory to the Remarketing Agent, and (3) the Optional Tender Date on which such Series 2005A Bond will be tendered;

and (B) if the Series 2005A Bonds are not being held under a book-entry system, delivery of such Series 2005A Bond (with an appropriate instrument of transfer duly executed in blank) to the Fiscal Agent by 10:00 a.m. on such Optional Tender Date.

(ii) Any notice of optional tender for purchase delivered pursuant to subpart (i) above shall be irrevocable and shall be binding on the holder (or Beneficial Owner, as the case may be) giving such notice or causing the same to be given and on any transferee of such holder.

(iii) Upon receipt by the Remarketing Agent of a notice of optional tender for purchase pursuant to subpart (i) above, the Remarketing Agent shall give prompt telephonic notice thereof, promptly confirmed in writing, including, in particular, notice of the information described in subsections 3.07(b)(i)(A) (1) and (3) above, to the Trustee and the Fiscal Agent.

(c) Payment for Purchased Series 2005A Bonds. To the extent that sufficient moneys have been made available therefor by 1:45 p.m. on the Optional Tender Date or the Mandatory Repurchase Date or other day on which Series 2005A Bonds have been successfully remarketed, as applicable (the “Purchase Date”) pursuant to Sections 3.08 and 5.02, upon surrender to the Fiscal Agent of Series 2005A Bonds optionally tendered or called for mandatory repurchase as provided herein, the purchase price therefor (as provided in this Section) shall be paid in immediately available funds by the Fiscal Agent or the Remarketing Agent not later than the close of business on the Purchase Date. From and after the Purchase Date or, if later, the date on which such moneys are made available to the Remarketing Agent or the Fiscal Agent, as applicable, interest accruing on such Series 2005A Bonds shall cease to be payable to the prior holder thereof, such Series 2005A Bonds shall cease to be entitled to the benefits or security of this Indenture and to such extent the prior holder shall have recourse solely to the funds held by the Trustee, the Fiscal Agent or the Remarketing Agent for the purchase of such Series 2005A Bonds as provided in Section 4.09.

(d) Bonds Purchased in Part. Upon surrender of a Series 2005A Bond purchased in part and receipt by the Fiscal Agent thereof, the Fiscal Agent shall authenticate and deliver to the surrendering holder a new Series 2005A Bond or Series 2005A Bonds in Authorized Denominations equal in aggregate principal amount to the unpurchased portion of the Series 2005A Bond surrendered.

(e) Limitations on Tenders.

(i) The Holders or Beneficial Owners shall not have the right or be required, as the case may be, to tender any Series 2005A Bond for purchase on an Optional Tender Date or a Mandatory Repurchase Date (other than a mandatory repurchase in lieu of redemption at the direction of the Bank pursuant to Section 3.01(f) hereof) if, following the occurrence of an Event of Default, the Trustee shall have declared the principal of and interest on the Bonds to be immediately due and payable pursuant to Section 8.02.

(ii) Holders or Beneficial Owners of Series 2005A Bonds called for redemption or mandatory repurchase shall not have the right (without the prior written consent of the Remarketing Agent) to tender such Series 2005A Bonds for purchase on an Optional Tender Date if such Optional Tender Date will occur on or after the 10th day prior to the date fixed for redemption or mandatory repurchase. Notwithstanding the foregoing, holders or Beneficial Owners of Series 2005A Bonds called for redemption shall not have the right in any event to tender such Series 2005A Bonds for purchase on an Optional Tender Date if such Optional Tender Date will occur on or after the second day prior to the date fixed for redemption.

Section 3.08 Remarketing of Purchased Bonds.

(a) Bonds To Be Remarketed. Series 2005A Bonds purchased pursuant to optional tender or mandatory repurchase shall be remarketed by the Remarketing Agent as provided in this Section except as follows:

(i) Series 2005A Bonds purchased with moneys representing the proceeds of the initial sale of the Series 2005A Bonds (including but not limited to any moneys described in Section 4.04(b) or 4.04(c)) shall be cancelled. The Trustee shall inform the Remarketing Agent when any Series 2005A Bonds are purchased with such moneys, and, if any such Series 2005A Bonds are delivered to the Remarketing Agent for purchase, the Remarketing Agent shall deliver them to the Fiscal Agent for cancellation.

(ii) Series 2005A Bonds purchased pursuant to an optional tender or a mandatory repurchase and as to which the Remarketing Agent has received a notice of redemption may be remarketed before the date fixed for redemption only if the purchaser receives prior to purchasing such Series 2005A Bond a notice that such Series 2005A Bond is subject to redemption on the date fixed for redemption, notwithstanding the fact that such notice of redemption may be sent to such purchaser after the time period mentioned in Section 3.04(b).

(iii) The Remarketing Agent shall not be required to offer Series 2005A Bonds for sale under this Section 3.08 (A) during the continuance of an Event of Default, or (B)as otherwise provided in the Remarketing Agreement.

(iv) Series 2005A Bonds purchased pursuant to an optional tender and as to which the Remarketing Agent has received a Notice of Mandatory Repurchase may be remarketed before the Mandatory Repurchase Date only if the purchaser receives a copy of the Notice of Mandatory Repurchase prior to purchasing such Series 2005A Bond.

(v) The Remarketing Agent shall not knowingly remarket any Series 2005A Bonds to the Issuer or the Company or any subsidiary or affiliate of either thereof pursuant to this Section 3.08 unless either (A) the entire purchase price is paid from Available Moneys or (B) prior to such sale, the Trustee and the Fiscal Agent shall have received a written opinion of Bankruptcy Counsel to the effect that such purchase would not result in a preferential payment pursuant to the provisions of Section 547 of the Bankruptcy Code, 11 U.S.C. § 101, et seq.

(b) Remarketing Effort. Except as provided in subsection (a) above or except to the extent the Company directs the Remarketing Agent not to do so, the Remarketing Agent shall (i) use reasonable best efforts to remarket on or prior to any scheduled purchase date all Series 2005A Bonds tendered or to be purchased pursuant to Section 3.07 (a “Scheduled Purchase Date”), and (ii) to the extent such Series 2005A Bonds are not remarketed on the Scheduled Purchase Date, continue to use reasonable best efforts to remarket such Series 2005A Bonds, upon the terms and subject to the conditions of the Remarketing Agreement, for purchase on a Business Day after such Scheduled Purchase Date (an “Unscheduled Purchase Date”).

As early as practicable but not later than 9:00 a.m. on each Scheduled Purchase Date and each Unscheduled Purchase Date, the Remarketing Agent shall notify the Fiscal Agent by telephone of (A) the amount of funds it has received from the remarketing of such Series 2005A Bonds (the “Remarketing Proceeds”), and (B) if the Series 2005A Bonds are not held pursuant to a book-entry system, the information to enable the Fiscal Agent to prepare new Series 2005A Bond certificates with respect to Series 2005A Bonds that were remarketed. If the Remarketing Agent has received Remarketing Proceeds with respect to all of the Series 2005A Bonds to be remarketed on a Scheduled Purchase Date, it shall transfer such Remarketing Proceeds to the owners tendering such Series 2005A Bonds for purchase as provided in subsection (c) below. If the Remarketing Agent has not received Remarketing Proceeds with respect to all of such Series 2005A Bonds to be remarketed on a Scheduled Purchase Date or has received Remarketing Proceeds with respect to all or a portion of Series 2005A Bonds remarketed on an Unscheduled Purchase Date, it shall transfer to the Trustee for redelivery to the Fiscal Agent the Remarketing Proceeds which the Remarketing Agent has received as provided in subsection (c) below. The Fiscal Agent shall immediately notify the Trustee and the Company by telephone, promptly confirmed in writing, of the amount of such Remarketing Proceeds and the Trustee shall, if required, take action as set forth in Section 5.02(a). If the Fiscal Agent shall fail to receive the notice described in the first sentence of this paragraph from the Remarketing Agent by 9:00 a.m. on any Scheduled Purchase Date, the Fiscal Agent shall contact the Remarketing Agent by telephone to confirm the information required to be provided in such notice. Upon such confirmation by the Fiscal Agent, the Fiscal Agent shall notify the Trustee in the manner set forth above, and the Trustee shall, if required, take action as set forth in Section 5.02(a).

(c) Remarketing Proceeds. If the Remarketing Agent has received from the purchasers thereof Remarketing Proceeds for the remarketing of all Series 2005A Bonds to be remarketed on a Scheduled Purchase Date, the

Remarketing Agent shall promptly forward such Remarketing Proceeds by wire transfer (or in such other manner as is acceptable to the Remarketing Agent) to the owners tendering such Series 2005A Bonds for purchase. Except as otherwise provided below with respect to Bank Bonds, until such transfer, all such Remarketing Proceeds shall be deposited in a separate, segregated account of the Remarketing Agent for application in accordance with the provisions of this Section 3.08, and until so applied shall be held uninvested in trust for the benefit of the holders tendering such Series 2005A Bonds for purchase.

If the Remarketing Agent has not received Remarketing Proceeds with respect to all of the Series 2005A Bonds to be remarketed on a Scheduled Purchase Date or has received Remarketing Proceeds from the remarketing of all or a portion of the Bonds to be remarketed on an Unscheduled Purchase Date, the Remarketing Agent will promptly forward all of the Remarketing Proceeds which it has received, if any, by wire transfer (or in such other manner as is acceptable to the Remarketing Agent and the Trustee) to the Trustee for delivery to the Fiscal Agent for payment to the owners tendering such Series 2005A Bonds for purchase. Except as otherwise provided below with respect to Bank Bonds, upon receipt by the Trustee and the Fiscal Agent, all such Remarketing Proceeds shall be deposited in a separate, segregated account of the Bond Fund for application in accordance with the provisions of this Section 3.08 and Article IV hereof and, until so applied, shall be held in trust for the benefit of the owners tendering such Series 2005A Bonds for purchase.

(d) Delivery of Purchased Bonds. Series 2005A Bonds purchased pursuant to Section 3.07 shall be delivered as follows:

(i) Series 2005A Bonds (other than Bank Bonds) purchased with Remarketing Proceeds shall be delivered to the purchasers thereof upon receipt of payment therefor. Prior to such delivery, the Fiscal Agent shall provide for registration of transfer to the Holders, as provided in a written notice from the Remarketing Agent; and

(ii) All Bank Bonds shall be registered in the name of the Company, subject to the pledge to the Bank and shall be delivered to and held by the Fiscal Agent pursuant to the Credit Agreement. Upon receipt of Remarketing Proceeds in respect of the sale of Bank Bonds, the Fiscal Agent shall notify the Bank and the Company of such receipt. Upon receipt of notice by the Fiscal Agent from the Bank by telephone, telecopy or telex, promptly confirmed in writing, that the Series 2005A Bonds have ceased to be Bank Bonds and that the amount of the Letter of Credit has been reinstated as provided therein, the Fiscal Agent shall remit the Remarketing Proceeds as directed by the Bank and release the Bank Bonds and deliver them to the purchasers thereof in accordance with Section (d)(i) above. The Fiscal Agent shall hold such Remarketing Proceeds in a segregated account in trust for the benefit of the Bank except that if the Letter of Credit is not reinstated as provided in the Letter of Credit, then the Fiscal Agent shall hold such funds for the benefit of the purchasers which provided such Remarketing Proceeds.

ARTICLE IV

PAYMENT OF BONDS AND CREATION OF FUNDS

Section 4.01 Payment of Series 2005A Bonds. The Trustee shall direct the Fiscal Agent to make payments when due of principal of and interest on, or the redemption price of, the Series 2005A Bonds, and the Fiscal Agent or the Remarketing Agent, as applicable, shall make payments of the purchase price of Series 2005A Bonds purchased pursuant to an optional tender or a mandatory repurchase:

(a) first, with respect to the Series 2005A Bonds, (but only with respect to payments of purchase price and except as otherwise directed pursuant to Section 3.08(a)(i)) from Remarketing Proceeds under Section 3.08, excluding any proceeds from a remarketing to the Issuer, the Company or any subsidiary or affiliate of either thereof;

(b) second, with respect to the Series 2005A Bonds, (but only with respect to payments of interest on Flexible Rate Bonds except as otherwise provided in Section 4.04(c)) from any moneys held by the Trustee in the Series 2005A Interest Reserve Subaccount of the Series 2005A Bond Account of the Bond Fund which constitute Available Moneys;

(c) third, with respect to the Series 2005A Bonds, from moneys drawn by the Trustee under the Letter of Credit and deposited in the Series 2005A Bond Account of the Bond Fund (other than moneys so drawn and deposited in the Series 2005A Interest Reserve Subaccount);

(d) fourth, subject to the provisions of Section 4.04(b), from any moneys which constitute Available Moneys in the Project Fund directed to be paid into the Series 2005A Bond Account of the Bond Fund in accordance with the provisions of Section 4.08;

(e) fifth, from any other Available Moneys held in the Series 2005A Bond Account of the Bond Fund; and

(f) last, from any other moneys available to the Fiscal Agent or the Trustee including, without limitation, (1) moneys paid by the Company pursuant to Section 4.3 of the Lease Agreement.

Notwithstanding the foregoing, however, payments of purchase price, principal and interest on Bank Bonds shall be paid only from the first and last categories of moneys. The proceeds of investments of any moneys in any of these categories may be used to the same extent as the moneys invested could be used.

Section 4.01A. Payment of Series 2005B Bonds. After making the payments when due of principal of and interest on, or the redemption price of, the Series 2005A Bonds as required pursuant to Section 4.01 above, the Trustee shall direct the Fiscal Agent to make payments when due of principal of and interest on, or the redemption price of, the Series 2005B Bonds from any moneys paid by the Company pursuant to Section 4.3 of the Lease Agreement.

Section 4.02 Creation of Bond Fund. There is hereby created by the Issuer and ordered established with the Trustee a trust fund to be designated “Bernalillo County Industrial Revenue Bonds (Tempur Production USA, Inc. Project) Bond Fund,” in which there is established a (i) Series 2005A Bond Account and (ii) a Series 2005B Bond Account. The money and securities in such Fund shall be held in trust by the Trustee and applied as herein provided and, until such application, the money and securities in each such Fund shall be subject to a lien and charge in favor of the Bondholders of each series, respectively.

Section 4.03 Payments Into the Bond Fund and Bond Accounts. (a) There shall be deposited in the Series 2005A Bond Account, as and when received:

(i) 75% (or such greater percentage as is required to pay all amounts then due on the Series 2005A Bonds and to reimburse the Bank for amounts drawn on the Letter of Credit to make such payments) of all payments specified in Section 4.3 of the Lease Agreement;

(ii) all moneys received from a draw under the Letter of Credit;

(iii) with respect to the Series 2005A Interest Reserve Subaccount (established under the Series 2005A Bond Account) only, all moneys drawn under the Letter of Credit pursuant to Section 5.02(b) and 5.02(c), and all moneys deposited to meet the requirements of Section 2.02(b)(ii)(2);

(iv) 75% (or such greater percentage as is required to pay all amounts then due on the Series 2005A Bonds and to reimburse the Bank for amounts drawn on the Letter of Credit to make such payments) of all other moneys received by the Trustee under and pursuant to any of the provisions of the Lease Agreement (other than Sections 4.5, 6.2 and 7.4 thereof) which are required, or which are accompanied by directions that such moneys are, to be paid into the Bond Fund;

(v) 75% (or such greater percentage as is required to pay all amounts then due on the Series 2005A Bonds and to reimburse the Bank for amounts drawn on the Letter of Credit to make such payments) of any amount in the Project Fund directed to be paid into the Bond Fund in accordance with the provisions of Section 4.08.

Notwithstanding anything herein to the contrary, the Trustee shall not deposit any moneys in the Series 2005A Interest Reserve Subaccount except as set forth in (iii) above. To the extent that moneys described in (i), (iv), or

(v) above would not constitute Available Moneys at the time of such deposit, the Trustee shall create separate subaccounts in the Series 2005A Bond Account in which moneys described in each of such (i), (iv) and (v) above shall be held until such moneys constitute Available Moneys. The Trustee shall create a separate subaccount in the Series 2005A Bond Account for and shall not commingle moneys described in Section 4.01(c) with any other moneys hereunder. The Trustee shall create a separate subaccount in the Series 2005A Bond Account for and shall not commingle moneys described in Section 4.01(d) with any other moneys hereunder.

(b) The Trustee shall apply all amounts received in accordance with subsections (a)(i) and (a)(iv) above on each Series 2005A Interest Payment Date in the following order:

(i) first to the payment of the principal of and interest payable on the Series 2005A Bonds on such Series 2005A Interest Payment Date; provided, however, to the extent such principal and interest are paid on the Series 2005A Bonds pursuant to a draw under the Letter of Credit, an amount equal to such draw shall be paid by the Trustee to the Bank; and

(ii) second, all remaining amounts shall be retained on deposit in the Bond Fund.

(c) There shall be deposited in the Series 2005B Bond Account, as and when received, but only if the debt service due on the Series 2005A Bonds and amounts due under the Credit Agreement are fully paid:

(i) 25% of all payments specified in Section 4.3 of the Lease Agreement;

(ii) 25% of all other moneys received by the Trustee under and pursuant to any of the provisions of the Lease Agreement (other than Sections 4.5, 6.2 and 7.4 thereof) which are required, or which are accompanied by directions that such moneys are, to be paid into the Bond Fund; and

(iii) 25% of any amount in the Project Fund directed to be paid into the Bond Fund in accordance with the provisions of Section 4.08.

(d) The Trustee shall apply all amounts received in accordance with subsections (c)(i) and (c)(ii) above on each Series 2005B Interest Payment Date in the following order:

(i) first to the payment of the principal of and interest payable on the Series 2005B Bonds on such Series 2005B Interest Payment Date; and

(ii) second, all remaining amounts shall be retained on deposit in the Bond Fund.

(e) So long as any of the Bonds issued hereunder are Outstanding, the Issuer shall deposit, or cause to be paid to the Trustee for deposit in the Bond Fund for its account, sufficient sums from the amounts derived from the Lease Agreement promptly to pay when due the principal of all Bonds (whether at maturity, upon redemption or acceleration or otherwise), interest on the Bonds and the purchase price of the Series 2005A Bonds as the same become due and payable. The Issuer makes no representation or warranty that the amount deposited shall be adequate to make all payments when due.

Section 4.04 Use of Moneys in Bond Fund.

(a) Except as provided in subsections (b) and (c) of this Section 4.04 and in Section 4.10, moneys in the Bond Fund shall be used solely for the payment of the principal of and interest on the Bonds as the same shall become due and payable whether at maturity, upon redemption or otherwise and for the purchase price of the Series 2005A Bonds as the same shall become due, and the Trustee shall transfer to the Fiscal Agent sufficient funds therefrom to accomplish such payment in accordance with the provisions of the Bonds and this Indenture; provided, however, that to the extent that principal, interest or purchase price of the Series 2005A Bonds is paid with proceeds of a draw under the Letter of Credit and the Company does not reimburse the Bank directly, the Trustee shall promptly reimburse the Bank from funds on deposit in the Series 2005A Bond Account in the Bond Fund (other than funds on deposit in the Series 2005A Interest Reserve Subaccount, Remarketing Proceeds or proceeds from a draw on the Letter of Credit) in accordance with written instructions given from time to time to the Trustee by the Bank.

(b) Moneys deposited pursuant to Section 4.08 into the Bond Fund, and any income or other gain from the investment thereof, shall be applied by the Trustee in whole or in part at the direction of the Company (i) to pay the principal upon any optional redemption of Bonds pursuant to Section 3.01 or, with respect to the Series 2005A Bonds, to reimburse the Bank for any draws under the Letter of Credit, (ii) to pay the principal portion of the purchase price of Bonds purchased pursuant to Section 3.07(a)(iv), or (iii) with the written consent of the Bank, in any other manner which, as clearly stated in an Opinion of Bond Counsel furnished by the Company and addressed to the Issuer, the Bank and the Trustee, will not impair the validity under the Act of the Bonds. Any Bonds purchased or redeemed by the Trustee in accordance with this Section 4.04(b) shall be cancelled, and the Company shall receive a credit corresponding to such Bonds and to any deposit in the Bond Fund as contemplated by this Section against its obligations to make payments under the Lease Agreement.

(c) Amounts on deposit in the Series 2005A Interest Reserve Subaccount shall be applied in accordance with this Section 4.04(c).

(i) While the Series 2005A Bonds bear interest at a Flexible Rate, the Trustee shall be authorized, without further direction from the Issuer or the Company, to pay to the Fiscal Agent, for the payment of interest on the Flexible Rate Bonds on each Series 2005A Interest Payment Date, moneys on deposit in the Series 2005A Interest Reserve Subaccount.

(ii) When Flexible Rate Bonds shall no longer bear interest at a Flexible Rate, the amount then held in the Series 2005A Interest Reserve Subaccount pursuant to this Section shall, upon the written instructions of the Company, be supplied by the Trustee to the Fiscal Agent for the payment of interest on the Series 2005A Bonds or to reimburse the Bank for draws under the Letter of Credit pursuant to such instructions, or to the purchase or redemption of Bonds in the manner described in and subject to Section 4.04(b).

Section 4.05 Custody of Bond Fund. The Bond Fund shall be held in the custody of the Trustee but in the name of the Issuer. The Issuer hereby authorizes and directs (a) the Trustee, in accordance with the terms of this Indenture, to withdraw sufficient funds from the Bond Fund to pay the principal of, interest on and the purchase price of the Bonds as the same become due and payable, and to withdraw from the Bond Fund funds sufficient to pay any other amounts payable therefrom as the same become due and payable (provided, however, that amounts on deposit in the Series 2005A Interest Reserve Subaccount shall be used by the Trustee solely to pay to the Fiscal Agent for the payment of interest on the Flexible Rate Bonds when due or in such manner as the Trustee may otherwise be instructed pursuant to Section 4.04(c)), and (b) the Fiscal Agent to use such funds transferred to it to make such payments, which authorization and direction the Trustee and the Fiscal Agent hereby accept; provided, however, that to the extent such principal, interest or purchase price is paid with proceeds of a draw under the Letter of Credit and the Company does not reimburse the Bank directly, the Trustee shall promptly reimburse the Bank from (i) funds on deposit in the Series 2005A Bond Account other than funds on deposit in the Series 2005A Interest Reserve Subaccount, (ii) Remarketing Proceeds to be paid to former holders in the case of the Series 2005A Bonds which were purchased with the proceeds from a draw on the Letter of Credit, or (iii) proceeds from a draw on the Letter of Credit, which were not required in order to pay the principal, interest or purchase price of the Series 2005A Bonds, in accordance with written instructions given from time to time to the Trustee by the Bank.

Section 4.06 Creation of Project Fund. There is hereby created by the Issuer and ordered established with the Trustee a trust fund designated “Bernalillo County, New Mexico Industrial Revenue Bonds (Tempur Production USA, Inc. Project) Project Fund,” within which there shall be established a Cost of Issuance Account and a Construction Account. Unless otherwise designated, reference to the Project Fund shall be to the Construction Account. The Project Fund shall be held in the custody of the Trustee but in the name of the Issuer. The money and securities in the Project Fund shall be held in trust by the Trustee and applied as provided herein and in the Lease Agreement, and, until such application, the money and securities in such Project Fund shall be subject to a lien and charge in favor of, first, the Series 2005A Bondholders and, second, the Bank, and then the Series 2005B Bondholders.

Section 4.07 Payments Into the Project Fund; Disbursements.

(a) The proceeds of the issuance and delivery of the Initial Bonds received by the Issuer shall be paid to the Trustee and shall be deposited by the Trustee into the Construction Account.

(b) The proceeds of all Additional Bonds received by the Issuer shall be paid to the Trustee and shall be deposited by the Trustee as follows:

(i) the amount, if any, of such proceeds required to be deposited in the Cost of Issuance Account in accordance with written directions of the Issuer; and

(ii) the balance of such proceeds shall be deposited into the Construction Account.

(c) The Trustee shall disburse moneys on deposit in the Project Fund from time to time to pay or as reimbursement for payment made for the Costs of the Project (other than Costs of Issuance), in each case within 3 Business Days after receipt by the Trustee of written disbursement requests of the Company in substantially the form of Exhibit E hereto, signed by the Company Representative. In making payments pursuant to this Section, the Trustee may rely upon such written requests and accompanying certificates and statements and shall not be required to make any independent investigation in connection therewith. If the Issuer so requests, a copy of each written disbursement request submitted to the Trustee for payment under this Section shall be promptly provided by the Trustee to the Issuer. The Trustee shall keep and maintain adequate records pertaining to the Project Fund and all disbursements therefrom, and shall file periodic statements of activity regarding the Project Fund with the Company and the Bank Administrative Agent.

The Trustee agrees to accept and act upon facsimile transmission of written disbursement requests pursuant to this Section 4.07, provided however, that (a) the Company, subsequent to such facsimile transmission of written instructions, shall provide the originally executed instructions or directions to the Trustee in a timely manner, (b) such originally executed instructions or directions shall be signed by a person as my be designated and authorized to sign for the Company or in the name of the Company, by an authorized representative of the Company, and (c) the Company shall provide to the Trustee an incumbency certificate listing such designated persons, which incumbency certificate shall be amended whenever a person is to be added or deleted from the listing.

Section 4.08 Completion of Project and Disposition of Project Fund Balance. The Company shall deliver to the Trustee, within 90 days after completion of the Project, a certificate of a Company Representative: (i) stating that the Project has been fully completed substantially in accordance with the plans and specifications for the Project, as then amended, and the date of completion of the Project; and (ii) stating that the Costs of the Project have been fully paid for and no claim or claims exist against the Issuer or the Company or against the Project out of which a lien based on furnishing labor or material exists or might ripen; provided, however, there may be excepted from the foregoing statement any claim or claims out of which a lien exists or might ripen in the event that the Company intends to contest such claim or claims in accordance with the Lease Agreement, in which event such claim or claims shall be described; provided, further, that it shall be stated that moneys are on deposit in the Project Fund or are available through enumerated bank loans (including letters of credit) or other sources sufficient to make payment of the full amount which might in any event be payable in order to satisfy such claim or claims. As soon as practicable and in any event not later than the earlier of 60 days from the date of the certificate referred to in the preceding sentence or 18 months from the date of closing of the issuance and sale of the Initial Bonds, any balance remaining in the Project Fund (except amounts the Company shall have directed the Trustee to retain for any Cost of Project not then due and payable) shall without further authorization be transferred by the Trustee from the Project Fund for deposit in the Bond Fund and used in the manner provided in Section 4.04(b).

Section 4.09 Moneys To Be Held in Trust. All money that the Trustee shall have withdrawn from the Bond Fund or shall have received from any other source and set aside or transferred to the Fiscal Agent for the purpose of paying any of the Bonds, either at the maturity thereof or by purchase (other than as provided in Section 3.08) or call for redemption or for the purpose of paying any interest on the Bonds, shall be held in trust for the respective Holders. Moneys received by the Remarketing Agent, the Fiscal Agent or the Trustee from the sale of a Series 2005A Bond under Section 3.08 or from the purchase of any Series 2005A Bond shall be held segregated from other funds held by the Remarketing Agent, the Fiscal Agent or the Trustee in trust for the benefit of the Person from whom such Series 2005A Bond was purchased and shall not be invested while so held. Any money that is so set aside or transferred and that remains unclaimed by the Holders for a period of five (5) years after the date on which such Bonds have become payable shall be treated as abandoned property pursuant to the provisions of applicable State law and the Trustee, the Fiscal Agent or the Remarketing Agent, as applicable, shall report and remit such property according to the requirements of State law and thereafter the Holders shall look only to the Fund to which such money may be transferred for payment and then only to the extent of the amounts so received, without any interest thereon, and the Trustee, the Fiscal Agent, the Remarketing Agent and the Issuer shall have no responsibility with respect to such money.

Section 4.10 Payment to Company From Bond Fund or Project Fund. Any amounts remaining in the Bond Fund, the Construction Account or the Costs of Issuance Account after payment in full of the principal of and interest on the Outstanding Bonds, the fees, charges and expenses of the Issuer, the Trustee, the Fiscal Agent, the Remarketing Agent and the Bank (including without limitation the fees and reasonable expenses of their respective counsel) and all other amounts required to be paid hereunder and under the Credit Agreement shall be paid immediately to the Company.

Section 4.11 Investment of Moneys. To the extent permitted by law and at the telephonic or oral direction (confirmed in writing) of a Borrower Representative, and except as otherwise provided herein, the Trustee or the Fiscal Agent, as the case may be, shall invest and reinvest moneys held by it representing proceeds of draws under the Letter of Credit, moneys on deposit in the Bond Fund and amounts on deposit in the Series 2005A Interest Reserve Subaccount of the Bond Fund (but only while Series 2005A Bonds bear interest at a Flexible Rate) only in U.S. Government Obligations (or in a mutual fund composed solely of U.S. Government Obligations which at the time of any such investment has the highest securities rating from each Rating Agency then rating the Series 2005A Bonds), maturing at such times as such amounts shall be needed for the purposes thereof, with a term of the lesser of 30 days or such earlier date as needed for payment in accordance with this Indenture. Unclaimed moneys held by the Trustee, the Fiscal Agent or the Remarketing Agent under Section 4.09 shall be held uninvested by the Trustee, the Fiscal Agent or the Remarketing Agent, as the case may be. Moneys held by the Trustee in the Project Fund shall be invested and reinvested by the Trustee at the telephonic or oral direction (confirmed in writing) of a Company Representative, to the extent permitted by law, in Permitted Investments. The Trustee may conclusively rely upon such instructions as to both the suitability and legality of the directed investments.

To the extent that the Trustee or the Fiscal Agent, as the case may be, has not received written directions from the Company regarding investment of moneys, the Trustee or the Fiscal Agent, as the case may be, shall, until such directions are received, invest such moneys pursuant to standing written instructions delivered to the Trustee or the Fiscal Agent, as the case may be, by the Company upon the original deposit of moneys in the Project Fund, as such instructions may be amended from time to time.

Subject to the provisions hereof, investments in any and all Funds and accounts created by this Indenture may be commingled for purposes of making, holding, and disposing of investments. Notwithstanding provisions herein for transfer to or holding in particular Funds and accounts amounts received; provided that, notwithstanding such commingling, the Trustee shall at all times account for such investments in the Funds and accounts to which they are credited and otherwise as provided in this Indenture. The Trustee or the Fiscal Agent, as applicable, may make investments permitted by this Article through or from its own bond department or the department of any bank, trust company or affiliate under common control with the Trustee or the Fiscal Agent, as applicable. Investments will be made so as to mature or be subject to redemption at the option of the holder on or before the date or dates that the Trustee or the Fiscal Agent, as applicable, or the Company, as appropriate, anticipates that moneys from the investments will be required. Investments shall be registered in the name of the Trustee or the Fiscal Agent, as applicable, or its nominee and held by or under the control of the Trustee or the Fiscal Agent, as applicable.

All such investments shall be held by or under the control of the Trustee or the Fiscal Agent, as applicable, and while so held shall be deemed a part of the particular Fund or account in which held. Interest earned and profits realized by reason of any investment of amounts on deposit in any Fund or account established pursuant to this Indenture shall be retained in such Fund or account, except that earnings and profits on amounts in the Cost of Issuance Account shall be credited to the Construction Account.

The Trustee or the Fiscal Agent may sell or redeem any obligation in which moneys shall have been invested as in this Section 4.11 provided to the extent necessary to provide cash in the respective Funds or accounts, to make any payments required to be made therefrom or to facilitate the transfer of money between various Funds and accounts as may be required or permitted from time to time pursuant to the provisions of this Indenture.

In computing the value of the assets of any Fund or account established hereunder, investments and accrued interest thereon shall be deemed a part thereof. Such investments shall be valued at amortized cost or current market value, whichever is the lower, or at the redemption price thereof, if then redeemable at the option of the holder (in any case net of the cost of liquidating such investments).

Neither the Trustee, the Fiscal Agent nor the Issuer shall be liable for any depreciation in the value of any Permitted Investments in which moneys of the Funds or accounts created by this Indenture shall be invested, or for any loss arising from any investment permitted hereby. The investments authorized by this Section 4.11 shall at all times be subject to the provisions of applicable law, as amended from time to time.

Although the Issuer and the Company each recognizes that it may obtain a broker confirmation or written statement containing comparable information at no additional cost, the Issuer and the Company hereby agree that confirmations of permitted investments are not required to be issued by the Trustee for each month in which a monthly statement is rendered. No statement need be rendered for any fund or account if no activity occurred in such fund or account during such month.

Section 4.12 Reserved.

ARTICLE V

LETTER OF CREDIT

Section 5.01 Requirements for Letter of Credit. The Company has agreed (a) upon the authentication and delivery of the Initial Series 2005A Bonds, to deliver to the Trustee the Letter of Credit, issued by the Bank in favor of the Trustee and for the benefit of the holders of the Bonds (other than Bank Bonds), (b) to cause the Letter of Credit to be amended as contemplated by Sections 2.01 and 2.09 hereof prior to the issuance of Additional Series 2005A Bonds, and (c) to ensure that a Letter of Credit shall be in effect with respect to such Series 2005A Bonds in a stated amount equal to the aggregate principal amount of Series 2005A Bonds then Outstanding (including Additional Series 2005A Bonds) plus 35 days’ interest thereon calculated at the Maximum Rate on the basis of actual number of days elapsed in a year of 365 or 366 days, as appropriate, and otherwise with terms substantially conforming to those of the original Letter of Credit.

Section 5.02 Draws on Letter of Credit; Extensions.

(a) The Trustee shall make timely draws in accordance with the Letter of Credit such that timely payment under Section 4.01 is made without resort to the sources of payment described in Subsections (d), (e) and (f) of Section 4.01. Such draws shall be in amounts equal to (i) the purchase price payable with respect to the Series 2005A Bonds (excluding Banks Bonds, which are not entitled to any benefit of the Letter of Credit), less the amounts, if any, available under Section 4.01(a) or (b), or (ii) the total principal and interest due on the Series 2005A Bonds (excluding Bank Bonds, which are not entitled to any benefit of the Letter of Credit), less the amounts (if any) available under Section 4.01(b). If any such draws are made on a Mandatory Repurchase Date in connection with the delivery of a Substitute Letter of Credit such draws shall be made under the existing Letter of Credit and not on the Substitute Letter of Credit. The Trustee agrees to make such draws in accordance with the Letter of Credit so as to be able to obtain and to transfer to the Fiscal Agent by 1:45 p.m. to the extent funds have been received from the Bank on the payment or purchase date, as the case may be, such funds to the extent necessary to permit the Fiscal Agent to make such payment when due in accordance with this Indenture and the Series 2005A Bonds.

(b) By 4:00 p.m. on the date of issuance of Additional Series 2005A Bonds bearing interest initially at the Flexible Rate and on each date of remarketing of Bank Bonds at the Flexible Rate, the Trustee shall draw on the Letter of Credit in order to obtain an amount equal to 35 days’ of interest calculated on the basis of actual number of days elapsed in a year of 365 days, on the Additional Series 2005A Bonds being issued or Bank Bonds being remarketed, as applicable, for deposit in the Series 2005A Interest Reserve Subaccount.

(c) By 4:00 p.m. on the second Business Day preceding the effective date of a change in the Series 2005A Interest Rate determination method to a Flexible Rate and by 4:00 p.m. on the last Business Day of each month while Flexible Rate Bonds are Outstanding other than Bank Bonds, the Trustee shall draw on the Letter of Credit in order to obtain an amount calculated by the Trustee to be sufficient to make the Available Moneys on deposit in the Series 2005A Interest Reserve Subaccount on such day equal the sum of (i) the amount of accrued and unpaid interest on all Outstanding Flexible Rate Bonds (other than Bank Bonds) and (ii) 35 days’ interest calculated on the basis of actual number of days elapsed in a year of 365 days on all Outstanding Flexible Rate Bonds (other than Bank Bonds), calculated in each case at the Maximum Rate.

(d) In drawing on the Letter of Credit, the Trustee shall be acting on behalf of the Bondholders by facilitating payment of the Series 2005A Bonds and not on behalf of the Issuer or the Company and shall not be subject to the control of either. Proceeds of draws on the Letter of Credit, except for draws made in accordance with this Section relating to the Series 2005A Interest Reserve Subaccount, shall be segregated from, and not commingled with, other moneys held by the Trustee and shall be paid to the Fiscal Agent, who shall hold such moneys segregated from, and not commingled with, other moneys held by the Fiscal Agent. If the Trustee is also acting as Fiscal Agent, such moneys shall be held in the Bond Fund.

(e) The Trustee shall advise the Company by telecopy or telex on the date of each draw on the Letter of Credit of the amount and date of such draw and of the reason for such draw.

(f) For increases in the stated amount of the Letter of Credit in connection with the issuance of Additional Series 2005A Bonds or extensions of the term of the Letter of Credit, the Trustee shall, at the written direction of a Borrower Representative but only if required to evidence an increase in the stated amount of the Letter of Credit or an extension of the term of the Letter of Credit, accept an amendment to the Letter of Credit or surrender the Letter of Credit to the Bank in exchange for a new letter of credit of the Bank or the Letter of Credit with notations thereon, as the Bank may so elect, conforming in all material respects to the Letter of Credit except that the stated amount shall be appropriately increased and/or the expiration date shall be extended. Any such extension shall be for a period of at least one year or, if less, until the fifteenth day following the maturity date of the Series 2005A Bonds.

(g) Except as provided in Section 5.02(b) in connection with the remarketing of Bank Bonds, no draws shall be made by the Trustee under the Letter of Credit for Bank Bonds.

Section 5.03 Substitute Letter of Credit.

(a) Upon at least 60 days’ prior written notice to the Trustee, the Fiscal Agent and the Remarketing Agent, the Company may, but only to the extent it is not in default under the Lease Agreement, and with the approval of the Remarketing Agent, provide for the delivery to the Trustee of a substitute Letter of Credit complying with the provisions of this Indenture (the “Substitute Letter of Credit”), which shall be effective upon acceptance by the Trustee. Any Substitute Letter of Credit shall have a stated expiration date of at least one year following the effective date thereof and at least 15 days following a Series 2005A Interest Payment Date.

(b) On or before the date of delivery of any Substitute Letter of Credit to the Trustee, as a condition to the acceptance by the Trustee of such Substitute Letter of Credit, the Company shall furnish or cause to be furnished to the Trustee:

(i) an Opinion of Counsel addressed to the Trustee to the effect that (A) the Substitute Letter of Credit is the valid and binding obligation of the issuer thereof enforceable against such issuer in accordance with its terms except insofar as its enforceability may be limited by any insolvency or similar proceedings applicable to the issuer or by proceedings affecting generally the rights of the issuer’s creditors or by general equitable principles; and (B) the Substitute Letter of Credit does not constitute a separate security requiring registration under any applicable federal or state securities laws. In the case of a Substitute Letter of Credit issued by a branch or agency of a foreign commercial bank, there shall also be delivered an Opinion of Counsel from a firm licensed to practice law in the jurisdiction in which the head office of such bank is located, addressed to the Trustee to the effect that the Substitute Letter of Credit is the valid and binding obligation of such bank, enforceable against such bank in accordance with its terms, subject to the limitations referred to in Section 5.03(b)(i)(A) above;

(ii) written evidence satisfactory to the Trustee that the issuer of the Substitute Letter of Credit meets the requirements for an issuer of a Letter of Credit as set forth in the definition of Letter of Credit in Article I hereof;

(iii) an Opinion of Bond Counsel addressed to the Trustee to the effect that the delivery and acceptance of such Substitute Letter of Credit are authorized under this Indenture and the Act;

(iv) written confirmation from the Remarketing Agent that it has agreed to remarket the Series 2005A Bonds on or after the date of the delivery of the Substitute Letter of Credit; and

(v) if the Bonds will be rated following the acceptance by the Trustee of such Substitute Letter of Credit, a letter from each Rating Agency setting forth such rating.

The Trustee shall accept any such Substitute Letter of Credit only in accordance with the terms, and upon satisfaction of the conditions, contained in this Section and any other applicable provisions of this Indenture. Notwithstanding anything to the contrary herein, any Substitute Letter of Credit shall become effective on a Business Day. Acceptance of the Substitute Letter of Credit shall result in the occurrence of a Mandatory Repurchase Date, and the Trustee shall not terminate or surrender the Letter of Credit until the Trustee shall have made such draws thereunder, if any, as shall be required under this Indenture to provide for payment of the purchase price of the Series 2005A Bonds, and shall have received the proceeds of such draw from the Bank.

(c) Not more than 60 days and not less than 15 days prior to the effective date of the Substitute Letter of Credit, the Fiscal Agent shall send by first class mail to the Remarketing Agent and each holder of the Series 2005A Bonds, notice of the issuance of the Substitute Letter of Credit, which notice shall include (i) the identity of the issuer thereof, (ii) the date the Substitute Letter of Credit will be effective, (iii) the rating, if any, on the Series 2005A Bonds to be in effect upon receipt of the Substitute Letter of Credit and (iv) notice pursuant to Section 3.07 that the Series 2005A Bonds are subject to mandatory repurchase pursuant to Section 3.07.

Section 5.04 Enforcement of the Letter of Credit. The Trustee shall hold and maintain the Letter of Credit for the benefit of the Owners of the Series 2005A Bonds until the Letter of Credit terminates or expires in accordance with its terms. When the Letter of Credit terminates or expires in accordance with its terms, the Trustee shall immediately surrender it to the Bank. The Trustee hereby agrees that, except in the case of a redemption in part pursuant to Article III hereof or any other reduction in the principal amount of Series 2005A Bonds Outstanding, it will not under any circumstances request that the Bank reduce the amount of the Letter of Credit. If at any time, all Series 2005A Bonds shall cease to be outstanding, the Trustee shall surrender the Letter of Credit to the Bank in accordance with the terms thereof. If at any time, the Bank fails to honor a draft presented under the Letter of Credit, in conformity with the terms thereof, the Trustee shall give immediate telephonic notice thereof to the Remarketing Agent, the Fiscal Agent and the Company.

ARTICLE VI

COVENANTS

Section 6.01 Payment of Bonds. The Issuer shall promptly pay, or cause to be paid, the principal of (whether at maturity, by acceleration, call for redemption or otherwise) and interest on and purchase price of every Bond issued under this Indenture to the Fiscal Agent for payment to the owners of the Bonds, on the dates and in the manner provided herein according to the true intent and meaning thereof, subject to the limitations set forth in Section 2.01(a).

Section 6.02 Further Covenants and Representations of Issuer. The Issuer shall observe and perform all covenants, conditions and agreements required on its part in this Indenture, in each Bond executed, authenticated and delivered hereunder, in all other documents related hereto, and under any laws or regulations related to the issuance of the Bonds; provided, however, that the liability of the Issuer for a breach of any such covenant, condition or agreement shall be limited solely to the Receipts and Lease Payments. The Issuer represents that it is duly authorized under the Act to issue the Bonds authorized by this Indenture, to assign the Lease Agreement and to pledge the Receipts and Lease Payments in the manner and to the extent herein set forth; that all action required on its part with respect to the issuance of the Bonds and the execution and delivery of this Indenture has been taken; and that the Bonds when issued will be valid and enforceable in accordance with their terms except as limited by bankruptcy, creditors’ rights generally and principles of equity.

Notwithstanding anything to the contrary contained herein, the Bonds, together with principal and interest thereon and purchase price with respect thereto, are special, limited obligations of the Issuer secured by the Lease Agreement and, with respect to the Series 2005A Bonds, the Letter of Credit and shall always be payable solely from the revenues and income derived from the Lease Agreement (except to the extent paid out of moneys attributable to proceeds of the Bonds or the income from the temporary investment thereof) and, with respect to the Series 2005A Bonds, from payments pursuant to the Letter of Credit and shall always be a valid claim of the owner thereof only against the revenues and income derived from the Lease Agreement (except for amounts paid under Sections 4.5, 6.2 and 7.4 thereof), which revenues and income shall be used for no other purposes than to pay the principal installments of and interest on, or purchase price of, the Bonds, except as may be expressly authorized otherwise in this Indenture and in the Lease Agreement. NEITHER THE FAITH AND CREDIT NOR THE TAXING POWER OF THE STATE OR OF ANY OF ITS POLITICAL SUBDIVISIONS, INCLUDING THE ISSUER, IS PLEDGED TO THE PAYMENT OF THE PRINCIPAL OF, INTEREST ON OR REDEMPTION PRICE OF THE BONDS. THE PRINCIPAL OF, INTEREST ON AND REDEMPTION PRICE OF THE BONDS WILL NEVER CONSTITUTE A DEBT OR INDEBTEDNESS OF THE ISSUER WITHIN THE MEANING OF ANY PROVISION OR LIMITATION OF THE CONSTITUTION OR LAWS OF THE STATE. THE BONDS WILL NEVER CONSTITUTE NOR GIVE RISE TO A PECUNIARY LIABILITY OF THE STATE, ANY OF ITS POLITICAL SUBDIVISIONS OR OF THE ISSUER OR A CHARGE AGAINST THEIR GENERAL CREDIT OR TAXING POWERS. No owner of the Bonds shall have the right to compel the exercise of the taxing power, if any, of the Issuer, the State or any political subdivision thereof to pay any principal installment of interest on the Bonds. The Issuer has no taxing power with respect to the Bonds.

No recourse shall be had for the payment of the principal of, purchase price, and interest on any of the Bonds or for any claim based thereon or upon any obligation, covenant or agreement contained in this Indenture or the Lease Agreement against any past, present or future director, member, officer, agent or employee of the Issuer, or any incorporator, director, member, officer, employee, director or trustee of any successor entity, as such, either directly or through the Issuer or any successor entity, under any rule of law or equity, statute or constitution or by the enforcement of any assessment or penalty or otherwise, and all such liability of any such incorporator, director, member, officer, employee, director, agent or trustee as such is hereby expressly waived and released as a condition of and in consideration for the execution of this Indenture and the Lease Agreement and the issuance of the Bonds.

Section 6.03 Further Assurances. The Issuer shall execute and deliver such supplemental indentures and such further instruments and do such further acts, as the Trustee may reasonably require for the better assuring, assigning and confirming to the Trustee the amounts assigned under this Indenture for the payment of the Bonds.

Section 6.04 Reserved

ARTICLE VII

DISCHARGE OF INDENTURE

Section 7.01 Bonds Deemed Paid; Discharge of Indenture. All Bonds shall be deemed paid for all purposes of this Indenture when (a) payment of the greater of the principal of and the maximum amount of interest that may become due on the Bonds to the due date of such principal and interest (whether at maturity, upon redemption, acceleration or otherwise) and the payment of the purchase price (with the interest being calculated at the Maximum Rate) of any Bond that may be optionally tendered by the owner either (i) has been made in accordance with the terms of Section 3.05 or Section 3.07(c) or (ii) has been provided for by depositing with the Trustee (A) moneys sufficient to make such payment, which moneys in the case of the payments of the Series 2005A Bonds must constitute Available Moneys, and/or (B) noncallable U.S. Government Obligations maturing as to principal and interest in such amounts and at such times as will ensure the availability of sufficient moneys to make such payment without regard to the reinvestment thereof, provided that (i) in the case of the payments of the Series 2005A Bonds such U.S. Government Obligations must be purchased from Available Moneys and (ii) the Trustee shall have received written evidence from each Rating Agency that as a result of such action, the current rating on the Series 2005A Bonds will not be lowered or eliminated; and (b) all compensation and expenses of the Issuer, the Trustee and the Fiscal Agent (as well as the fees and expenses of their Counsel) pertaining to each Bond in respect of which such payment or deposit is made have been paid or provided for to their respective satisfaction. When a Bond is deemed paid, it shall no longer be secured by or entitled to the benefits of this Indenture, except for payment from moneys or U.S. Government Obligations under subsection (a) above and except that it may be optionally tendered if and as provided in Section 3.07(b) and it may be transferred, exchanged, registered, discharged from registration or replaced as provided in Article II.

Notwithstanding the foregoing, no deposit under subsection (a) above made for the purpose of paying the redemption price of a Bond (as opposed to the final payment thereof upon maturity) will be deemed a payment of a Bond as aforesaid until (x) notice of redemption of the Bond is given in accordance with Article III or, if the Bond is not to be redeemed within the next 60 days, until the Company has given the Trustee and the Fiscal Agent, in form satisfactory to the Trustee, irrevocable instructions to notify, as soon as practicable, the holder of the Bond, in accordance with Article III, that the deposit required by subsection (a) above has been made with the Trustee and that the Bond is deemed to be paid under this Article and stating the redemption date upon which moneys are to be available for the payment of the principal of the Bond or (y) the maturity of the Bond. Additionally, and while the deposit under subsection (a) above made for the purpose of paying the final payment of a Bond upon its maturity shall be deemed a payment of such Bond as aforesaid, the Trustee shall mail notice to the Owner of such Bond, as soon as practicable stating that the deposit required by subsection (a) above has been made with the Trustee and that the Bond is deemed to be paid under this Article.

When all Outstanding Bonds are deemed paid under the foregoing provisions of this Section and other sums due hereunder, under the Lease Agreement and the Credit Agreement are paid, the Trustee shall, upon request, acknowledge the discharge of the Issuer’s obligations under this Indenture except for obligations relating to optional tender as provided in Section 3.07(b), obligations under Article II in respect of the transfer, exchange, registration, discharge from registration and replacement of Bonds and obligations under Section 9.06 hereof with respect to the Trustee’s compensation and indemnification, and the Trustee without further direction shall surrender the Letter of Credit to the Bank, in accordance with the terms of the Letter of Credit. Bonds delivered to the Fiscal Agent for payment shall be cancelled by the Fiscal Agent pursuant to Section 2.07.

The Trustee may request and shall be fully protected in relying upon a certificate of an independent certified public accountant to the effect that a deposit will be sufficient to defease the Bonds as provided in this Section 7.01.

Upon receipt of any amount pursuant to this Article VII, the Trustee shall give written notice thereof, which notice shall include, without limitation, the amount of such deposit and any instructions given to the Trustee pursuant thereto, to the Remarketing Agent by first-class mail, postage prepaid.

Section 7.02 Application of Trust Money. The Trustee and the Fiscal Agent shall hold in trust money or U.S. Government Obligations deposited with them pursuant to the preceding Section and shall apply the deposited money and the money from the U.S. Government Obligations in accordance with this Indenture only to the payment of principal of and interest on, or purchase price of, the Bonds.

ARTICLE VIII

DEFAULTS AND REMEDIES

Section 8.01 Events of Default. Each of the following events shall be an Event of Default:

(a) As to the Series 2005A Bonds, default in the due and punctual payment of any interest on any Series 2005A Bond;

(b) As to the Series 2005A Bonds, default in the due and punctual payment of the principal or purchase price of any Series 2005A Bond (whether at maturity, by acceleration or redemption, upon purchase or otherwise);

(c) As to the Series 2005A Bonds, receipt by the Trustee of written notice from the Bank Administrative Agent that an Event of Default has occurred under the Credit Agreement, accompanied by a demand by the Bank that the Trustee declare the Series 2005A Bonds to be immediately due and payable;

(d) As to the Series 2005B Bonds, default in the due and punctual payment of any interest on any Series 2005B Bond; provided, however, that for so long as any Series 2005A Bonds are Outstanding, a default shall only be deemed to occur under this paragraph (d) if a default under the Series 2005A Bonds pursuant to paragraphs (a), (b) or (c) above shall also have occurred and be continuing; and

(e) As to the Series 2005B Bonds, default in the due and punctual payment of the principal of any Series 2005B Bond (whether at maturity, by acceleration or redemption, or otherwise), provided, however, that for so long as any Series 2005A Bonds are Outstanding, a default shall only be deemed to occur under this paragraph (e) if a default under the Series 2005A Bonds pursuant to paragraphs (a), (b) or (c) above shall also have occurred and be continuing.

For purposes of this Section 8.01, the Trustee shall not be deemed to have knowledge of an Event of Default hereunder unless an officer of the Trustee with responsibility for administering the Bonds has actual knowledge thereof or unless written notice of any event which is an Event of Default is received by the Trustee and such notice references the Bonds or this Indenture.

Section 8.02 Acceleration and Duty to Draw on Letter of Credit.

(a) Upon the occurrence of an Event of Default under Section 8.01(a), (b) or (c) above, the Trustee shall, by notice to the Issuer, the Holders of the Series 2005A Bonds, the Bank, the Remarketing Agent and the Company,

declare the entire unpaid principal of and interest on the Series 2005A Bonds immediately due and payable and, thereupon, the entire unpaid principal of and interest on the Series 2005A Bonds shall forthwith become immediately due and payable. Upon any such declaration, the Issuer shall forthwith pay to the holders of the Series 2005A Bonds the entire unpaid principal of and accrued interest on the Series 2005A Bonds, but only from the Receipts and Lease Payments herein specifically pledged for such purpose. Upon the occurrence of an Event of Default specified in Section 8.01(a), (b) or (c) above, and a declaration of acceleration hereunder, the Trustee as assignee of the Issuer shall immediately exercise its right under the Lease Agreement to declare all Lease Payments to be immediately due and payable. In the event the Trustee fails to accelerate as required by this Section 8.02(a), the owners of a majority in aggregate principal amount of Series 2005A Bonds Outstanding shall have the right to take such actions.

(b) Upon the acceleration of the maturity of the Series 2005A Bonds, by declaration or otherwise, the Trustee shall immediately draw upon the Letter of Credit for the aggregate unpaid principal amount of the Series 2005A Bonds and all interest accrued thereon which shall be applied immediately as set forth in Section 8.03. Upon such acceleration, interest on the Series 2005A Bonds shall cease to accrue as of the date of declaration of such acceleration.

(c) Upon the occurrence of an Event of Default under Section 8.01(d) or (e) above, and subject and subordinate to any rights afforded to the Series 2005A Bondholders pursuant to paragraphs (a) and (b) above and the Bank as subrogee of the Series 2005A Bondholders hereunder, the Trustee shall, by notice to the Issuer, the Holders of the Series 2005B Bonds and the Company, declare the entire unpaid principal of and interest on the Series 2005B Bonds immediately due and payable and, thereupon, the entire unpaid principal of and interest on the Series 2005B Bonds shall forthwith become immediately due and payable. Upon any such declaration, the Issuer shall forthwith pay to the holders of the Series 2005B Bonds the entire unpaid principal of and accrued interest on the Series 2005B Bonds from any Receipts and Lease Payments herein specifically pledged for such purpose after any payments required to be made to the Series 2005A Bondholders, if any, pursuant to paragraphs (a) and (b) above and after payment of all amounts due the Bank under the Credit Agreement or as subrogee of the Series 2005A Bondholders hereunder. Upon the occurrence of an Event of Default specified in Section 8.01(d) or (e) above, and a declaration of acceleration hereunder, the Trustee as assignee of the Issuer shall immediately exercise its right under the Lease Agreement to declare all Lease Payments to be immediately due and payable, subject and subordinate to any rights afforded to the Series 2005A Bondholders pursuant to paragraphs (a) and (b) above and all rights of the Bank under the Credit Agreement and as a subrogee of the Series 2005A Bondholders. In the event the Trustee fails to accelerate as required by this Section 8.02(c), the owners of a majority in aggregate principal amount of Series 2005B Bonds Outstanding shall have the right to take such actions.

Section 8.03 Disposition of Amounts Drawn on Letter of Credit; Assignment of Rights to Contest.

(a) All amounts drawn on the Letter of Credit by the Trustee in accordance with Section 8.02(b) shall be held in the Bond Fund (and invested in accordance with Section 4.11), shall be applied immediately to the payment of principal of and interest accrued on the Series 2005A Bonds unless, prior to or with the proceeds of the draw on the Letter of Credit, the Trustee receives written instructions from the Bank to use such proceeds to purchase all Series 2005A Bonds. If such instructions are received by the Trustee, such draw proceeds shall be immediately applied to the purchase of the Series 2005A Bonds, the acceleration of the Series 2005A Bonds shall be cancelled, the Series 2005A Bonds shall become Bank Bonds and the Series 2005A Bonds shall be registered in the name of the Company and pledged under the Credit Agreement as additional security for repayment of the Company’s obligations under the Credit Agreement. Thereafter, such Series 2005A Bonds shall not be remarketed by the Remarketing Agent unless the Trustee has received written notice from the Bank that the Letter of Credit is reinstated or a Substitute Letter of Credit is delivered pursuant to Section 5.03.

(b) The Trustee hereby assigns to the Bank all its rights to contest or otherwise dispute in the Trustee’s name, place and stead and at the Bank’s sole election and cost any claim of preferential transfer made by a bankruptcy trustee, debtor-in-possession or other similar official with respect to any amount paid to the Trustee by or on behalf of the Company or the Issuer to be applied to principal of or interest on or purchase price of the Series 2005A Bonds, to the extent of payments made to the Trustee pursuant to a draw under the Letter of Credit. The Trustee shall cooperate with and assist the Bank in any such contest or dispute as the Bank may reasonably request; provided, however, that the Bank shall reimburse the Trustee for its reasonable costs incurred (including reasonable attorneys’ fees and expenses actually incurred) in connection with providing such cooperation and assistance. The Trustee shall give the Bank prompt notice of any claim of preferential transfer of which the Trustee has knowledge. The foregoing assignment shall not be deemed to confer upon the Bank any right to contest or otherwise dispute any claim of preferential transfer with respect to any amount as to which there has been no draw under the Letter of Credit. The assignment set forth above shall in no event be effective until the Bank shall have first furnished to the Trustee an agreement to indemnify the Trustee reasonably satisfactory to the Trustee and the holders of the Series 2005A Bonds against any claim, liability or damage which they might suffer by reason of any such contest or dispute.

Section 8.04 Other Remedies; Rights of Bondholders. Upon the occurrence of an Event of Default, the Trustee, subject to the terms of this Indenture, may proceed to protect and enforce its rights and the rights of the Bondholders by mandamus or other suit, action or proceeding, at law or in equity, including but not limited to an action for specific performance of any agreement herein contained or making a demand for payment from the Company and taking action pursuant to any other document to which the Trustee is a party; provided, however, that in protecting and enforcing the rights of the Bondholders hereunder, the rights of the Series 2005B Bondholders shall, in all cases, be subject and subordinate to the rights of the Series 2005A Bondholders and the Bank hereunder and under the Credit Agreement.

Upon the occurrence of an Event of Default and subject to Section 8.13, if requested to do so by the holders of a majority in aggregate principal amount of Series 2005A Bonds Outstanding, or if no Series 2005A Bonds are Outstanding, the holders of a majority in aggregate principal amount of Series 2005B Bonds Outstanding and if indemnified as provided in Section 9.01(d), the Trustee, subject to the terms of this Indenture, shall exercise such one or more of the rights and powers conferred by this Article as the Trustee, upon being advised by counsel, shall deem most expedient in the interests of the Bondholders.

No remedy conferred by this Indenture upon or reserved to the Trustee or to the Bondholders is intended to be exclusive of any other remedy, but each such remedy shall be cumulative and shall be in addition to any other remedy given to the Trustee or to the Bondholders hereunder or now or hereafter existing at law or in equity. No delay or failure to exercise any right or power accruing upon any default or Event of Default shall impair any such right or power or shall be construed to be a waiver of any such default or Event of Default or acquiescence therein, and every such right and power may be exercised from time to time and as often as may be deemed necessary. No waiver of any default or Event of Default hereunder, whether by the Trustee pursuant to Section 8.10 or by the Bondholders, shall extend to or shall affect any subsequent default or Event of Default or shall impair any rights or remedies consequent thereon.

Section 8.05 Right of Bondholders to Direct Proceedings. Notwithstanding anything in this Indenture to the contrary, but subject to Section 8.13, the holders of a majority in aggregate principal amount of Series 2005A Bonds Outstanding, or if no Series 2005A Bonds are Outstanding, the holders of a majority in aggregate principal amount of Series 2005B Bonds Outstanding shall have the right, at any time, by an instrument or instruments in writing executed and delivered to the Trustee, to direct the method and place of conducting all proceedings to be taken in connection with the enforcement of the terms and conditions of this Indenture or for the appointment of a receiver or any other proceedings hereunder; provided, however, that such direction shall not be otherwise than in accordance with the provisions of law and of this Indenture.

Section 8.06 Application of Moneys. All moneys received by the Trustee pursuant to any right given or action taken under the provisions of this Article shall, after payment of the cost and expenses of the proceedings resulting in the collection of such moneys and of the expenses, liabilities and advances incurred or made by the Trustee and the fees and expenses, if any, of the Issuer in carrying out this Indenture or the Lease Agreement, be deposited in the Bond Fund and the creation of a reasonable reserve for anticipated fees, costs and expenses; provided, however, that no proceeds from any draw on the Letter of Credit shall be used for any purpose other than payment of the principal of and interest on the Series 2005A Bonds or the purchase price thereof. All moneys in the Bond Fund shall be applied as follows:

(a) Unless the principal of all Bonds shall have become or shall have been declared due and payable:

First, to the payment to the persons entitled thereto of all installments of interest then due on the Series 2005A Bonds, in the order of the maturity of the installments of such interest and, if the amount available shall not be sufficient to pay in full any particular installment, then to the payment ratably, according to the amounts due on such installment, to the persons entitled thereto, without any discrimination or preference except as provided in Section 8.14, and as to any difference in the respective rates of interest specified in the Series 2005A Bonds;

Second, to the payment to the persons entitled thereto of the unpaid principal of any of the Series 2005A Bonds which shall have become due (other than Series 2005A Bonds called for redemption for the payment of which moneys are held pursuant to the provisions of this Indenture), in the order of their due dates, with interest on such Series 2005A Bonds at the respective rates specified therein from the respective dates upon which they become due and, if the amount available shall not be sufficient to pay in full Series 2005A Bonds due on any particular date, together with such interest, then first to the payment of such interest ratably, according to the amount of such interest due on such date, and then to the amount of such principal, ratably, according to the amount of such principal due on such date, to the persons entitled thereto, without any discrimination or preference, except as provided in Section 8.14, and as to any difference in the respective rates of interest specified in the Series 2005A Bonds;

Third, to the extent permitted by law, to the payment to the persons entitled thereto of the unpaid interest on overdue installments of interest ratably, according to the amounts of such interest due on such date, without any discrimination or preference, except as provided in Section 8.14, and as to any difference in the respective rates of interest specified in the Series 2005A Bonds;

Fourth, to the Bank to reimburse the Bank in full for any amounts referred to in the preceding three paragraphs provided by the Bank with a draw under the Letter of Credit.

Fifth, to the payment to the persons entitled thereto of all installments of interest then due on the Series 2005B Bonds, in the order of the maturity of the installments of such interest and, if the amount available shall not be sufficient to pay in full any particular installment, then to the payment ratably, according to the amounts due on such installment, to the persons entitled thereto, without any discrimination or preference except as to any difference in the respective rates of interest specified in the Series 2005B Bonds;

Sixth, to the payment to the persons entitled thereto of the unpaid principal of any of the Series 2005B Bonds which shall have become due (other than Series 2005B Bonds called for redemption for the payment of which moneys are held pursuant to the provisions of this Indenture), in the order of their due dates, with interest on such Series 2005B Bonds at the respective rates specified therein from the respective dates upon which they become due and, if the amount available shall not be sufficient to pay in full Series 2005B Bonds due on any particular date, together with such interest, then first to the payment of such interest ratably, according to the amount of such interest due on such date, and then to the amount of such principal, ratably, according to the amount of such principal due on such date, to the persons entitled thereto, without any discrimination or preference, except as to any difference in the respective rates of interest specified in the Series 2005B Bonds; and

Seventh, to the extent permitted by law, to the payment to the persons entitled thereto of the unpaid interest on overdue installments of interest ratably, according to the amounts of such interest due on such date, without any discrimination or preference, except as to any difference in the respective rates of interest specified in the Series 2005B Bonds.

(b) If the principal of all Bonds shall have become due or shall have been declared due and payable, all such moneys shall be applied to the payment of the principal and interest then due and unpaid upon the Bonds, including to the extent permitted by law, interest on overdue installments of interest, without preference or priority of principal over interest or of interest over principal, or of any installment of interest over any other installment of interest, or of any Bond over any other Bond, ratably according to the amounts due respectively for principal and interest, to the persons entitled thereto, without any discrimination or privilege, except as provided in Section 8.14 and except that all amounts due Series 2005A Bondholders and all amounts due the Bank hereunder and under the Credit Agreement shall be paid in full before any payment is made on any Series 2005B Bond.

(c) If the principal of all Bonds shall have been declared due and payable, and if such declaration shall thereafter have been rescinded and annulled under the provisions of this Article, then, subject to the provisions of Section 8.06(b) in the event that the principal of all Bonds shall later become due or be declared due and payable, the moneys shall be applied in accordance with the provisions of Section 8.06(a),

(d) All amounts received from a draw upon the Letter of Credit shall be applied exclusively to the payment of the principal of and interest on the Series 2005A Bonds or the purchase price thereof.

Whenever moneys are to be applied pursuant to the provisions of this Section, such moneys shall be applied at such times and from time to time as the Trustee shall determine, having due regard to the amount of such moneys available for application and the likelihood of additional moneys becoming available for such application in the future. Whenever the Trustee shall apply such moneys, it shall fix the date (which shall be a Series 2005A Interest Payment Date unless it shall deem another date more suitable or as required by Section 8.03(a)) upon which such application is to be made. The Trustee shall give such notice as it may deem appropriate of the deposit with it of any such moneys and of the fixing of any such date, and shall not be required to make payment to the holder of any Bond until such Bond is presented to the Trustee for appropriate endorsement or for cancellation if fully paid.

Whenever all principal of and interest on all Bonds have been paid under the provisions of this Section and all expenses and charges of the Trustee, the Fiscal Agent and the Issuer have been paid, and all obligations of the Company to the Bank pursuant to the Credit Agreement shall have been paid in full, the balance remaining in the Bond Fund shall immediately be paid to the Company as provided in Section 4.10.

Section 8.07 Remedies Vested in Trustee. All rights of action (including the right to file proof of claims) under this Indenture or under any of the Bonds may be enforced by the Trustee without the possession of any of the Bonds or the production thereof in any trial or other proceeding relating thereto and any such suit or proceeding instituted by the Trustee may be brought in its name, as Trustee, without the necessity of joining as plaintiffs or defendants any holders of the Bonds, and any recovery of judgment shall be for the equal benefit of the holders of the Outstanding Bonds.

Section 8.08 Limitations on Suits. Except to enforce the rights given under Sections 8.02(a), 8.02(c), 8.05 and 8.12, no holder of any Bond shall have any right to institute any suit, action or proceeding in equity or at law for the enforcement of this Indenture or for the execution of any trust thereof or any other remedy hereunder, unless (a) a default has occurred of which the Trustee has been notified or is deemed to have notice as provided in Section 9.05, (b) such default shall have become an Event of Default and the holders of at least 25% in aggregate principal amount of Series 2005A Bonds Outstanding, or if no Series 2005A Bonds are Outstanding, the holders of at least 25% in aggregate principal amount of Series 2005B Bonds Outstanding, shall have made written request to the Trustee and shall have offered it reasonable opportunity either to proceed to exercise the powers hereinbefore granted or to institute such action, suit or proceeding in its own name, (c) such holders have offered to the Trustee indemnity as provided in Section 9.01(d), (d) the Trustee for 60 days after such notice shall fail or refuse to exercise the powers hereinbefore granted, or to institute such action, suit or proceeding in its own name or in the name of such holders, (e) no direction inconsistent with such request has been given to the Trustee during such 60 day period by the holders of a majority in aggregate principal amount of the corresponding Bonds Outstanding, and (f) notice of such action, suit or proceeding is given to the Trustee; it being understood and intended that no one or more holders of the Bonds shall have any right in any manner whatsoever to affect, disturb or prejudice this Indenture by its, his or their action or to enforce any right hereunder except in the manner herein provided, and that all proceedings at law or in equity shall be instituted and maintained in the manner herein provided and for the equal benefit of the holders of each respective series Bonds Outstanding.

The notification, request and offer of indemnity set forth in the preceding paragraph, at the option of the Trustee, shall be conditions precedent to the execution of the powers and trusts in this Indenture and to any action or cause of action for the enforcement of this Indenture or for any other remedy hereunder.

Section 8.09 Termination of Proceedings. In case the Trustee shall have proceeded to enforce any right under this Indenture by the appointment of a receiver, by entry or otherwise, and such proceedings shall have been discontinued or abandoned for any reason, or shall have been determined adversely, then and in every such case the Issuer, the Company, the Bondholders, the Bank and the Trustee shall be restored to their former positions and rights hereunder, and all rights, remedies and powers of the Trustee shall continue as if no such proceedings had been taken.

Section 8.10 Waivers of Events of Default. The Trustee, with the written consent of the Bank, may waive any Event of Default hereunder and its consequences and rescind any declaration of maturity of principal of and interest on the Bonds, and shall do so, with the written consent of the Bank, upon the written request of the holders of (a) a majority in aggregate principal amount of the series of Bonds Outstanding in respect of which default in the payment of principal and/or interest exists, or (b) a majority in aggregate principal amount of Series 2005A Bonds Outstanding, or if no Series 2005A Bonds are Outstanding, a majority in aggregate principal amount of Series 2005B Bonds Outstanding, in the case of any other default, provided, however, that:

(i) there shall not be waived without the consent of the holders of all Bonds of a series then Outstanding: (A) any default in the payment of the principal on any Outstanding Bonds of such series when due (whether at maturity or by mandatory or optional redemption); or (B) any default in the payment when due of the interest on any Bonds of such series unless, prior to such waiver or rescission (1) there shall have been paid or provided for all arrears of interest at the rate borne by the Bonds of such series on overdue installments of principal, all arrears of payments of principal, when due and all expenses of the Trustee in connection with such default, and (2) in case of any such waiver or rescission, or in case of the discontinuance, abandonment or adverse determination of any proceeding taken by the Trustee on account of any such default, the Trustee and the holders of Bonds of such series shall be restored to their respective former positions and rights hereunder; and

(ii) unless the Trustee has been notified by the Bank in writing that the Letter of Credit is reinstated in full as to principal and interest and that the Bank has rescinded or withdrawn the written notice referred to in Section 8.01(c), there shall be no waiver or rescission.

No such waiver or rescission shall extend to any subsequent or other default or impair any right consequent thereon.

Section 8.11 Opportunity to Cure Defaults. With regard to any alleged default concerning which notice is given to the Company or the Bank, the Company or the Bank may, but is under no obligation to, perform any covenant, condition or agreement the nonperformance of which is alleged in such notice to constitute a default, in the name and stead of the Issuer with full power to do any and all things and acts to the same extent that the Issuer could do and perform any such things and acts with power of substitution.

Section 8.12 Unconditional Right to Receive Principal and Interest. Nothing in this Indenture shall affect or impair the right of any Series 2005A Bondholder to enforce, by action at law, payment of the principal or purchase price of and interest on any Series 2005A Bond at and after the maturity thereof, or on the date fixed for redemption or purchase or (subject to the provisions of Section 8.02) on the same being declared due prior to maturity as herein provided, or the obligation of the Issuer to pay the principal or purchase price of and interest on each of the Bonds issued hereunder to the respective holders thereof at the time, place, from the source, in the order of priority, and in the manner herein and in the Bonds expressed.

Section 8.13 Letter of Credit Bank Deemed Owner. For all purposes of this Article VIII (other than receipt of payments), the Bank shall, so long as the Bank shall not have dishonored any draw under the Letter of Credit strictly complying with the terms thereof (other than for a reason permitted by the Letter of Credit or pursuant to any administrative or judicial order, ruling, finding or decision), be deemed the holder and registered owner of all Series 2005A Bonds. As such, the Bank may take all actions permitted by this Article VIII to be taken by the holders or registered owners of the Series 2005A Bonds, to the exclusion of the actual holders and registered owners of the Series 2005A Bonds; the purpose of this Section 8.13 being to permit the Bank to direct the taking of actions and enforcement of remedies permitted by this Article VIII so long as the Bank shall not have dishonored any draw under the Letter of Credit complying with the terms thereof (other than for a reason permitted by the Letter of Credit or pursuant to any administrative or judicial order, ruling, rule, finding or decision).

Section 8.14 Subrogation Rights of the Bank.

(a) Notwithstanding anything else contained herein, whenever the Trustee shall make any payment to any Series 2005A Bondholder with funds drawn under Letter of Credit pursuant hereto, the Trustee shall make such payments, and the Bank and its assigns shall thereafter, to the extent of the amount so paid and not subsequently reimbursed pursuant to the Credit Agreement, be subrogated to the rights thereon of the Series 2005A Bondholders to whom such payment was made, and the Trustee shall, in the event of the payment of principal, keep a written record of such payments. When a Series 2005A Bondholder has been paid the entire principal of and interest on his Series 2005A Bond with funds drawn under the Letter of Credit, such Series 2005A Bond shall be surrendered to the Trustee as agent for the Bank, in lieu of cancellation thereof, and such Series 2005A Bond shall be transferred and delivered to the Bank or as the Bank shall direct.

(b) In the event the Bank makes any payment with respect to the payment of the principal or purchase price of or interest on any Series 2005A Bond to the Trustee under the Letter of Credit and such payment is not subsequently reimbursed to the Bank, the Bank shall be subrogated to the rights possessed under this Indenture and in and to the Trust Estate by the Trustee, the Issuer and the owners of such Series 2005A Bonds so paid, and the Bank shall be subrogated to the rights of the Issuer and the Trustee under any other document, instrument or agreement securing repayment of the principal or purchase price of and interest on the Series 2005A Bonds. For purposes of the Bank’s subrogation rights hereunder, (i) any reference in this Indenture to the Bondholders shall include the Bank, which shall be entitled to be treated as if the Bank were a registered owner of Series 2005A Bonds in the principal amount of any principal payment made by the Bank under the Letter of Credit, (ii) any portion of any Series 2005A Bond as to which the principal or purchase price is paid with money collected pursuant to the Letter of Credit shall be deemed to be outstanding under this Indenture and the principal amount of such Series 2005A Bond, together with interest due and unpaid thereon, which shall have been paid by the Bank pursuant to the Letter of Credit shall be deemed to be held by and owing to the Bank, and (iii) the Bank may exercise any and all rights and benefits it would have under this Indenture as a Holder of Series 2005A Bonds to the extent of the principal amount of Series 2005A Bonds owned or deemed to be owned by the Bank and any and all interest so due and unpaid thereon; provided that such Bank Bonds (A) shall not be taken into account in determining any deficiency for which a claim or draw is to be made under the Letter of Credit, and (B) as to any other Series 2005A Bonds shall be subordinated in right of payment as of any Series 2005A Interest Payment Date or upon the redemption or acceleration of the Series 2005A Bonds. Subrogation rights granted to the Bank hereunder are not intended to be exclusive of any other rights or remedies available to the Bank, and such subrogation rights shall be cumulative and shall be in addition to every right or remedy given hereunder or under any other instrument or agreement with respect to reimbursement of money paid by the Bank pursuant to the Letter of Credit, and every other right or remedy now or hereafter existing at law or in equity or by statute.

Section 8.15 Bonds Outstanding. Notwithstanding anything else in this Article to the contrary, but subject to Section 8.13, Bonds (other than Bank Bonds) owned by the Company shall not be deemed to be Outstanding for purposes of this Article and the Company as holder thereof shall not be entitled to any rights or payments therefor pursuant to Sections 8.05, 8.06, 8.08 or 8.10.

ARTICLE IX

TRUSTEE, FISCAL AGENT,

REMARKETING AGENT AND INDEXING AGENT

Section 9.01 Duties of Trustee.

(a) The Trustee, prior to the occurrence of an Event of Default hereunder or a Lease Default under the Lease Agreement of which the Trustee is deemed to have notice pursuant to Section 8.01 or Section 7.1 of the Lease Agreement, as applicable, and after the curing of all Events of Default which may have occurred, undertakes to perform such duties and only such duties as are specifically set forth in this Indenture and the Lease Agreement, and no implied covenants or obligations shall be read into this Indenture against the Trustee. If an Event of Default hereunder or a Lease Default under the Lease Agreement of which the Trustee is deemed to have notice has occurred (which has not been cured or waived) and is continuing, the Trustee shall exercise its rights and powers and use the same degree of care and skill in its exercise as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs.

(b) Except during the continuance of an Event of Default, in the absence of bad faith, gross negligence or willful misconduct on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, the Trustee shall examine the certificates and opinions to determine whether they conform to the requirements of this Indenture.

(c) The Trustee shall not be relieved from liability for its own grossly negligent action, its own grossly negligent failure to act or its own willful misconduct, except that:

(i) this subsection does not limit the effect of (b) above;

(ii) the Trustee shall not be liable for any error of judgment made in good faith by an authorized officer of the Trustee, unless it is proved that the Trustee was grossly negligent in ascertaining the pertinent facts; and

(iii) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 8.05.

(d) The Trustee may refuse to perform any duty or exercise any right or power unless it receives indemnity reasonably satisfactory to it against any loss, liability or expense, but (i) the Trustee may not require indemnity as a condition to declaring the principal of and interest on the Bonds to be due immediately under Section 8.02 and (ii) the Trustee may not require indemnity as a condition to drawing on the Letter of Credit or to taking any action under the Letter of Credit or to paying the Bonds as they become due. The Trustee shall not be required to give any bond or surety in respect of the execution of the trust created hereby or the powers granted hereunder. The permissive right of the Trustee to do things enumerated under this Indenture shall not be construed as a duty of the Trustee.

(e) The Trustee shall not be liable for interest on any cash held by it except as the Trustee may agree with the Company or with the Issuer with the consent of the Company.

(f) The Trustee may conclusively rely on a certificate of a Borrower Representative as to whether a Bankruptcy Filing has occurred.

(g) The Trustee shall comply with the terms of the Letter of Credit.

(h) The Trustee shall maintain adequate records pertaining to the Funds held by the Trustee, the investment thereof and the disbursement therefrom. Notwithstanding anything to the contrary in this Indenture or the Lease Agreement, the Trustee shall not be required to advance its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder.

(i) Every provision of this Indenture that in any way relates to the Trustee is subject to all the foregoing paragraphs of this Section.

(j) The Trustee shall not in any event be responsible for ensuring that the rate of interest due and payable on the Bonds under this Indenture does not exceed the highest legal rate of interest permissible under federal or state law applicable thereto.

Section 9.02 Rights of Trustee.

(a) Subject to the foregoing Section, the Trustee may rely on any document believed by it to be genuine and to have been signed or presented by the proper person. The Trustee need not investigate any fact or matter stated in the document. Any action taken by the Trustee pursuant to this Indenture upon the request or authority or consent of any person, who at the time of making such request or authority or consent is the owner of any Bond, shall be conclusive and binding upon all future owners of any Bond issued in replacement thereof.

(b) Before the Trustee acts or refrains from acting, it may require a certificate of an authorized officer or officers of the Issuer or the Company or an Opinion of Counsel stating that (i) the person making such certificate or opinion has read such covenant or condition, (ii) the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based, (iii) in the opinion of such person, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with, and (iv) a statement as to whether or not, in the opinion of such person, such condition or covenant has been complied with. The Trustee shall not be liable for any loss or damage or action it takes or omits to take in good faith in reliance on the certificate or an Opinion of Counsel.

(c) The Trustee may execute any of the trusts or powers hereunder and perform any of its duties through agents, attorneys or employees or co-trustees and shall not be responsible for the willful misconduct or gross negligence of any agent, attorney, employee or co-trustee appointed with due care.

Section 9.03 Individual Rights of Trustee, Etc. The Trustee in its individual or any other capacity may become the owner, custodian or pledgee of Bonds and may otherwise deal with the Issuer, the Bank or the Company or its affiliates with the same rights it would have if it were not Trustee. The Fiscal Agent may do the same with like rights.

Section 9.04 Trustee’s Disclaimer. Subject to Sections 9.01(b) and 9.01(c):

(a) the Trustee (i) makes no representation as to the validity or adequacy of this Indenture or the Bonds, (ii) shall not be responsible for any statement in the Bonds or for the perfection of any lien created by this Indenture or otherwise as security for the Bonds, (iii) makes no representation as to, and assumes no responsibility for the correctness of, the recitals of fact in this Indenture, (iv) shall have no responsibility with respect to any information, statement or recital in any official statement, offering memorandum or any other disclosure material prepared or distributed with respect to the Bonds, except for any information provided by the Trustee, and (v) shall have no responsibility for compliance with any state or federal securities laws in connection with the Bonds;

(b) the Trustee may construe any of the provisions of this Indenture insofar as the same may appear to be ambiguous or inconsistent with any other provision hereof, and any construction of any such provisions hereof by the Trustee in good faith shall be binding upon the Bondholders, the Issuer, the Company and the Remarketing Agent;

(c) the Trustee shall not be responsible for the application of any of the proceeds of the Bonds or any other moneys deposited with it and paid out, withdrawn or transferred hereunder if such application, payment, withdrawal or transfer shall be made in accordance with the provisions of this Indenture;

(d) the Trustee shall not be under any obligation to see to the recording or filing of this Indenture, the Lease Agreement, any financing statements or continuation statements or any other instrument or otherwise to the giving to any person of notice of the provisions hereof or thereof;

(e) the Trustee shall not be under any obligation to effect or maintain insurance or to renew any policies of insurance or to inquire as to the sufficiency of any policies of insurance carried by the Company, or to report, or make or file claims or proof of loss for, any loss or damage insured against or which may occur, or to keep itself informed or advised as to the payment of any taxes or assessments, or to require any such payment to be made; and

(f) the Trustee shall not be personally liable for any claims by or on behalf of any person, firm, corporation or other legal entity arising from the conduct or management of, or from any work or thing done on, the Project, and shall have no affirmative duty with respect to compliance of the Project under state or federal laws pertaining to the transport, storage, treatment or disposal of pollutants, contaminants, waste or hazardous materials, or regulations, permits or licenses issued under such laws.

Section 9.05 Notice of Defaults. If an event occurs which with the giving of notice or lapse of time or both would be an Event of Default and if the Trustee has notice thereof as herein provided, or if an Event of Default has occurred and is continuing, the Trustee shall mail to each Bondholder, the Remarketing Agent and the Bank notice of the Event of Default upon its having notice of such occurrence. Except in the case of a default in payment or purchase of any Series 2005A Bonds, the Trustee may withhold the notice if and so long as it determines that withholding the notice is in the interests of Bondholders; provided, that in any event such notice shall not be withheld from the Bank or the Remarketing Agent.

Section 9.06 Compensation and Indemnification of Trustee. For acting as trustee under this Indenture, the Trustee shall be entitled to compensation by the Company (which shall not be limited by any statute regulating the compensation of a trustee of an express trust) of reasonable fees for the Trustee’s services and reimbursement of advances, counsel fees and other expenses reasonably and necessarily made or incurred by the Trustee in connection with its services under this Indenture.

The Trustee shall be indemnified by the Company for, and shall be held harmless against, any loss, liability or expense incurred without gross negligence, willful misconduct or bad faith on the Trustee’s part, arising directly or indirectly out of or in connection with the acceptance or administration of the trust created by this Indenture, including the costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder.

To secure the payment or reimbursement to the Trustee provided for in this Section 9.06, the Trustee shall have a senior claim, to which the Bonds are made subordinate, on all money or property held or collected by the Trustee, except moneys held under Article VII or otherwise held in trust to pay the principal of and interest on and purchase price of the Bonds, and except amounts drawn under the Letter of Credit, and Available Moneys on deposit in the Bond Fund.

When the Trustee incurs expenses or renders services after the occurrence of an Event of Default, such expenses and the compensation for such services are intended to constitute expenses of administration under any federal or state bankruptcy, insolvency, arrangement, moratorium, reorganization or other debtor relief law.

Section 9.07 Eligibility of Trustee. This Indenture shall always have a Trustee that meets the qualifications set forth in this Section 9.07. Each Trustee shall: (i) be a banking corporation, national banking association or trust company duly organized under the laws of the United States of America or any state or territory thereof, doing business and having an office in such location as shall be approved by the Remarketing Agent, (ii) have together with its affiliates (herein defined) a combined capital and surplus of at least $100,000,000 as set forth in its most recently filed annual report of condition, (iii) either have senior long-term debt securities or outstanding bank deposit obligations, as appropriate, rated “Baa3/P-3” or better by Moody’s, “BBB-/A3” or better by Standard & Poor’s or “BBB-/F3” or better by Fitch, or be a direct or indirect subsidiary of a bank or bank holding company which has senior long-term debt securities or outstanding bank deposit obligations, as appropriate, rated “Baa3/P-3” or better by Moody’s, “BBB-/A3” or better by Standard & Poor’s or “BBB-/F3” or better by Fitch or otherwise be acceptable to any Rating Agency then rating the Bonds, and (iv) be authorized by law to perform all the duties imposed upon it by this Indenture. For purposes of this Section, the term “affiliate” of the Trustee shall mean any corporation or other person which, directly or indirectly, controls or is controlled by or is under common control with the Trustee.

Section 9.08 Replacement of Trustee. The Trustee may resign and be discharged of the trust created by this Indenture by notifying the Issuer, the Bank, the Fiscal Agent, the Remarketing Agent and the Company; provided, however, that no such resignation shall become effective until the appointment of a successor Trustee, as hereinafter provided. The holders of not less than a majority in principal amount of the Bonds Outstanding may remove the Trustee by notifying the removed Trustee and may appoint a successor Trustee with the Issuer’s, the Bank’s and the Company’s prior written consent; provided, however, that no such removal shall become effective until the appointment of a successor Trustee, as hereinafter provided. The Issuer shall remove the Trustee at the request of the Bank or if the Trustee is prohibited from acting by law or by regulation, rule or order of any court or administrative body having jurisdiction over the Trustee; provided, however, that no such removal shall become effective until the appointment of a successor Trustee, as hereinafter provided. The Issuer may remove the Trustee at its discretion with the prior written consent of the Company and the Bank; provided, however, that no such removal shall become effective until the appointment of a successor trustee as hereinafter provided. Upon the removal or replacement of the Trustee for any reason, the Issuer and the Company shall give written notice thereof to the Remarketing Agent, the Fiscal Agent and the Bank by first-class mail, postage prepaid.

If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Issuer, with the prior written consent of the Bank and, so long as no Event of Default shall have occurred and be continuing, the Company shall promptly appoint a successor Trustee. Notice of such appointment shall be given by the Issuer to the Remarketing Agent and the Fiscal Agent in writing by first-class mail.

A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Issuer, the Bank, the Company, the Fiscal Agent and the Remarketing Agent. Immediately thereafter, the retiring Trustee shall transfer all property held by it as Trustee hereunder to the successor Trustee, the resignation or removal of the retiring Trustee shall then (but only then) become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall notify the holders of the Bonds of its acceptance of the trusts hereunder by first-class mail promptly following such acceptance.

If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Issuer, the Bank, the Company or the holders of a majority in principal amount of the Bonds Outstanding may petition any court of competent jurisdiction for the appointment of a successor Trustee.

If the Trustee fails to comply with Section 9.07, any Bondholder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

Section 9.09 Fiscal Agent. The Issuer shall, with the prior approval of the Company, the Bank and the Remarketing Agent, appoint the Fiscal Agent for the Bonds subject to the conditions set forth in Section 9.10. The Bank of New York Trust Company, N.A. shall be the initial Fiscal Agent. The Fiscal Agent shall signify its acceptance of the duties and obligations imposed upon it hereunder by a written instrument of acceptance delivered to the Issuer, the Bank and the Trustee under which such Fiscal Agent will agree, particularly:

(a) to carry out all of its duties set forth herein;

(b) if the Trustee and the Fiscal Agent are not the same entities, to hold all sums held by it pursuant to this Indenture in a segregated account for the payment of the principal of or interest on Bonds in trust for the benefit of the Bondholders until such sums shall be paid to such Bondholders or otherwise disposed of as herein provided;

(c) to hold all Bonds delivered to it pursuant to this Indenture, as agent and bailee of, and in escrow for the benefit of, the respective holders which shall have so delivered such Bonds until moneys representing the purchase price of such Bonds shall have been delivered to or for the account of or to the order of such holders; and

(d) to keep such books and records as shall be consistent with prudent industry practice, to make such books and records available for inspection by the Issuer, the Trustee, the Remarketing Agent, the Bank and the Company at all reasonable times.

The Issuer shall cooperate with the Trustee and the Company to cause the necessary arrangements to be made and to be thereafter continued whereby funds derived from the sources specified in Sections 4.01 and 5.02 will be made available for the payment when due of the Bonds as presented to the Fiscal Agent.

Section 9.10 Qualifications of Fiscal Agent; Resignation; Removal. The Fiscal Agent shall meet the qualifications of the Trustee set forth in Section 9.07. For acting under this Indenture, the Fiscal Agent shall be entitled to compensation by the Company of reasonable fees for the Fiscal Agent’s services and reimbursement of advances, counsel fees and other expenses reasonably and necessarily made or incurred by the Fiscal Agent in connection with its services under this Indenture.

The Fiscal Agent shall be indemnified by the Company for, and shall be held harmless against, any loss, liability or expense directly or indirectly incurred without gross negligence, willful misconduct or bad faith on the Fiscal Agent’s part, arising directly or indirectly out of or in connection with its duties under this Indenture, including the costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder.

The Fiscal Agent may at any time resign and be discharged of the duties and obligations created by this Indenture by giving at least 60 days’ prior written notice to the Issuer, the Bank, the Company, the Remarketing Agent and the Trustee. The Fiscal Agent may be removed by the Issuer at the written direction of the Bank, and, so long as no Event of Default has occurred and is continuing, the Company, by an instrument, signed by the Issuer, filed with the Fiscal Agent, the Bank, the Company, the Remarketing Agent and the Trustee. If an Event of Default has occurred and is continuing, the Bank may direct the Issuer to remove the Fiscal Agent without the concurrence of the Company. Except as provided below, no resignation or removal will be effective until the successor has delivered an acceptance of its appointment to the Trustee.

In the event of the resignation or removal of the Fiscal Agent, the Fiscal Agent shall pay over, assign and deliver any property held by it in such capacity hereunder to its successor or, if there be no successor, to the Trustee.

In the event that the Issuer shall fail to appoint a Fiscal Agent hereunder, or in the event that the Fiscal Agent shall resign or be removed, or be dissolved, or if the property or affairs of the Fiscal Agent shall be taken under the control of any state or federal court or administrative body because of bankruptcy or insolvency, or for any other reason, and the Issuer shall not have appointed its successor as Fiscal Agent, the Trustee shall ipso facto be deemed to be the Fiscal Agent for all purposes of this Indenture until the appointment by the Issuer of a successor Fiscal Agent.

Section 9.11 Duties of Remarketing Agent.

(a) The Remarketing Agent shall, in accordance with the Remarketing Agreement and as provided in this Indenture, (i) establish the Series 2005A Interest Rates on the Bonds as designee for the Issuer and (ii) remarket the Series 2005A Bonds as designee for the Company. The Remarketing Agent may for its own account or as broker or agent for others deal in Series 2005A Bonds and may do anything any other Bondholder may do to the same extent as if the Remarketing Agent were not serving as such. The Remarketing Agent shall have no duty to act hereunder to the extent the Remarketing Agent is not required to perform its obligations under the Remarketing Agreement.

(b) The Remarketing Agent may execute and perform any of its duties hereunder through agents, attorneys or co-remarketing agents and shall not be responsible for the willful misconduct or gross negligence of any agent, attorney or co-remarketing agent appointed with due care.

Section 9.12 Eligibility of Remarketing Agent; Replacement. The Remarketing Agent shall be a member of the National Association of Securities Dealers, Inc. having excess net capital (as defined in Rule 15c3-1 of the Securities Exchange Act of 1934, as amended) of at least $25,000,000 or, in the alternative, a national banking association having a combined capital stock, surplus and undivided profits of at least $100,000,000, and, if the Series 2005A Bonds are rated by a Rating Agency, the Remarketing Agent must be rated at least “Baa3/P-3” by Moody’s, “BBB-/A3” by Standard & Poor’s, “BBB-/F3” by Fitch, or otherwise be acceptable to the Rating Agency.

Banc of America Securities LLC is hereby appointed as the initial Remarketing Agent and is herein referred to as the “Remarketing Agent.” Any Remarketing Agent shall accept its appointment hereunder in writing. The Remarketing Agent may resign by notifying the Issuer, the Company, the Trustee, the Fiscal Agent and the Bank at least 45 days before the effective date of the resignation. The Company may, but only with the prior written consent of the Bank, at any time remove the Remarketing Agent by notifying the Remarketing Agent, the Fiscal Agent, the Bank, the Issuer and the Trustee at least 60 days prior to the effective date of such removal. Notwithstanding anything herein to the contrary and subject to satisfying the requirements of Section 5.03 with respect to the Substitute Letter of Credit, the Company may simultaneously remove the Remarketing Agent and the Bank by notifying the Remarketing Agent, the Bank, the Issuer, the Fiscal Agent, and the Trustee. Upon the receipt or giving, as the case may be, of notice of the resignation or the removal of the Remarketing Agent, the Issuer, at the direction of the Company, but only with the prior written consent of the Bank, shall proceed to appoint a successor by notifying the Remarketing Agent, the Bank, the Fiscal Agent and the Trustee. When the Bonds bear interest at a Weekly Rate, if the Remarketing Agent resigns or is removed pursuant to the terms of this Indenture and, after 45 days in the case of giving notice of resignation or 60 days in the case of receiving notice of removal, the Issuer has failed to appoint a successor Remarketing Agent in accordance with the terms of this Section 9.12, the Company shall immediately give notice thereof to the Trustee and shall direct the Trustee to give notice to the holders of all Series 2005A Bonds which bear interest at the Weekly Rate of a mandatory repurchase of such Bonds pursuant to Section 3.07(a)(iv) hereof. Such mandatory repurchase shall take place on the first Series 2005A Interest Payment Date to occur following such Notice of Mandatory Repurchase by the Trustee (or if such date is not a Business Day, on the next succeeding Business Day), unless such Mandatory Repurchase Date is a date less than 15 days after such Notice of Mandatory Repurchase is given, in which case such mandatory repurchase shall occur on the next succeeding Series 2005A Interest Payment Date (or, if such date is not a Business Day, on the next succeeding Business Day). Notwithstanding the foregoing, no such resignation or removal shall be effective until either (i) the successor Remarketing Agent has delivered an acceptance of its appointment to the Trustee or (ii) the Mandatory Repurchase Date described above; provided that, in the event that such resignation or removal occurs upon a Mandatory Repurchase Date, the Series 2005A Bonds shall not be remarketed until such time as a successor Remarketing Agent has delivered an acceptance of its appointment to the Trustee.

Notwithstanding the foregoing, with prior written notice to (but without the consent of) the Issuer, the Company, the Trustee, the Fiscal Agent, the Bank and the Bondholders, the Remarketing Agent may assign or transfer any or all of its rights and obligations hereunder and under the Remarketing Agreement to any wholly-owned subsidiary or affiliate of the Remarketing Agent so long as such subsidiary or affiliate meets the qualifications for a Remarketing Agent set forth herein and is otherwise permitted to perform such obligations under all applicable federal and state banking and securities laws, rules and regulations.

Section 9.13 [Reserved]

Section 9.14 Successor Trustee, Remarketing Agent or Fiscal Agent by Merger. If the Trustee, the Remarketing Agent or the Fiscal Agent consolidates with, merges or converts into, or transfers all or substantially all its assets (or, in the case of a bank or trust company, its corporate trust assets) to, another corporation or national banking association, the resulting, surviving or transferee corporation or national banking association without any further act shall be the successor Trustee, Remarketing Agent or Fiscal Agent, provided that such corporation or national banking association shall otherwise be eligible to serve in such capacity under this Indenture.

Section 9.15 Appointment of Co-Trustee. It is the purpose of this Indenture that there shall be no violation of any law of any jurisdiction (including particularly the law of the State) denying or restricting the right of banking corporations or associations to transact business as trustee in such jurisdiction. It is recognized that in case of litigation under this Indenture or the Lease Agreement, and in particular in case of the enforcement thereof upon a default or an Event of Default, or in case the Trustee deems that by reason of any present or future law of any jurisdiction it may not exercise any of the powers, rights or remedies herein granted to the Trustee or hold title to the properties, in trust, as herein granted, or take any action which may be desirable or necessary in connection therewith, it may be necessary that the Trustee appoint an additional individual or institution as a separate or co-trustee. The following provisions of this Section are adapted to these ends.

In the event that the Trustee appoints an additional individual or institution as a separate or co-trustee, each and every remedy, power, right, claim, demand, cause of action, immunity, estate, title, interest and lien expressed or intended by this Indenture to be exercised by or vested in or conveyed to the Trustee with respect thereto shall be exercisable by and vest in such separate or co-trustee but only to the extent necessary to enable such separate or co-trustee to exercise such powers, rights and remedies, and every covenant and obligation necessary to the exercise thereof by such separate or co-trustee shall run to and be enforceable by either of them; provided, however, that no co-trustee shall be liable by reason of any act or omission of any other such co-trustee.

Should any instrument in writing from the Issuer be required by the separate or co-trustee so appointed by the Trustee for more fully and certainly vesting in and confirming to him or it such properties, rights, powers, trusts, duties and obligations, any and all such instruments in writing shall, on request, be executed, acknowledged and delivered by the Issuer. In case any separate or co-trustee or a successor to either shall die, become incapable of acting, resign or be removed, all the estates, properties, rights, powers, trusts, duties and obligations of such separate or co-trustee, so far as permitted by law, shall vest in and be exercised by the Trustee until the appointment of a new co-trustee or successor to such separate or co-trustee.

ARTICLE X

AMENDMENTS OF AND SUPPLEMENTS TO INDENTURE

Section 10.01 Without Consent of Bondholders. The Issuer and the Trustee may amend or supplement this Indenture or the Bonds without prior notice to or consent of any Bondholder:

(a) to cure any ambiguity, inconsistency or formal defect or omission;

(b) to grant to the Trustee for the benefit of the Bondholders additional rights, remedies, powers or authority;

(c) to subject to this Indenture additional collateral or to add other agreements of the Issuer;

(d) to modify, amend or supplement this Indenture or any indenture supplemental hereto or the Bonds to permit qualification under the Trust Indenture Act of 1939, as amended, or any similar federal statute at the time in effect; to permit the qualification of the Bonds for sale under the securities laws of any state of the United States; or to prevent the application of the Investment Company Act of 1940, as amended, to any of the transactions contemplated by, or any of the parties to this Indenture, the Lease Agreement or the Bonds;

(e) to provide for uncertificated Bonds or to make any change necessary to give effect to a custody agreement pursuant to Section 2.05(d);

(f) to evidence the succession of a new Trustee or the appointment by the Trustee of a co-trustee;

(g) [reserved]

(h) to make any change not materially adversely affecting any Bondholder’s rights requested by the Rating Agency in order (i) to obtain a rating from the Rating Agency after the initial issuance of the Bonds if the Bonds are initially issued without a rating equivalent to the rating assigned to other securities supported by a Letter of Credit of the Bank, or (ii) to maintain any rating on the Bonds;

(i) to make any change not materially adversely affecting any Bondholder’s rights to provide for or to implement the provisions of a Letter of Credit;

(j) to make any other change to provide for or to implement the provisions of a Letter of Credit only if such Letter of Credit and the changes to this Indenture become effective on a Mandatory Repurchase Date;

(k) to provide for (or subsequently modify) an Alternate Rate pursuant to Section 2.02(e) or to make any changes to the Base Rate requested by the Remarketing Agent;

(l) to delete the requirement of an Series 2005A Interest Reserve Subaccount while Series 2005A Bonds bear interest at a Flexible Rate if the Trustee has received written confirmation from the Rating Agency then rating the Series 2005A Bonds that such amendment will not result in a reduction or a withdrawal of the rating then in effect for the Series 2005A Bonds;

(m) to make any change to be effective on any Mandatory Repurchase Date provided that such change has been disclosed to all owners of Series 2005A Bonds who purchase on such date;

(n) to make any change that does not materially adversely affect the rights of any Bondholder;

(o) to add to this Indenture the obligation of the Trustee, the Issuer or the Company to disclose such information regarding the Bonds, the Project, the Issuer, the Trustee, the Company or the Bank as shall be required or recommended to be disclosed in accordance with applicable regulations or guidelines established by, among others, the American Bankers Association Corporate Trust Committee or the Securities and Exchange Commission; or

(p) to provide for such changes as may be necessary in connection with the issuance of Additional Bonds or Series 2005A Conversion Bonds as shall not, in the opinion of the Trustee, prejudice in any material respect the rights of the holders of the Bonds then Outstanding.

Section 10.02 With Consent of Bondholders. If an amendment of or supplement to this Indenture or the Bonds without any consent of Bondholders is not permitted by the preceding Section, the Issuer and the Trustee may enter into such amendment or supplement without prior notice to any Bondholders but with the consent of the holders of at least a majority in principal amount of the Series 2005A Bonds Outstanding. However, without the consent of all Bondholders affected, no amendment or supplement may (a) extend the maturity of the principal of, or interest on, any Bond, (b) reduce the principal amount of, or rate of interest on, any Bond or change the terms of any redemption (except as otherwise provided in Section 3.01), (c) effect a privilege or priority of any Bond or Bonds over any other Bond or Bonds (except as provided herein), (d) reduce the percentage of the principal amount of the Bonds required for consent to such amendment or supplement, (e) eliminate the holders’ rights to optionally tender the Series 2005A Bonds, (f) extend the due date for the purchase of Series 2005A Bonds optionally tendered by the holders thereof or reduce the purchase price of such Series 2005A Bonds, (g) create a lien ranking prior to or on a parity with the lien of this Indenture on the property described in the Granting Clause of this Indenture (except as provided herein with respect to the issuance of Additional Bonds), or (h) deprive any Bondholder of the lien created by this Indenture on such property (except as provided herein with respect to the issuance of Additional Bonds). In addition, if moneys or U.S. Government Obligations have been deposited or set aside with the Trustee pursuant to Article VII for the payment of Bonds and those Bonds shall not have in fact been actually paid in full, no amendment to the provisions of that Article shall be made without the consent of the holder of each of those Bonds affected.

Section 10.03 Effect of Consents. After an amendment or supplement becomes effective, it shall bind every Bondholder unless it makes a change described in any of the lettered clauses of the preceding Section. In such case, the amendment or supplement shall bind each Bondholder who consented to it and each subsequent holder of a Bond or portion of a Bond evidencing the same debt as the consenting holder’s Bond.

Section 10.04 Notation on or Exchange of Bonds. If an amendment or supplement changes the terms of a Bond, the Trustee may require the holder to deliver it to the Fiscal Agent. The Fiscal Agent may place an appropriate notation on the Bond regarding the changed terms and return it to the holder. Alternatively, if the Issuer, the Company and the Trustee so determine, the Issuer in exchange for the Bond shall issue and the Fiscal Agent or the Trustee shall authenticate a new Bond that reflects the changed terms. In either event, the cost of placing such notation on the Bond(s) shall be borne by the Company.

Section 10.05 Signing by Trustee of Amendments and Supplements. The Trustee shall sign any amendment or supplement to this Indenture or the Bonds authorized by this Article if the amendment or supplement, in the judgment of the Trustee, does not adversely affect the rights, duties, liabilities or immunities of the Trustee. If it does, the Trustee may, but need not, sign it. In signing an amendment or supplement, the Trustee shall be entitled to receive and (subject to Section 9.01) shall be fully protected in relying on an Opinion of Counsel stating that such amendment or supplement is authorized by this Indenture and is duly authorized, executed and delivered and enforceable in accordance with its terms.

Section 10.06 Company, Bank, Fiscal Agent and Remarketing Agent Consents Required. An amendment or supplement to this Indenture or the Bonds shall not become effective unless the Company, the Remarketing Agent (but only to the extent that such amendment or supplement affects the rights, duties or obligations of the Remarketing Agent hereunder), the Fiscal Agent (but only to the extent that such amendment or supplement affects the rights, duties or obligations of the Fiscal Agent hereunder) and the Bank deliver to the Trustee their written consents to the amendment or supplement. In any event, no amendment or supplement hereto shall become effective until the Remarketing Agent and the Fiscal Agent acknowledge receipt of a copy of such supplement or amendment.

Section 10.07 Notice to Bondholders. The Trustee shall cause notice of the execution of a supplemental indenture to be mailed promptly by first-class mail to each Bondholder at the holder’s registered address. The notice shall state briefly the nature of the supplemental indenture and that copies thereof are on file with the Trustee for inspection by all Bondholders.

Section 10.08 Opinion of Bond Counsel Required. An amendment or supplement to this Indenture shall not become effective unless the Trustee has received an Opinion of Bond Counsel addressed to the Issuer, the Trustee, the Fiscal Agent, the Bank, the Company and the Remarketing Agent to the effect that such amendment or supplement is authorized by this Indenture.

ARTICLE XI

AMENDMENTS OF AND SUPPLEMENTS TO OTHER DOCUMENTS

Section 11.01 Without Consent of Bondholders. The Issuer, with the consent of the Company, may enter into, and the Trustee may consent to, any amendment of or supplement to the Lease Agreement, without notice to or consent of any Bondholder, if the amendment or supplement is required (a) by the provisions of the Lease Agreement or this Indenture, (b) to cure any ambiguity, inconsistency or formal defect or omission, (c) to identify more precisely the Project, (d) in connection with any authorized amendment of or supplement to this Indenture, or (e) to make any change comparable to those described in Section 10.01.

Section 11.02 With Consent of Bondholders. If an amendment of or supplement to the Lease Agreement without any consent of Bondholders is not permitted by Section 11.01, the Issuer may enter into, and the Trustee may consent to, such amendment or supplement without prior notice to any Bondholder but with the consent of the holders of at least a majority in principal amount of the Series 2005A Bonds Outstanding. However, without the consent of each Bondholder affected, no amendment or supplement may result in a change comparable to those described in the lettered clauses of Section 10.02.

Section 11.03 Consents by Trustee and the Fiscal Agent to Amendments or Supplements. The Trustee shall consent to any amendment or supplement to the Lease Agreement authorized by this Article if the amendment or supplement does not adversely affect the rights, duties, liabilities or immunities of the Trustee. If it does, the Trustee may, but need not, consent to such an amendment or supplement. An amendment or supplement to the Lease Agreement shall not become effective unless the Fiscal Agent (but only to the extent that such amendment or supplement affects the rights, duties or obligations of the Fiscal Agent) delivers to the Trustee its written consent to the amendment or supplement. In any event, no amendment or supplement hereto shall become effective until the Fiscal Agent acknowledges receipt of a copy of such supplement or amendment. In consenting to an amendment or supplement, the Trustee shall be entitled to receive and (subject to Section 9.01) shall be fully protected in relying on an Opinion of Bond Counsel stating that such amendment or supplement is authorized by this Indenture and has been duly authorized, executed and delivered and is enforceable in accordance with its terms.

Section 11.04 Notice to Bondholders. The Trustee shall cause notice of the execution of an amendment or supplement to the Lease Agreement pursuant to Section 11.02 to be mailed promptly by first-class mail to each Bondholder at the holder’s registered address. The notice shall state briefly the nature of the amendment or supplement and that copies thereof are on file with the Trustee for inspection by all Bondholders.

Section 11.05 Bank and Remarketing Agent Consent Required. An amendment or supplement to the Lease Agreement shall not become effective unless the Remarketing Agent (but only to the extent that such amendment or supplement affects the rights, duties or obligations of the Remarketing Agent hereunder or thereunder) and the Bank deliver to the Trustee their written consents to the amendment or supplement, for so long as the Series 2005A Bonds are Outstanding. In any event, no such amendment or supplement shall become effective until the Remarketing Agent acknowledges receipt of a copy of such amendment or supplement.

ARTICLE XII

MISCELLANEOUS

Section 12.01 Notices.

(a) Any notice, request, direction, designation, consent, acknowledgment, certification, appointment, waiver or other communication required or permitted by this Indenture or the Bonds must be in writing except as expressly provided otherwise in this Indenture or the Bonds.

(b) Except as otherwise provided herein, any notice or other communication shall be sufficiently given and deemed given when (i) delivered by hand, (ii) sent by a nationally recognized overnight courier, (iii) mailed by first-class mail, postage prepaid, or, (iv) unless specifically prohibited under the terms of the Indenture, by telecopy under the provisions of this Indenture, addressed as follows:

(1)	If to the Issuer:

Bernalillo County , New Mexico

One Civic Plaza NW

Albuquerque, NM 87102

Attention: County Manager

Telecopier: (505) 768-4000

(2)	If to the Trustee:

The Bank of New York Trust Company, N.A.

10161 Centurion Parkway

Jacksonville, FL 32256

Attn: Florida Muni

(3)	If to the Underwriter or the Remarketing Agent:

Banc of America Securities LLC

Hearst Tower, 14th Floor

NC1 027 14 01

214 North Tryon Street

Charlotte, North Carolina 28255

Attention: Municipal Trading and Underwriting

Telecopier: (704) 388-0393

(4)	If to the Bank:

Bank of America, N. A.

414 Union St

Nashville TN 37219-1697

Attention:

Telecopier: (615) 749-4762

(5)	If to the Fiscal Agent:

The Bank of New York Trust Company, N.A.

10161 Centurion Parkway

Jacksonville, FL 32256

Attn: Florida Muni

(6)	If to the Company:

Tempur Production USA, Inc.

1713 Jaggie Fox Way

Lexington, Kentucky 40511

Attention: Assistant Treasurer

Telecopier: (859) 514-5841

with a copy to:

Brownstein Hyatt & Farber, P.C.

201 Third Street NW, Suite 1700

Albuquerque, New Mexico 87102

Attention: David Buchholtz

Telecopier: (505) 244-0770

A copy of any notice to any party given hereunder (with the exception of notices required for draws under any Letter of Credit) shall be provided to the Remarketing Agent for so long as the Series 2005A Bonds are Outstanding and the Trustee in the manner such notice is otherwise given.

The beneficial owner of $1,000,000 or more of Series 2005A Bonds may, by written notice to the Trustee and the Fiscal Agent, request that all notices given with respect to such Series 2005A Bonds be given to the registered owner thereof and to a second address provided in such written notice to the Trustee and the Fiscal Agent. Upon receipt of such notice described in the preceding sentence, the Trustee and the Fiscal Agent, as applicable, shall send all notices relating to the relevant Bonds to the registered owner and the second address so designated.

Section 12.02 Bondholders’ Consents. Any consent or other instrument required by this Indenture to be signed by Bondholders may be in any number of concurrent documents and may be signed by a Bondholder or by the holder’s agent appointed in writing. Proof of the execution of such instrument or of the instrument appointing an agent and of the ownership of Bonds, if made in the following manner, shall be conclusive for any purposes of this Indenture with regard to any action taken by the Trustee under the instrument:

(a) The fact and date of a person’s signing an instrument may be proved by the certificate of any officer in any jurisdiction who by law has power to take acknowledgments within that jurisdiction that the person signing the writing acknowledged before the officer the execution of the writing, or by an affidavit of any witness to the signing.

(b) The fact of ownership of Bonds, the amount or amounts, numbers and other identification of such Bonds and the date of holding shall be proved by the registration books kept pursuant to this Indenture.

In determining whether the holders of the required principal amount of Bonds Outstanding have taken any action under this Indenture, Series 2005A Bonds owned by the Issuer, the Company or any subsidiary or affiliate of either thereof shall be disregarded and deemed not to be Outstanding; provided, however, that Bank Bonds will not be disregarded and shall be deemed to be Outstanding for such purpose. In determining whether the Trustee shall be protected in relying on any such action, only Series 2005A Bonds which the Trustee knows to be so owned shall be disregarded.

Section 12.03 Notices to Rating Agency. The Trustee shall notify each Rating Agency in writing of the occurrence of any of the following events prior to the occurrence thereof: (a) any change in the identity of the Trustee, the Fiscal Agent or the Remarketing Agent; (b) any supplement to, amendment or modification of, or change to, this Indenture, the Lease Agreement, the Credit Agreement (to the extent the Trustee has notice thereof) or the Letter of Credit; (c) any change in the Series 2005A Interest Rate determination method, (d) the expiration, substitution or termination of the Letter of Credit, or any extension thereof; (e) the issuance of Additional Series 2005A Bonds; (f) the payment in full of the principal of and interest on the Series 2005A Bonds; (g) the delivery of any written opinion of Bankruptcy Counsel required to be delivered under the terms of this Indenture; and (h) any acceleration of the Bonds

Section 12.04 Limitation of Rights. Nothing expressed or implied in this Indenture or the Bonds shall give any person other than the Trustee, the Issuer, the Bank, the Fiscal Agent, the Company, the Underwriter, the Remarketing Agent and the Bondholders any right, remedy or claim under or with respect to this Indenture.

Section 12.05 Severability. If any provision of this Indenture shall be determined to be unenforceable by a court of law, such holding shall not affect any other provision of this Indenture; provided, no holding or invalidity shall require the Issuer or the Trustee to make any payment from any source except Receipts and Lease Payments pledged hereunder.

Section 12.06 Payments Due on Non-Business Days. If a payment date is not a Business Day at the place of payment, then payment shall be made at that place on the next succeeding Business Day, with the same force and effect as if made on the payment date, and, in the case of any such payment, no interest shall accrue for the intervening period.

Section 12.07 Governing Law. This Indenture and the authority of the Issuer to issue the Bonds shall be governed by and construed in accordance with the laws of the State.

Section 12.08 No Personal Liability of Issuer Officials. No provision, covenant or agreement contained in this Indenture or the Bonds shall be deemed to be the covenant or agreement of any past, present or future official, officer, agent, director, employee or member of the Issuer, nor shall any breach thereof constitute or give rise to or impose upon the Issuer a pecuniary liability or charge upon its general credit or taxing power. No past, present or future official, officer, agent, employee, director or member of the Issuer shall be personally liable on this Indenture or the Bonds, in his individual capacity, nor shall such persons executing this Indenture or the Bonds be liable personally on this Indenture or the Bonds or be subject to any personal liability or accountability by reason of the issuance of the Bonds.

Section 12.09 Reserved.

Section 12.10 Recording and Filing. The Company shall keep or cause to be kept all financing statements related to this Indenture and all supplements hereto, the Lease Agreement and all supplements thereto and such other documents that are delivered to the Trustee as may be necessary to be filed in such manner and in such places, and, except to the extent otherwise expressly stated in or contemplated by this Indenture, the Trustee shall maintain continuous possession of all portions of the Trust Estate in which a security interest may not be perfected by filing, and the Company shall file all continuation statements as may be required by law in order to preserve, protect, and perfect fully the security of the Owners of the Bonds and the rights of the Trustee hereunder. The Issuer will cooperate with the Trustee in accomplishing the filing of any financing statements to be filed in connection herewith.

Section 12.11 Counterparts. This Indenture may be signed in several counterparts, each of which shall be an original and all of which together shall constitute the same instrument.

Section 12.12 References to the Bank. The Bank shall have no rights to enforce any provision of this Indenture or to give any consents, approvals or directions or to vote Series 2005A Bonds during any period in which it has dishonored a draw under any Letter of Credit presented in strict compliance with the terms thereof.

IN WITNESS WHEREOF, the Issuer and the Trustee have caused this Indenture to be executed in their respective names and the Issuer has caused its corporate seal to be hereunto affixed and attested by its duly authorized officer, all as of the date first above written.

BERNALILLO COUNTY, NEW MEXICO,

By:	/s/ ALAN B. ARMIJO
Chair, Board of County Commissioners

(SEAL)

Attest

By:	/s/ DIANNE BROWN FOR MARY HERRERA
County Clerk

THE BANK OF NEW YORK TRUST COMPANY, N.A., as trustee

By:	/s/ JANALEE R. SCOTT
Title:	Vice President